Exhibit 4.1

Execution Version

FORM OF AMENDMENT NO. 7 TO MARGIN LOAN AGREEMENT

This AMENDMENT NO. 7 TO MARGIN LOAN AGREEMENT (this “Agreement”), dated as of May 17, 2023, is entered into by and among LBC CHEETAH 6, LLC, a Delaware limited liability company (“Borrower”), each financial institution party to the Loan Agreement (as defined below) immediately prior to the effectiveness of this Agreement but immediately after the effectiveness of the Assignment (as defined below) (in their respective capacities as Lenders (as such term is used in the Loan Agreement), each, a “Lender” and, collectively, the “Lenders”), BNP Paribas, New York Branch (“BNP NY”), as administrative agent (as successor to Wilmington Trust, National Association (“Wilmington Trust” and, as successor to Bank of America, N.A., in its capacity as administrative agent (the “Original Administrative Agent” and, together with Wilmington Trust, the “Preceding Administrative Agents”), together with its successors and assigns in such capacity, “Administrative Agent”), and BNP Paribas, as calculation agent (as successor to Bank of America, N.A., in its capacity as calculation agent (the “Original Calculation Agent”), together with its successors and assigns in such capacity, “Calculation Agent”).

RECITALS

WHEREAS, Borrower, the lenders party thereto, Administrative Agent (as successor to the Preceding Administrative Agents) and Calculation Agent (as successor to the Original Calculation Agent) entered into that certain Margin Loan Agreement, dated as of August 31, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect immediately prior to the effectiveness of this Agreement, the “Loan Agreement”).

WHEREAS, Société Générale will, on the Amendment No. 7 Effective Date (hereinafter defined), but immediately prior to the effectiveness of this Agreement, receive by assignment and assume all of the Loans, Commitments and other obligations of UBS AG, London Branch, in its capacity as Lender under the Loan Agreement (the “Assignment”).

WHEREAS, Borrower, each of the Lenders, Administrative Agent and Calculation Agent will make certain amendments to the Loan Agreement as provided in Section 2.1 of this Agreement (collectively, the “Amendments”) (the Loan Agreement, as so amended by the Amendments and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, being herein referred to as the “Amended Loan Agreement”).

NOW, THEREFORE, in consideration of the covenants made hereunder, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.Definitions. Except as expressly provided herein, capitalized terms used in this Agreement but not defined in this Agreement shall have the meanings set forth for such terms in the Amended Loan Agreement.

SECTION 2.Amendments. Immediately upon the occurrence of the Amendment No. 7 Effective Date (but immediately after the effectiveness of the Assignment):

2.1	Loan Agreement Amendments.

(a)the Loan Agreement (excluding the Schedules and Exhibits thereto) is hereby amended by deleting the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and adding the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Amended Loan Agreement as attached as Exhibit A hereto; and

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(b)the Schedules to the Loan Agreement shall be amended by replacing Schedule 10.02 attached thereto with Schedule 10.02 attached to the Amended Loan Agreement.

SECTION 3.Interest True Up; Certain Waivers. Notwithstanding anything herein or in the Loan Agreement to the contrary:

3.1

Substantially concurrently with the occurrence of the Amendment No. 7 Effective Date, the Borrower shall pay directly to each Lender (x) all accrued and unpaid interest with respect to the outstanding Loans and (y) all accrued and unpaid Commitment Fees with respect to the Revolving Commitments, in each case, outstanding immediately prior to the effectiveness of this Agreement.

3.2

The Lenders waive any indemnity claim for LIBOR breakage costs under Section 3.04 of the Loan Agreement in connection with the repayment of interest in connection with the occurrence of the Amendment No. 7 Effective Date as described above.

SECTION 4.Conditions to Effectiveness. The Amendments shall become effective when all the conditions set forth in this Section 4 shall have been satisfied or waived by the Lenders and, as applicable, Administrative Agent (the “Amendment No. 7 Effective Date”) but in any event after the effectiveness of the Assignment:

4.1

Administrative Agent shall have executed this Agreement, in its capacity as Administrative Agent, and shall have received counterparts of this Agreement executed by Borrower, each Lender and the Calculation Agent.

4.2	Administrative Agent, on behalf of each Lender shall have received a certificate executed by a Responsible Officer of Borrower certifying that:

(i)Each of the representations and warranties made by Borrower set forth in Article V of the Amended Loan Agreement (other than, for the avoidance of doubt, Section 5.20 contained therein) and the other Loan Documents shall be true and correct in all material respects (except to the extent such representation or warranty is already qualified by materiality, in which case to that extent it shall be true and correct in all respects) on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (except to the extent such representations and warranties are already qualified by materiality, in which case to that extent they shall be true and correct in all respects) as of such earlier date); and

(ii)No Default shall exist as of the Amendment No. 7 Effective Date or would result from the consummation of the transactions contemplated by this Agreement on the Amendment No. 7 Effective Date.

4.3

Administrative Agent and each Lender shall have received (x) such documents and certifications as Administrative Agent or any Lender may reasonably require to evidence that Borrower is duly organized or formed under the Laws of the jurisdiction of its organization and is validly existing, in good standing and qualified to engage in business in its jurisdiction of formation and each other jurisdiction where it is conducting business and (y) resolutions or other evidence of organizational action authorizing the execution, delivery and performance of this Agreement and the Amended Loan Agreement, in each case, and consistent with those delivered on the Amendment No. 6 Effective Date in connection with the entering into of Amendment No. 6.

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4.4

Borrower shall have paid all reasonable, documented and out-of-pocket fees, charges and disbursements of counsel to the Lenders and Agents to the extent invoiced two (2) Business Days prior to the Amendment No. 7 Effective Date; provided that such amount shall not thereafter preclude a final settling of accounts between Borrower, such Lenders and Agents; provided, further that, in each case, in the case of legal fees and expenses, such fees and expenses shall be limited to the reasonable and documented fees, charges and disbursements of a single counsel to Agents and the Lenders, taken as a whole.

SECTION 5.Representations and Warranties of Borrower. By its execution of this Agreement, Borrower hereby represents and warrants to the Lenders, Administrative Agent and Calculation Agent that, as of the Amendment No. 7 Effective Date:

5.1

The execution, delivery and performance by Borrower of this Agreement has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of its respective Organization Documents; (b) result in any breach, or default under, any Contractual Obligation to which it is a party or by which it is bound; (c) result in the creation or imposition of any Transfer Restriction or Lien on the Collateral (other than the Permissible Transfer Restrictions) under, or require any payment to be made under, any Contractual Obligation; (d) violate any written corporate policy of any Issuer applicable to Borrower or, to Borrower’s knowledge, affecting Borrower; (e) violate any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Borrower is subject; or (f) violate any Law, except, in the case of clauses (b), (d), (e), and (f) above, where any such breach or violation, either individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

5.2	No Default exists as of the date hereof.

SECTION 6.Validity of Obligations and Liens; Reaffirmation.

6.1	Validity of Obligations. Borrower hereby ratifies and reaffirms the validity, enforceability and binding nature of the Obligations.
6.2

Validity of Liens and Loan Documents. Borrower hereby ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind) of the Liens and security interests granted in the Security Agreement to secure the Obligations and hereby confirms and agrees that notwithstanding the effectiveness of this Agreement, and except as expressly amended by this Agreement, each such Loan Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Agreement, each reference in the Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” (and each reference in the Loan Agreement to this “Agreement”, “hereunder” or “hereof”) or words of like import shall mean and be a reference to the Amended Loan Agreement.

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SECTION 7.Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart to this Agreement. The words “execute”, “execution”, “signed”, “signature” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it.

SECTION 8.Execution of Agreement. This Agreement shall be executed by Borrower, Administrative Agent, Calculation Agent and each of the Lenders. Execution of this Agreement by any Person constitutes the agreement of such Person to the terms of (and results in such Person being bound by) this Agreement and, upon the effectiveness of this Agreement, the Amended Loan Agreement.

SECTION 9.Reserved.

SECTION 10. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

SECTION 11.Integration. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement is a Loan Document.

SECTION 12.No Discharge. This Agreement shall not discharge or release the obligations of any Person party to any Loan Document or discharge or release any security under any Loan Document. Nothing herein contained is intended by the parties to be, or shall be, construed as a substitution or novation of the instruments, documents and agreements securing the Obligations, including but not limited to the Control Agreement, which shall remain in full force and effect. Nothing in this Agreement shall be construed as a release or other discharge of Borrower from any of its obligations and liabilities under the Loan Documents, all of which are continued on the terms set forth in the Amended Loan Agreement, the Control Agreement (including as amended by this Agreement) and the other Loan Documents.

SECTION 13.GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, RELATING TO, OR INCIDENTAL TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 14.SUBMISSION TO JURISDICTION; WAIVERS; ETC.

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14.1

SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

14.2

WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 14.1. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

14.3

SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE AMENDED LOAN AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

14.4

WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

SECTION 15.Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 16.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto (to the extent permitted by Section 10.06 of the Amended Loan Agreement).

SECTION 17.Recognition of the U.S. Special Resolution Regimes.

17.1

In the event that any Lender that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Lender of the Amended Loan Agreement, and any interest and obligation in or under the Amended Loan Agreement, will be effective to the

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same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Amended Loan Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

17.2

In the event that any Lender that is a Covered Entity or a BHC Act Affiliate of such Lender becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Amended Loan Agreement that may be exercised against such Lender are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Amended Loan Agreement were governed by the laws of the United States or a state of the United States.

17.3	Definitions.

(a)“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(b)“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(c)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(d)“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 18. Authorization and Direction. By its signature below, each of the Lenders hereby authorizes and directs Administrative Agent to execute and deliver this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LBC CHEETAH 6, LLC, as Borrower

By: LMC CHEETAH 1, LLC, as sole
member and a manager of LBC CHEETAH 6, LLC

By: LIBERTY BROADBAND CORPORATION,
as sole member and manager of LMC
CHEETAH 1, LLC

By:
Name:
Title:

[Signature Page to Amendment No. 7 to Cheetah 6 Margin Loan Agreement]

BNP PARIBAS, NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

BNP PARIBAS, as Calculation Agent and a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Amendment No. 7 to Cheetah 6 Margin Loan Agreement]

CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK, as a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Amendment No. 7 to Cheetah 6 Margin Loan Agreement]

MIZUHO BANK, LTD., as a Lender

By:
Name:
Title:

[Signature Page to Amendment No. 7 to Cheetah 6 Margin Loan Agreement]

ROYAL BANK OF CANADA, as a Lender

By:
Name:
Title:

[Signature Page to Amendment No. 7 to Cheetah 6 Margin Loan Agreement]

JPMORGAN CHASE BANK, N.A., LONDON
BRANCH, as a Lender

By:
Name:
Title:

[Signature Page to Amendment No. 7 to Cheetah 6 Margin Loan Agreement]

MUFG UNION BANK, N.A., as a Lender

By:
Name:
Title:

[Signature Page to Amendment No. 7 to Cheetah 6 Margin Loan Agreement]

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

[Signature Page to Amendment No. 7 to Cheetah 6 Margin Loan Agreement]

CANADIAN IMPERIAL BANK OF
COMMERCE, as a Lender

By:
Name:
Title:

[Signature Page to Amendment No. 7 to Cheetah 6 Margin Loan Agreement]

CITIBANK, N.A., as a Lender

By:
Name:
Title:

[Signature Page to Amendment No. 7 to Cheetah 6 Margin Loan Agreement]

DEUTSCHE BANK AG, LONDON BRANCH, as
a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Amendment No. 7 to Cheetah 6 Margin Loan Agreement]

MORGAN STANLEY BANK, N.A., as a Lender

By:
Name:
Title:

[Signature Page to Amendment No. 7 to Cheetah 6 Margin Loan Agreement]

SOCIÉTÉ GÉNÉRALE, as a Lender

By:
Name:
Title:

[Signature Page to Amendment No. 7 to Cheetah 6 Margin Loan Agreement]

EXHIBIT A

AMENDED LOAN AGREEMENT

See attached.

Exhibit A

MARGIN LOAN AGREEMENT

Dated as of August 31, 2017,

as amended by that certain Amendment No. 1 to Margin Loan Agreement, dated as of August 24, 2018,

and

as further amended by that certain Amendment No. 2 to Margin Loan Agreement and Amendment No. 1 to Collateral Account Control Agreement, dated as of August 19, 2019,

and

as further amended by that certain Amendment No. 3 to Margin Loan Agreement and Amendment No. 2 to Collateral Account Control Agreement, dated as of August 12, 2020,

and

as further amended by that certain Amendment No. 4 to Margin Loan Agreement and Amendment No. 4 to Collateral Account Control Agreement, dated as of May 12, 2021,

and

as further amended by that certain Amendment Agreement to Margin Loan Agreement, dated as of September 30, 2022,

and

as further amended by that certain Amendment No. 6 to Margin Loan Agreement, dated as of November 8, 2022,

and

as further amended by that certain Amendment No. 7 to Margin Loan Agreement, dated as of May 17, 2023,

by and among

LBC CHEETAH 6, LLC,

as the Borrower

VARIOUS LENDERS,

BNP PARIBAS,

as the Calculation Agent,

and

BNP PARIBAS, NEW YORK BRANCH,

as the Administrative Agent

i

5.08.	Compliance with Laws	93
5.09.	Taxes	94
5.10.	Assets; Liens	94
5.11.	Governmental Authorization; Other Consents	94
5.12.	Governmental Regulation	94
5.13.	ERISA and Related Matters	94
5.14.	Organization Documents	95
5.15.	Margin Regulations; Investment Company Act	95
5.16.	Subsidiaries; Equity Interests	95
5.17.	Solvency	95
5.18.	Trading and Other Restrictions	95
5.19.	USA PATRIOT Act	95
5.20.	No Material Non-public Information	96
5.21.	Bulk Sale and Private Sale	96
5.22.	Status of Shares	96
5.23.	Special Purpose Entity/Separateness	96
5.24.	Reporting Obligations	97
5.25.	Restricted Transactions	97
5.26.	Anti-Corruption Laws and Sanctions	97

ARTICLE VI AFFIRMATIVE COVENANTS		97

6.01.	Financial Statements	97
6.02.	Certificates; Other Information	97
6.03.	Notices	98
6.04.	Preservation of Existence, Etc.	99
6.05.	Special Purpose Entity/Separateness	99
6.06.	Payment of Taxes and Claims	99
6.07.	Compliance with Laws and Material Contracts	99
6.08.	Books and Records	100
6.09.	Use of Proceeds	100
6.10.	Purpose Statement	100
6.11.	Further Assurances	100

ARTICLE VII NEGATIVE COVENANTS		101

7.01.	Restricted Transaction	101
7.02.	Liens	101
7.03.	Indebtedness	101
7.04.	Dispositions	101
7.05.	Investments	102
7.06.	Amendments or Waivers of Organization Documents	102
7.07.	Restricted Payments	102
7.08.	No Impairment of Collateral	102
7.09.	Fundamental Changes	102
7.10.	Limitation on Borrower’s Activities	102
7.11.	Status of Shares	103
7.12.	Investment Company	103
7.13.	Transactions with Affiliates	103
7.14.	No Subsidiaries	104
7.15.	ERISA and Related Matters	104
7.16.	Regulation of the Board of Governors	104
7.17.	Certification of Public Information	104

7.18.	Name, Form and Location	104
7.19.	Limitation on Certain Sales	104
7.20.	Anti-Terrorism Laws	105
7.21.	Dispositions of Shares by Parent	105

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		105

8.01.	Events of Default	105
8.02.	Remedies upon Event of Default	107
8.03.	Application of Funds	108
8.04.	Certain Provisions Related to Applicable Lenders	109

ARTICLE IX AGENTS		110

9.01.	Authorization and Authority	110
9.02.	Agent Individually	111
9.03.	Duties of the Agents; Exculpatory Provisions	112
9.04.	Reliance by Agent	113
9.05.	Delegation of Duties	113
9.06.	Resignation of an Agent	114
9.07.	Non-Reliance on the Agents and Other Lenders	115
9.08.	Lenders’ Rights with Respect to Collateral	116
9.09.	Withholding Taxes	117
9.10.	Administrative Agent May File Proofs of Claim	117
9.11.	Erroneous Payments	118

ARTICLE X MISCELLANEOUS		121

10.01.	Amendments, Etc.	121
10.02.	Notices; Effectiveness; Electronic Communications	123
10.03.	No Waiver; Cumulative Remedies	125
10.04.	Expenses; Indemnity; Damage Waiver	125
10.05.	Payments Set Aside	127
10.06.	Successors and Assigns	127
10.07.	Confidentiality	131
10.08.	Right of Setoff	131
10.09.	Interest Rate Limitation	132
10.10.	Counterparts; Integration; Effectiveness	132
10.11.	Survival of Representations and Warranties	132
10.12.	Severability	133
10.13.	Governing Law; Jurisdiction; Etc.	133
10.14.	WAIVER OF JURY TRIAL	134
10.15.	USA PATRIOT Act Notice	134
10.16.	Bankruptcy Code	134
10.17.	No Recourse to Affiliates of Borrower	134
10.18.	Conflicts	135
10.19.	Electronic Execution of Assignments and Certain Other Documents	135
10.20.	No Advisory or Fiduciary Relationship	135
10.21.	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	136

SCHEDULES

SCHEDULE I TO MARGIN LOAN AGREEMENT

SCHEDULE 10.02 TO MARGIN LOAN AGREEMENT

EXHIBITS

Form of

ACollateral Account Control Agreement

BNote

CCompliance Certificate

DSecurity Agreement

EAssignment and Assumption

FIssuer Acknowledgment

GSolvency Certificate

H-1Borrowing Request

H-2Voluntary Prepayment Notice

I-1U.S. Tax Compliance Certificate

I-2U.S. Tax Compliance Certificate

I-3U.S. Tax Compliance Certificate

I-4U.S. Tax Compliance Certificate

JPIK Interest Election Notice

KCollateral Reallocation Instruction

LMandatory Prepayment Notice

MCollateral Shortfall Notice

MARGIN LOAN AGREEMENT

This MARGIN LOAN AGREEMENT (as amended by that certain Amendment No. 1 (as defined below), as further amended by that certain Amendment No. 2 (as defined below), as further amended by that certain Amendment No. 3 (as defined below), as further amended by that certain Amendment No. 4 (as defined below), as further amended by that certain Amendment No. 5 (as defined below), as further amended by that certain Amendment No. 6 (as defined below), as further amended by that certain Amendment No. 7 (as defined below) and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of August 31, 2017, is entered into by and among LBC CHEETAH 6, LLC, a Delaware limited liability company, as the Borrower (the “Borrower”),  and the Administrative Agent, the Calculation Agent and the Lenders (each as defined below) from time to time party hereto.

RECITALS

On the Closing Date, the Borrower requested that the Lenders initially party hereto extend credit in the form of (i) the Initial Loans (unless otherwise noted, used in these recitals as defined in this Agreement as in effect immediately prior to Amendment No. 4) in an aggregate principal amount not exceeding the aggregate principal amount of the Initial Loan Commitments (as defined in this Agreement as in effect immediately prior to Amendment No. 4) and (ii) delayed draw term loans (the “Delayed Draw Loans”) in an aggregate principal amount not exceeding the aggregate principal amount of the delayed draw term loan commitments of each applicable Lender. Such Lenders made such Initial Loans on the Closing Date and made certain additional Delayed Draw Loans in accordance with the terms of this Agreement (as in effect immediately prior to the effectiveness of Amendment No. 1). On the Amendment No. 1 Effective Date, each Lender party hereto on the Amendment No. 1 Effective Date agreed to make certain amendments to the Agreement (as in effect immediately prior to the effectiveness of Amendment No. 1) in accordance with and pursuant to Amendment No. 1. On the Amendment No. 1 Effective Date, the aggregate principal amount of Loans outstanding was $525,000,000, including $500,000,000 of Initial Loans and $25,000,000 of Delayed Draw Loans.

The Borrower further requested that each Lender party hereto on the Amendment No. 2 Effective Date and each such Lender agreed to (i) make certain amendments to this Agreement (as in effect immediately prior to the effectiveness of Amendment No. 2) in accordance with and as set forth in Amendment No. 2 and (ii) make any additional Delayed Draw Loans requested by the Borrower, subject to and in accordance with this Agreement (after giving effect to Amendment No. 2). On the Amendment No. 2 Effective Date, the aggregate principal amount of Loans outstanding was $525,000,000, including $500,000,000 of Initial Loans and $25,000,000 of Delayed Draw Loans.

The Borrower further requested that each Lender party hereto on the Amendment No. 3 Effective Date and each such Lender agreed to (i) make certain amendments to this Agreement (as in effect immediately prior to the effectiveness of Amendment No. 3) in accordance with and as set forth in Amendment No. 3, (ii) make any additional Delayed Draw Loans requested by the Borrower, subject to and in accordance with this Agreement (after giving effect to Amendment No. 3) and (iii) subject to and in accordance with this Agreement (after giving effect to Amendment

No. 3), make certain Additional Loans to the Borrower (the “Kodiak Pay-off Loans”) to, as more fully described in Amendment No. 3, effectuate the Kodiak Payoff (as defined below). On the Amendment No. 3 Effective Date, the aggregate principal amount of Loans outstanding was $600,000,000, including $500,000,000 of Initial Loans and $100,000,000 of Delayed Draw Loans. On December 18, 2020 and after giving effect to the funding of the Kodiak Pay-off Loans (the “Kodiak Pay-off Loan Funding Date”), Additional Loans were made to the Borrower in an aggregate principal amount of $1,300,000,000.

The Borrower further requested that each Lender party hereto on the Amendment No. 4 Effective Date and each such Lender agreed to make certain amendments to this Agreement (as in effect immediately prior to the effectiveness of Amendment No. 4) in accordance with and as set forth in Amendment No. 4, including, without limitation (i) to extend the Maturity Date applicable to the Loans and (ii) convert the Initial Loans, Delayed Draw Loans and Additional Loans outstanding hereunder immediately prior to the Amendment No. 4 Effective Date into (x) one tranche of fully drawn Initial Loans (as defined below) and (y) one tranche of Revolving Loans and Revolving Commitments (in each case as defined below). On the Amendment No. 4 Effective Date (after giving effect to Amendment No. 4), the aggregate principal amount of Loans outstanding was $2,000,000,000, including $1,150,000,000 of Initial Loans (as defined below) and $850,000,000 of Revolving Loans. As of the Amendment No. 4 Effective Date (prior to giving effect to the Revolving Loan Repayment), the aggregate principal amount of Revolving Commitments was $1,150,000,000, of which $850,000,000 was drawn.

The Borrower further requested that each Lender party hereto on the Amendment No. 5 Effective Date and each such Lender agreed to make certain amendments to this Agreement (as in effect immediately prior to the effectiveness of Amendment No. 5) in accordance with and as set forth in Amendment No. 5, including, without limitation, an amendment of the definition of Minimum Price and certain other amendments related to the definition of Release Share Price (as defined in Amendment No. 5), in each case, as more fully set forth in Amendment No. 5.

The Borrower further requested that each Lender party hereto on the Amendment No. 6 Effective Date, and each such Lender has agreed to, make certain amendments to this Agreement (as in effect immediately prior to the effectiveness of Amendment No. 6) in accordance with and as set forth in Amendment No. 6, to, among other things, include the November 2022 Restricted Pledged Shares (as defined below) and/or Additional Restricted CHTR Shares (as defined below) in the Collateral as Pledged Shares with a mechanic for such November 2022 Restricted Pledged Shares and/or Additional Restricted CHTR Shares, as applicable, to become Eligible Pledged Shares upon the occurrence of the applicable Crediting Date (as defined below) in each case, subject to the other terms and provisions of this Agreement.

The Borrower has further requested that each Lender party hereto on the Amendment No. 7 Effective Date, and each such Lender has agreed to, make certain amendments to this Agreement (as in effect immediately prior to the effectiveness of Amendment No. 7) in accordance with and as set forth in the Amendment No. 7, to, among other things, extend the Maturity Date (as defined below) to May 12, 2026, change the reference rate for the interest calculations under this Agreement to be determined by reference to SOFR and increase the Base Spread (as defined below) as set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01.Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Activities” has the meaning specified in Section 9.02(b).

“Additional Lender” means a Lender with an Additional Loan Commitment, unless and until (a) such Person ceases to be a “Lender” hereunder as a result of an assignment pursuant to Section 10.06, (b) all of the Additional Loan Commitments and Additional Loans, if any, held by such Person have been assigned pursuant to Section 10.06 or (c) all of the Additional Loan Commitments, if any, held by any such Person have been terminated and the Obligations relating to such Person’s Additional Loans (other than contingent obligations for which no claim has been made), if any, owing to such Person have been paid in full; provided, however, that the obligations of such Person as a Lender that the Loan Documents expressly provide survive the termination of the Commitments held by such Person and the payment in full of the Obligations owing to such Person shall survive such termination and payment.

“Additional Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make term loans constituting Additional Loans hereunder up to the amount set forth in the applicable Incremental Agreement, and/or in any Assignment and Assumption pursuant to which such Lender assumes an Additional Loan Commitment, as applicable, as the same may be (a) reduced from time to time or terminated pursuant to this Agreement and (b) increased from time to time pursuant to Section 2.15 or assignments to such Lender pursuant to Section 10.06.

“Additional Loans” has the meaning specified in Section 2.15(a).

“Additional Loans Closing Date” has the meaning specified in Section 2.15(a).

“Additional Restricted CHTR Shares” means any CHTR Shares (including the November 2022 Restricted Pledged Shares) (I) that (a) are held in a Collateral Account subject to a valid and perfected first priority Lien in favor of an Applicable Lender, created under the Collateral Documents, (b) are in book-entry format, (c) are listed for trading on the Designated Exchange and (d) are not subject to Transfer Restrictions, other than the Permissible Transfer Restrictions (it being understood that, with respect to any Additional Restricted CHTR Shares, the Existing Transfer Restrictions will include any legal restrictions under the federal securities laws of the United States arising solely as a result of such Additional Restricted CHTR Shares being deemed “restricted securities” (within the meaning of Rule 144(a)(3)(i)) due to being purchased by Parent or any of its Subsidiaries (at least (x) one year prior to the date such Additional Restricted CHTR Shares become Pledged Shares and (y) one year prior to the Amendment No. 6 Effective Date for the November 2022 Restricted Pledged Shares), with a “holding period”, within the meaning of Rule 144(d), of Borrower that commenced on such purchase date) in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and (II) that are not Eligible Pledged Shares; provided that, for the avoidance of doubt, any November 2022 Restricted Pledged Shares held in any of the Collateral Accounts on and as of the Amendment No. 6 Effective Date may become Additional Restricted CHTR Shares if such Pledged Shares are released from the Collateral Accounts pursuant to Section 2.09 and then subsequently re-pledged as Collateral for the Obligations (subject to Section 2.09 and the requirements for Additional Restricted CHTR Shares set forth in the definition thereof).

“Administrative Agent” means (a) from the Closing Date until the Original Assignment Effective Time, Bank of America, N.A., (the “Original Administrative Agent”) (b) as of the Original Assignment Effective Time until the Assignment Effective Time, Wilmington Trust, National Association and (c) as of the Assignment Effective Time and thereafter, BNP Paribas, New York Branch and its successors and permitted assigns.

“Advance/Newhouse Proxy” means the Proxy and Right of First Refusal Agreement, dated as of May 18, 2016, by and among Parent, Advance/Newhouse Partnership, Charter and CCH I, LLC, as amended by the Side Letter, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Persons” mean, with respect to any specified natural Person, (a) such specified Person’s parents, spouse, siblings, descendants, step children, step grandchildren, nieces and nephews and their respective spouses, (b) the estate, legatees and devisees of such specified Person and each of the Persons referred to in clause (a) and (c) any company, partnership, trust or other entity or investment vehicle Controlled by any of the Persons referred to in clause (a) or (b) or the holdings of which are for the primary benefit of any of such Persons.

“Agent” means each of the Administrative Agent and the Calculation Agent.

“Agent Account” means such account of the Administrative Agent as is designated in writing from time to time by the Administrative Agent to the Borrower and the Lenders for such purpose.

“Agent Fee Letter” means that certain letter agreement, dated the Amendment No. 4 Effective Date, between the Borrower and the Administrative Agent.

“Agent Parties” has the meaning specified in Section 10.02(e).

“Agented Lender” means any Lender who has taken a Loan hereunder by assignment, but has not yet entered into joinders to the Security Agreement and the Collateral Account Control

Agreement with respect to its Ratable Share of the Collateral securing the Obligations. Any reference in the Loan Documents to an Applicable Lender with respect to an Agented Lender shall be to the Applicable Lender who assigned a Loan to such Agented Lender, and vice versa.

“Agent’s Group” has the meaning specified in Section 9.02(b).

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Amendment No. 1” means that certain Amendment No. 1 to Margin Loan Agreement, dated as of the Amendment No. 1 Effective Date, by and among the Borrower, the Lenders party thereto and each Agent.

“Amendment No. 1 Effective Date” means August 24, 2018.

“Amendment No. 2” means that certain Amendment No. 2 to Margin Loan Agreement and Amendment No. 1 to Collateral Account Control Agreement, dated as of the Amendment No. 2 Effective Date, by and among the Borrower, the Lenders party thereto and each Agent.

“Amendment No. 2 Effective Date” means August 19, 2019.

“Amendment No. 3” means that certain Amendment No. 3 to Margin Loan Agreement and Amendment No. 2 to Collateral Account Control Agreement, dated as of the Amendment No. 3 Effective Date, by and among the Borrower, the Lenders party thereto and each Agent.

“Amendment No. 3 Effective Date” means August 12, 2020.

“Amendment No. 4” means that certain Amendment No. 4 to Margin Loan Agreement and Amendment No. 4 to Collateral Account Control Agreement, dated as of the Amendment No. 4 Effective Date, by and among the Borrower, the Lenders party thereto, the Custodian and each Agent.

“Amendment No. 4 Effective Date” means May 12, 2021.

“Amendment No. 5” means that certain Amendment Agreement to Margin Loan Agreement, dated as of September 30, 2022, by and among the Borrower, the Lenders party thereto and each Agent.

“Amendment No. 5 Effective Date” means October 3, 2022.

“Amendment No. 6” means that certain Amendment No. 6 to Margin Loan Agreement, dated as of the Amendment No. 6 Effective Date, by and among the Borrower, the Lenders party thereto and each Agent.

“Amendment No. 6 Effective Date” means November 8, 2022.

“Amendment No. 7” means that certain Amendment No. 7 to Margin Loan Agreement, dated as of the Amendment No. 7 Effective Date, by and among the Borrower, the Lenders party thereto and each Agent.

“Amendment No. 7 Effective Date” means May 17, 2023.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977.

“Anti-Terrorism Laws” has the meaning specified in Section 5.19.

“Applicable Collateral” shall have the meaning assigned to it in the Security Agreement.

“Applicable Lender” means, subject to the following proviso, any Lender that has, or purports to have, control (other than a Lender that is an Agented Lender solely as it relates to that portion of the Collateral for which such Lender is an Agented Lender) over any portion of the Collateral pursuant to the Collateral Account Control Agreement (it being understood that the termination of the Collateral Account Control Agreement (or the termination of the Collateral Account Control Agreement with respect to such Lender’s Ratable Share of the Collateral) without the written consent of the relevant Applicable Lender shall not result in such Lender ceasing to be an Applicable Lender); provided that (x) Goldman Sachs Bank USA, in its capacity as Lender, has appointed Goldman Sachs & Co. LLC as its sole and exclusive agent with control over the Applicable Collateral under the Collateral Account Control Agreement and, therefore, Goldman Sachs & Co. LLC is deemed to be the Applicable Lender and Secured Party of Goldman Sachs Bank USA under the Loan Documents and (y) each of Goldman Sachs Bank USA and Goldman Sachs & Co. LLC hereby agree that (i) any requirement to provide any notice or other document to Goldman Sachs & Co. LLC hereunder or under any other Loan Document is deemed satisfied by delivery of such notice or other document to Goldman Sachs Bank USA and (ii) Goldman Sachs Bank USA agrees to (and shall) direct Goldman Sachs & Co. LLC to, and Goldman Sachs & Co. LLC agrees to (and shall), (A) consent to and/or approve any amendment, waiver or other modification of the Loan Documents that Goldman Sachs Bank USA is consenting to and/or approving and/or (B) take or not take any, give or not give any instruction, or object or not object to any notice required under the Loan Documents as directed by Goldman Sachs Bank USA.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) obtained by dividing (a) the aggregate principal amount of such Lender’s Loans outstanding under this Agreement (or, in the event an applicable Loan is not outstanding (but without duplication) and to the extent applicable (i) in the case of Section 2.06(d), such Lender’s aggregate principal amount of such Lender’s undrawn Commitments outstanding under this Agreement on the date of determination, (ii) in the case of Section 2.05(d), the aggregate principal amount of such Lender’s Revolving Loans outstanding under this Agreement on the date of determination, or (iii) in the case of Section 2.11(c), following the Amendment No. 4 Effective Date, such Lender’s aggregate principal amount of Initial Loan Commitments, Revolving Commitments and/or Additional Loan Commitments, as applicable, outstanding under this Agreement on the date of determination) by (b) the sum of the aggregate principal amount of the Loans outstanding under this Agreement (or, in the event an applicable Loan is not outstanding (but without duplication) and to the extent applicable (x) in the case of Section 2.06(d), the aggregate principal amount of the applicable Lenders’ undrawn Commitments outstanding under this Agreement on the date of determination, (y) in the case of Section 2.05(d), the aggregate principal amount of all Lenders’ Revolving Loans outstanding under this Agreement, or (z) in the case of Section 2.11(c), following the Amendment No. 4 Effective Date, the aggregate principal amount of all Initial Loan Commitments, Revolving Commitments and/or Additional Loan Commitments, as applicable, outstanding under this Agreement on the date of determination). Notwithstanding the foregoing, the Applicable Percentage of any Applicable Lender, when used with respect to any determination related to Collateral or payment or proceeds of Collateral, shall include the Applicable Percentage of each Agented Lender that such Applicable Lender holds Collateral for and the Applicable Percentage for such purpose of any Agented Lender with respect to such Collateral or payment or proceeds shall be zero (and if any Agented Lender has multiple Applicable Lenders, such Applicable Percentage shall be allocated proportionately among the Collateral held by such Applicable Lenders).

“Approved Fund” means any Fund that is, at the time of determination, administered or managed by (a) a Lender, (b) an Affiliate of any Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an agreement substantially in the form of Exhibit E.

“Assignment Effective Time” means the Effective Time, as such term is defined in the Agency Assignment Agreement (as defined in Amendment No. 4).

“Attributable Debt” means, on any date, (a) in respect of any obligation of a Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, the amount thereof that would appear as a capital lease on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Availability Period” means the period from and including the Amendment No. 4 Effective Date to but excluding the earlier of (a) the date that is five Business Days prior to the Maturity Date and (b) the date of termination of all of the Revolving Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.06(g)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to (a) any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European

Union, the implementing law, regulation, rule or regulation for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the United States Bankruptcy Code.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate and (c) Term SOFR for a one-month tenor in effect on such day plus 1.0%; provided that, if the Base Rate as otherwise determined pursuant to this definition shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.  Any change in the Base Rate due to a change in the Federal Funds Rate, the Prime Rate or Term SOFR shall be effective from and including the effective date of such change in the Federal Funds Rate, the Prime Rate or Term SOFR, respectively.

“Base Rate Loan” means any Loan bearing interest at a rate determined by reference to the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Base Spread” means [•] basis points per annum.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.06(g)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of:

(a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time; and

(b) the related Benchmark Replacement Adjustment.

If such Benchmark Replacement as so determined would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof), announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.06(g) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.06(g).

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Financial Statements” means a statement of assets and liabilities of the Borrower, dated as of the Closing Date, which shall (a) demonstrate that, after giving effect to the transactions to be consummated on the Closing Date, the Borrower will have no other assets other than Permitted Assets, and (b) contain a list of all Indebtedness, other liabilities and/or commitments of the Borrower that are individually in excess of $100,000 (other than Indebtedness, other liabilities and/or commitments arising under or evidenced by the Loan Documents), a description of the material terms of each item on such list (including the amount of any liability thereunder, whether contingent, direct or otherwise, the due date for each such liability, the total unfunded commitment, if any, and the rate of interest, if any, applicable thereto).

“Borrower Materials” has the meaning specified in Section 10.02(f).

“Borrower Sole Member” means LMC Cheetah 1, LLC, a Delaware limited liability company, or its successor (provided that such successor shall be the Parent or a direct or indirect wholly-owned Subsidiary of the Parent), in its capacity as the sole member and a manager of the Borrower.

“Borrowing” means, individually or collectively, as the context may require, an Initial Loan Borrowing, Revolving Loan Borrowing made on the Amendment No. 4 Effective Date or a Subsequent Loan Borrowing.

“Borrowing Request” means a request by the Borrower in accordance with the terms of Section 2.02 and substantially in the form of Exhibit H-1, or such other form as shall be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are required or authorized to close under the Laws of, or are in fact closed, in New York.

“Calculation Agent” means, from the Closing Date until the Assignment Effective Time, Bank of America, N.A. and, as of the Assignment Effective Time and thereafter, BNP Paribas and its successors and permitted assigns. All calculations and determinations made by the Calculation Agent shall be made in good faith and in a commercially reasonable manner.

“Cash” means Dollars in immediately available funds.

“Cash Equivalents” means any of the following (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof that are obligations unconditionally guaranteed by the full faith and credit of the government of the United States and have a maturity of not greater than 12 months from the date of issuance thereof or (b) insured certificates of deposit issued by, or time or demand deposits with the Custodian (so long as the Custodian is a member of the Federal Reserve System, the Custodian or its parent issues commercial paper rated at least P-1 (or the then equivalent grade) by Moody’s or A-1 (or the then equivalent grade) by S&P, and the long-term, unsecured debt of the Custodian is rated P-3 or better by Moody’s and A-3 or better by S&P), having a remaining maturity of not longer than one year.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means (i) with respect to the Borrower, any event or transaction, or series of related events or transactions, as a result of which the Parent, directly or indirectly, is the “beneficial owner” of less than 100% of the Borrower’s Equity Interests and (ii) with respect to the Parent, (x) any event or transaction, or series of related events or transactions, as a result of which a “person” or “group” (other than a Permitted Holder) becomes the “beneficial owner” of sufficient shares of the Parent to entitle such “person” or “group” to exercise more than 30% of the total voting power of all such shares entitled to vote generally at elections of directors of the Parent (all within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder) and (y) the Permitted Holders do not beneficially own shares of the Parent having a percentage of the voting power of all shares entitled to vote generally at elections of directors of the Parent in excess of such voting power held by such “person” or “group”.

“Charter” means Charter Communications, Inc., a Delaware corporation.

“Charter Issuer” means Charter.

“Cheetah 4 CA Margin Loan Documents” means that certain Margin Loan Agreement among, inter alia, LMC Cheetah 4, LLC, as borrower, Liberty Broadband, as guarantor, the various lenders party thereto and Credit Agricole Corporate and Investment Bank, as administrative agent and as calculation agent, dated as of October 30, 2014, together with each other Loan Document, as such term is defined thereunder.

“Cheetah 4 Margin Loan Documents” means, collectively, the Cheetah 4 CA Margin Loan Documents and the Cheetah 4 SG Margin Loan Documents.

“Cheetah 4 SG Margin Loan Documents” means that certain Margin Loan Agreement among, inter alia, LMC Cheetah 4, LLC, as borrower, Liberty Broadband, as guarantor, the various lenders party thereto and Société Générale, as administrative agent and as calculation agent, dated as of October 30, 2014, together with each other Loan Document, as such term is defined thereunder.

“Cheetah 5 CA Margin Loan Documents” means that certain Margin Loan Agreement among, inter alia, LMC Cheetah 5, LLC, as borrower, Liberty Broadband, as guarantor, the various lenders party thereto and Credit Agricole Corporate and Investment Bank, as administrative agent and as calculation agent, dated as of March 21, 2016, together with each other Loan Document, as such term is defined thereunder.

“Cheetah 5 Margin Loan Documents” means, collectively, the Cheetah 5 CA Margin Loan Documents and the Cheetah 5 SG Margin Loan Documents.

“Cheetah 5 SG Margin Loan Documents” means that certain Margin Loan Agreement among, inter alia, LMC Cheetah 5, LLC, as borrower, Liberty Broadband, as guarantor, the various lenders party thereto and Société Générale, as administrative agent and calculation agent, dated as of March 21, 2016, together with each other Loan Document, as such term is defined thereunder.

“Cheetah Payoff” means (a) the repayment in full of all outstanding Loans and other Obligations (each such term under and as defined in each of the Cheetah 4 Margin Loan Documents and the Cheetah 5 Margin Loan Documents) under the Cheetah 4 Margin Loan Documents and the Cheetah 5 Margin Loan Documents, in each case, other than contingent obligations for which no claim has been made, and termination of all Commitments (under and as defined in each of the Cheetah 4 Margin Loan Documents or the Cheetah 5 Margin Loan Documents) or arrangements for such repayment and termination reasonably satisfactory to Administrative Agent shall have been made, (b) all Liens and guarantees in respect of such obligations shall have been terminated or released (or arrangements for such termination or release reasonably satisfactory to Administrative Agent shall have been made), and Administrative Agent shall have received (or will, on the date of the Cheetah Payoff, receive) evidence thereof reasonably satisfactory to Administrative Agent, and (c) Administrative Agent shall have received customary “pay-off” letters reasonably satisfactory to Administrative Agent with respect to such obligations and such UCC termination statements, collateral account control agreement terminations and other documents as Administrative Agent shall have reasonably requested to release and terminate of record the Liens securing such obligations and the Cheetah 4 Margin Loan Documents and the Cheetah 5 Margin Loan Documents, in each case, other than contingent obligations for which no claim has been made (or arrangements for such termination or release reasonably satisfactory to Administrative Agent shall have been made).

“CHTR Shares” means the Class A common stock, par value $0.001 per share, of the Charter Issuer; provided that following the occurrence of an Issuer 251(g) Merger Event with respect to the Charter Issuer, the shares of common stock issued by the resulting Delaware corporation shall be deemed to be the “CHTR Shares” (except for purposes of the definition of “Issuer 251(g) Merger Event”).

“Closing Date” means August 31, 2017.

“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning specified in the Security Agreement.

“Collateral Account” has the meaning specified in the Security Agreement.

“Collateral Account Control Agreement” means a Collateral Account Control Agreement in substantially the form of Exhibit A, by and among the Borrower, the Applicable Lenders party thereto, the Administrative Agent, the Calculation Agent and the Custodian (as the same may be amended, restated or otherwise modified from time to time and including any successor or replacement agreement).

“Collateral Documents” means the Security Agreement, the Collateral Account Control Agreement and any additional pledge or security agreements required to be delivered or authorized by the Borrower pursuant to the Loan Documents and any other instruments of assignment or other instruments, documents or agreements delivered or authorized by the Borrower pursuant to the foregoing as security for the Obligations.

“Collateral Reallocation Instruction” means an instruction provided by the Calculation Agent to the Custodian in connection with any rebalancing or reallocation of Collateral contemplated in Section 2.14 and substantially in the form of Exhibit K, or such other form as shall be approved by the Calculation Agent, such approval not to be unreasonably withheld.

“Collateral Requirement” means on any date the requirement that:

(a)the Administrative Agent, the Calculation Agent and each Applicable Lender shall have received counterparts of the Security Agreement duly executed and delivered by the Borrower;

(b)all documents and instruments, including UCC financing statements, required by Law or reasonably requested by the Administrative Agent, the Calculation Agent or any Applicable Lender to be filed, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect or record such Liens to the extent, and with the priority, required by the Security Agreement, shall have been filed, registered or recorded or delivered to the Administrative Agent, the Calculation Agent or the relevant Applicable Lender, as applicable, for filing, registration or recording;

(c)the Borrower shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Collateral Documents to which it is a party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder;

(d)the Borrower shall have taken all other action required to be taken by the Borrower under the Collateral Documents to perfect, register and/or record the Liens granted by it thereunder; and

(e)the Borrower shall be in compliance with Section 3 of the Security Agreement.

“Collateral Shortfall” has the meaning specified in Section 2.09(a).

“Collateral Shortfall Notice” means a notice delivered in accordance with Section 2.09(a) and substantially in the form of Exhibit M.

“Collateral Shortfall Notice Day” has the meaning specified in Section 2.09(a)(i).

“Collateral Value” means, as of any date of determination, an amount equal to

(a)	the sum of:

(i)with respect to any Shares (other than Merger Shares or Spin-Off Shares) constituting Eligible Pledged Shares, the product of the applicable Market Reference Price of such Shares for such date and the number of such Shares constituting Eligible Pledged Shares (if any); plus

(ii)with respect to any Merger Shares constituting Eligible Pledged Shares, the product of the applicable Market Reference Price of such Merger Shares for such date, the applicable Valuation Percentage and the number of Merger Shares constituting Eligible Pledged Shares (if any); plus

(iii)with respect to any Spin-Off Shares constituting Eligible Pledged Shares, the product of the applicable Market Reference Price of such Spin-Off Shares for such date, the applicable Valuation Percentage and the number of Spin-Off Shares constituting Eligible Pledged Shares (if any); minus

(b)the amount of any withholding Tax that, in the reasonable determination of the Calculation Agent, would be imposed on a prospective sale of Collateral on behalf of the Borrower upon exercise by a Secured Party of any remedies available to it under the Loan Documents as a result of a Change in Law or change of jurisdiction of any Issuer (provided that commercially reasonable steps were taken to designate another lending office in order to avoid or mitigate such imposition).

“Commitment” means, as to each Lender, following the Amendment No. 4 Effective Date, the aggregate amount of such Lender’s Initial Loan Commitment, Revolving Commitment and/or Additional Loan Commitment, as applicable.

“Commitment Fee” has the meaning specified in Section 2.06(d).

“Communication” has the meaning specified in Section 7.17.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.04 and other technical, administrative or operational matters) that the Administrative Agent decides, in its reasonable discretion and in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constrictive Amendment” means an amendment to an Issuer’s certificate of incorporation or other organizational documents that includes Transfer Restrictions (whether such Transfer Restrictions would become effective upon the effectiveness of such an amendment or upon the occurrence of some other event or condition) that the Calculation Agent determines in its reasonable discretion would be more restrictive in respect of any Applicable Lender’s ability to foreclose on the Pledged Shares and/or subsequently sell such Pledged Shares and/or otherwise exercise its rights with respect to the Pledged Shares under the Collateral Documents than the then applicable Permissible Transfer Restrictions.

“Contractual Obligation” means, as to any Person, any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, investments or policies (including investment policies) of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Share Month” means, with respect to any Additional Restricted CHTR Shares that satisfy the requirements for the Eligible Pledged Shares set forth in the definition of “Eligible Pledged Shares” (other than in respect of clause (e) of such definition) and that are otherwise eligible to be subject to a Share Exchange, each of the first [•] commencing on the date that is the [•] anniversary of the date on which such Additional Restricted CHTR Shares become Pledged Shares.

“Control Share End Date” means, with respect to any Additional Restricted CHTR Share, the date that is [•] from the date such Additional Restricted CHTR Share became a Pledged Share.

“Controlling Shareholder” means, as of any date of determination, and without duplication, (a) the Borrower, (b) the Parent, (c) John C. Malone or Gregory B. Maffei, (d) any Affiliate of the Borrower, the Parent or John C. Malone or Gregory B. Maffei, that (i) is or may reasonably be considered to be a member of a “group” (as defined in Section 13(d)(3) or Section 13(g)(3) of the Exchange Act and the regulations promulgated thereunder) that includes the Borrower or any Affiliate that Controls the Borrower or the Parent or (ii) files a joint Schedule 13D or 13G under the Exchange Act with the Borrower or the Parent or any Affiliate that Controls the Borrower or the Parent or (e) any other Person (including any Affiliate of the Borrower, the Parent, John C.

Malone or Gregory B. Maffei to the extent not included in clause (d) above but excluding a Person that holds securities and other investment property as a custodian for others (but for the avoidance of doubt, any Merger Shares or Spin-Off Shares, as applicable, held by any such custodian for a Controlling Shareholder shall be included for purposes of this clause (e))) that “beneficially owns” within the meaning of Rules 13d-3 or 16a-1(a)(2) of the Exchange Act more than ten percent (10.0%) of the total number of Merger Shares or Spin-Off Shares, as applicable, issued and outstanding as determined by (i) any publicly available information issued by the applicable Issuer or (ii) any publicly available filings with, or order, decree, notice or other release or publication of, any Governmental Authority.

“Crediting Date” means, with respect to any Additional Restricted CHTR Shares that satisfy the requirements for the Eligible Pledged Shares set forth in the definition of “Eligible Pledged Shares”, the date designated by the Borrower that such Additional Restricted CHTR Shares shall be deemed “Eligible Pledged Shares”, which designation shall be made pursuant to a written notice delivered by the Borrower to the Calculation Agent by 1:00 p.m. two (2) Business Days prior to such designated date (such notice, a “Designation Notice”); provided, however, that (x) in the case of a Designation Notice that is delivered in order to post additional Collateral for purposes of Section 2.09(a) or (c) and transfers made in connection with Dispositions under Section 7.04, the Crediting Date shall occur on the date the Designation Notice is delivered, and (y) the Crediting Date set forth in a Designation Notice with respect to any Additional Restricted CHTR Share may not be the date that is on or prior to the date that is six (6) months from the most recent date that such Additional Restricted CHTR Share became a Pledged Share.

“Custodian” shall have the meaning assigned to it in the Security Agreement.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means, subject to Section 2.13(d), any Lender or Agent that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect, (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the

Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.13(d)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each Lender promptly following such determination.

“Delayed Draw Loans” has the meaning specified in the Recitals.

“Designated Exchange” means any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, or any successor to any of the foregoing.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanctions.

“Designation Notice” has the meaning specified in the definition of “Crediting Date”.

“Disclosures” has the meaning specified in Section 5.05.

“Disposition” and “Dispose” means (a) the sale, transfer, license, lease, dividend, distribution or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith or any Equity Interests held by such Person and (b) with respect to any Indebtedness owed to a Person by another Person, forgiveness of any such Indebtedness by the Person to whom such Indebtedness is owed. For the avoidance of doubt, none of the following shall constitute a “Disposition”: (i) any pledge of Shares in connection with any transaction permitted by this Agreement and (ii) any Restricted Transaction.

“Disqualified Person” has the meaning specified in the definition of “Independent Manager”.

“Dollar” and “$” mean the lawful money of the United States.

“DTC” means The Depository Trust Company or any of its successors.

“Early Closure” means the closure on any Exchange Day of the applicable Exchange prior to its scheduled closing time for such day unless such earlier closing time is announced by such

Exchange at least one hour prior to the actual closing time for the regular trading session on such Exchange on such Exchange Day, as determined by the Calculation Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person (other than a natural person, a Defaulting Lender, an Affiliate of a Defaulting Lender or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or an Affiliate of a Defaulting Lender) that is (a) a Lender; (b) an Affiliate of any Lender, (c) an Approved Fund or (d) a commercial bank, insurance company, investment or mutual fund or other entity that extends credit or makes loans in the ordinary course of its activities, and, in each case, that makes the Purchaser Representations; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include a Permitted Holder, the Parent, the Borrower, the Borrower Sole Member, any Issuer or any Affiliate of the Parent, the Borrower, the Borrower Sole Member or any Issuer.

“Eligible Cash Collateral” means Cash and Cash Equivalents held in a Collateral Account subject to a valid and perfected first priority Lien in favor of an Applicable Lender, created under the Collateral Documents.

“Eligible Pledged Shares” means the Pledged Shares (a) held in a Collateral Account subject to a valid and perfected first priority Lien in favor of an Applicable Lender, created under the Collateral Documents, (b) which are in book-entry format, (c) which are listed for trading on a Designated Exchange, (d) which are not subject to Transfer Restrictions (other than the Permissible Transfer Restrictions) and (e) the aggregate number of which does not exceed the Maximum Share Number for such Shares at any time; provided, that any Additional Restricted CHTR Shares that are Pledged Shares shall only constitute Eligible Pledged Shares from and after the relevant Crediting Date (subject to such Additional Restricted CHTR Shares satisfying the requirements for Eligible Pledged Shares set forth in this definition at each relevant time).  In the event the Lien and security interest of an Applicable Lender in any Pledged Share shall be terminated and/or otherwise released, then such Pledged Share shall cease to constitute an Eligible Pledged Share immediately upon such termination and release unless and until such later date as such Share constitutes an Eligible Pledged Share in accordance with this Agreement .

“Equity Interests” means with respect to any Person (including the Borrower), all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants,

options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“Erroneous Payment” has the meaning specified in Section 9.11(a).

“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 9.11(d).

“Erroneous Payment Impacted Class” has the meaning specified in Section 9.11(d).

“Erroneous Payment Return Deficiency” has the meaning specified in Section 9.11(d).

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 9.11(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means the occurrence of any of the events described in Section 8.01.

“Exchange” means the Designated Exchange on which the applicable Shares are then listed.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Day” means any day an applicable Exchange is open for trading during its regular trading session (it being understood and agreed that any day on which an applicable Exchange is open for trading but is scheduled to close early in connection with a current or pending holiday shall constitute a regular trading session).

“Exchange Disruption” means any event (other than a scheduled early closure of an applicable Exchange on any Exchange Day) that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, any Shares on such Shares’ applicable Exchange on any Scheduled Trading Day, as determined by the Calculation Agent.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loans or Commitments (other than pursuant to an assignment request by the Borrower under Section 3.05) or (ii) such Lender changes its lending office, except, in each case, to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g), and (d) any withholding Taxes imposed under FATCA.

“Existing Unrestricted Pledged Shares” has the meaning specified in the definition of “Pledged Shares.”

“Existing Transfer Restrictions” means Transfer Restrictions under or arising in connection with (a) any lien routinely imposed on all securities by the Exchange, (b) the federal securities laws of the United States to the extent that Borrower (or, if applicable, a Lender or the Administrative Agent) is deemed or determined to be an “affiliate” (within the meaning of Rule 144) of any Issuer; provided that solely with respect to any Additional Restricted CHTR Shares and the November 2022 Restricted Pledged Shares, the Existing Transfer Restrictions will also include any legal restrictions under the federal securities laws of the United States arising solely as a result of such Additional Restricted CHTR Shares or November 2022 Restricted Pledged Shares being deemed “restricted securities” (within the meaning of Rule 144(a)(3)(i)))) due to being purchased by Parent or any of its Subsidiaries (at least (x) one year prior to the date such Additional Restricted CHTR Shares become Pledged Shares and (y) one year prior to the Amendment No. 6 Effective Date for such November 2022 Restricted Pledged Shares), with a “holding period”, within the meaning of Rule 144(d), of Borrower that commenced on such purchase date) in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof or due to being dividends or distributions on such securities or dividends or distributions thereon, (c) the Stockholders Agreement (as of the Amendment No. 4 Effective Date except for such amendments that do not adversely affect the Lenders in any material respect) and (d) the Advance/Newhouse Proxy (as of the Closing Date except for such amendments that do not adversely affect the Lenders in any material respect).

For the avoidance of doubt, other than with respect to the Additional Restricted CHTR Shares and the November 2022 Restricted Pledged Shares and any dividends or distributions on such securities or dividends or distributions thereon, the Existing Transfer Restrictions will not include any restrictions as a result of constituting “restricted securities” (within the meaning of Rule 144) in the hands of Borrower or any of its Affiliates.

“FATCA” means Sections 1471 through 1474 of the Code as of the Closing Date (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future Treasury Regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Code and any intergovernmental agreement entered into in connection with the implementation of such sections of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“FCA” has the meaning specified in Section 2.06(f)(i).

“FCPA” has the meaning specified in Section 5.19.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is published on such next succeeding Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Letter” means that certain letter agreement, dated the Closing Date, between the Borrower and the Original Administrative Agent.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject other than Permitted Liens.

“Floating Rate” means, with respect to an Interest Period, a per annum rate equal to the applicable Benchmark plus the Base Spread (or, if the Loans have been converted to Base Rate Loans pursuant to Section 3.02, for so long as such Loans bear interest by reference to the Base Rate, the Base Rate applicable to each day during such period plus the Base Spread less 1%).

“Floor” means a rate of interest equal to 0.00%.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Form G-3” means the “Statement of Purpose for an Extension of Credit Secured by Margin Stock by a Person Subject to Registration Under Regulation U– FR G-3” form published by the FRB.

“Form U-1” means the “Statement of Purpose for an Extension of Credit Secured by Margin Stock – FR U-1” form published by the FRB.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Free Float” means, as of any date of determination, the quotient, expressed as a percentage, obtained by dividing (a) the total number of Free Shares issued and outstanding by (b) the total number of Merger Shares or Spin-Off Shares, as applicable, issued and outstanding as determined by the applicable Issuer’s most recent filings with the SEC.

“Free Shares” means, as of any date of determination, and without duplication, a number of Merger Shares or Spin-Off Shares, as applicable, equal to (i) the total number of Merger Shares or Spin-Off Shares, as applicable, then issued and outstanding as determined by the applicable Issuer’s most recent filings with the SEC minus (ii) the total number of Merger Shares or Spin-Off Shares, as applicable, “beneficially owned” within the meaning of Rules 13d-3 or 16a-1(a)(2) of the Exchange Act by Controlling Shareholders as determined by the applicable Issuer’s or such Controlling Shareholder’s most recent filings with the SEC, to the extent such information is reported in such filings. For purposes of clause (ii), with respect to a Long Position of a Controlling Shareholder, the total number of Merger Shares or Spin-Off Shares, as applicable, underlying such Long Position shall be used.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means, with respect to any Person, the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank) having jurisdiction or authority over such Person.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, directly or indirectly, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include any endorsement of an instrument for deposit or collection in the ordinary course of business, or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness or such other obligation to obtain any such Lien). The amount of the Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“IBA” has the meaning specified in Section 2.06(f)(i).

“Illegality Notice” has the meaning specified in Section 3.02.

“Incremental Agreement” has the meaning specified in Section 2.15(d).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)net payment obligations of such Person under any Swap Contract;

(d)all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than thirty (30) days after the date on which such trade account payable was created);

(e)indebtedness secured by a Lien on property owned or purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)all obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, and Synthetic Lease Obligations to which such Person is a party or it or its assets are subject;

(g)all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)all Guarantees of such Person in respect of Indebtedness of any other Person.

For all purposes hereof the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness under clause (f) as of any date shall be deemed to be the amount of Attributable Debt in respect thereof as of such date.

For the avoidance of doubt, any obligation to pay (x) reasonable fees and expenses related to the ownership, administration, management and Disposition of Permitted Assets and/or Permitted Liabilities (including reasonable Independent Manager fees), in each case, incurred in the ordinary course of business or required pursuant to the terms of the Loan Documents, and (y) any other accrued expenses incurred in the ordinary course of business in an aggregate amount not to exceed $200,000 shall not, in the case of either clause (x) or clause (y), constitute Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Documents and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Independent Manager” means an individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience (who may be provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Corporation (only, at such time that the Administrative Agent is not Wilmington Trust Corporation or an Affiliate thereof), Lord Securities Corporation or another nationally recognized company that is not an Affiliate of the Borrower, the Parent, any Permitted Holder or any Issuer and that provides independent managers and other corporate services in the ordinary course of its business) and which individual:

(a)is duly appointed as an “independent manager” pursuant to Section 18-101(10) of the Delaware Limited Liability Company Act entitled to all the rights and privileges of such a manager on all Independent Manager Matters and is not, and has never been, and will not while serving as Independent Manager be, any of the following (other than in his or her capacity as an Independent Manager of the Borrower): (i) a Related Party of the Borrower, any Permitted Holder or any Issuer, (ii) a Permitted Holder, or (iii) a creditor of the Borrower or a supplier (including a provider of professional services to the Borrower) to the Borrower (any of the foregoing, a “Disqualified Person”);

(b)to the fullest extent permitted by Law, including Section 18-1101(c) of the Delaware Limited Liability Company Act, shall consider only the interests of the Borrower, including its respective creditors (and not the Borrower’s Affiliates), in acting or otherwise voting on Independent Manager Matters;

(c)is under no fiduciary duty to any Disqualified Person; and

(d)has been disclosed to the Lenders (together with a brief description of such Person’s prior professional activities and other information as the Administrative Agent shall reasonably request) prior to the effectiveness of such Person’s appointment.

“Independent Manager Matters” means any act (a) instituting or consenting to the institution of any proceeding with respect to the Borrower under any Debtor Relief Law, (b) making a general assignment for the benefit of creditors with respect to the Borrower or (c) applying for or consenting to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, ad hoc manager or similar officer for the Borrower or for all or any material part of the Borrower’s property.

“Information” has the meaning specified in Section 10.07.

“Initial Loan” means, on and after the Amendment No. 4 Effective Date, a term Loan made by a Lender to the Borrower pursuant to Section 2.01(a) on the Amendment No. 4 Effective Date. The aggregate principal amount of Initial Loans outstanding on the Amendment No. 4 Effective Date, after giving effect to Amendment No. 4, is $1,150,000,000.

“Initial Loan Borrowing” means a Borrowing comprised of Initial Loans on the Amendment No. 4 Effective Date.

“Initial Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Initial Loans hereunder on the Amendment No. 4 Effective Date up to the amount set forth on Schedule I in the column titled “New Initial Loans” or in the Assignment and Assumption pursuant to which such Lender assumed its Initial Loan Commitment, as applicable, in each case, as the same may be (i) reduced from time to time or terminated pursuant to this Agreement and (ii) increased from time to time pursuant to assignments to such Lender pursuant to Section 10.06.  The aggregate amount of the Initial Loan Commitments on the Amendment No. 4 Effective Date, immediately prior to the funding of the Loans in accordance with Section 2.01(a), is $1,150,000,000.

“Initial Loan Lender” means each Lender holding an Initial Loan or an Initial Loan Commitment, unless and until (a) such Person ceases to be a “Lender” hereunder as a result of an assignment pursuant to Section 10.06, (b) all of the Initial Loan Commitments and Initial Loans, if any, held by such Person have been assigned pursuant to Section 10.06 or (c) all of the Initial Loan Commitments, if any, held by any such Person have been terminated and the Obligations relating to such Person’s Initial Loans (other than contingent or indemnity obligations for which no claim has been made), if any, owing to such Person have been paid in full; provided, however, that the obligations of such Person as a Lender that the Loan Documents expressly provide survive the termination of the Commitments held by such Person and the payment in full of the Obligations owing to such Person shall survive such termination and payment.

“Initial LTV Level” means [•]%.

“Interest Payment Date” means (a) the last Business Day of each of March, June, September and December (commencing with the first such date to occur after the Amendment No. 4. Effective Date) and (b) the Maturity Date.

“Interest Period” means (a) in the case of the Initial Loans outstanding as of the Amendment No. 7 Effective Date, the period commencing on the Amendment No. 7 Effective Date and ending on but excluding the next succeeding Interest Payment Date (i.e., June 30, 2023), (b) in the case of the Revolving Loans outstanding as of the Amendment No. 7 Effective Date, the period commencing on the Amendment No. 7 Effective Date and ending on but excluding the next succeeding Interest Payment Date (i.e., June 30, 2023), (c) in the case of the initial Interest Period for any Subsequent Loan Borrowing, the period commencing on the date of such Subsequent Loan Borrowing and ending on but excluding the next succeeding Interest Payment Date, and (d) in the case of any subsequent Interest Period, the period commencing on the last day of the next preceding Interest Period and ending on but excluding the next succeeding Interest Payment Date; provided that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; provided, however, that if any Interest Period would otherwise extend beyond the Maturity Date, such Interest Period shall end on the Maturity Date. Other than with respect to any Stub Period, all determinations hereunder of “SOFR Loan” shall be determined based on an Interest Period of three (3) months, and, at the end of each Interest Period, subject to Section 3.02, all outstanding Loans shall be continued as a Borrowing with an Interest Period of three (3) months.  For the avoidance of doubt and notwithstanding anything to the contrary contained herein, each Lender hereby waives any indemnity claim for breakage costs under Section 3.04 of this Agreement in connection with the payment of interest in accordance with clause (a)(i) of this definition due on or around June 30, 2023.

“Investment” means, as to any Person, (a) the purchase or other acquisition by such Person of Equity Interests or securities of another Person, (b) a loan, advance or capital contribution by such Person to, Guarantee by such Person or assumption of Indebtedness by such Person of, or purchase or other acquisition by such Person of any Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) by such Person of assets of another Person that constitute a business unit or all or substantially all of the assets of such Person.

“Investment Company Act” means the Investment Company Act of 1940.

“IRS” means the United States Internal Revenue Service.

“Issuer” means, collectively, (i) the Charter Issuer, (ii) following the occurrence of an Issuer Merger Event, Newco (if applicable), and (iii) following the occurrence of a Spin-Off Event, Spinco for so long as any Shares of Spinco are Eligible Pledged Shares, and each of the foregoing being an “Issuer”; provided that following the occurrence of an Issuer 251(g) Merger Event, the resulting Delaware corporation shall be deemed to be an “Issuer” (except for purposes of the definition of “Issuer 251(g) Merger Event”).

“Issuer 251(g) Merger Event” means a merger of an Issuer pursuant to which such Issuer becomes a wholly-owned subsidiary of a holding company; provided that such merger satisfies each of the following conditions: (a) Persons that “beneficially owned” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) the voting stock of such Issuer immediately prior to such transaction “beneficially own” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shares of voting stock representing 100% of the total voting power of all outstanding classes of voting stock of such holding company and such Persons’ proportional voting power immediately after such transaction, vis-à-vis each other, with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power, vis-à-vis each other, immediately prior to such transaction and (b) such transaction meets each of the requirements for a merger without a shareholder vote pursuant to Section 251(g) of the Delaware General Corporation Law. For purposes of this definition, “voting stock” means capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of the applicable issuer, even if the right to vote has been suspended by the happening of such a contingency.

“Issuer Acknowledgment” means the notification and acknowledgment from Charter substantially in the form of Exhibit F hereto, pursuant to which, among other provisions, Charter provides certain acknowledgments to the Lenders in respect of the Loan Documents and the transactions contemplated thereunder.

“Issuer Acquisition” means, for any Issuer, the occurrence, effectiveness or consummation of any transaction or event pursuant to which such Issuer directly or indirectly becomes a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of (i) any Equity Interests in the Borrower or (ii) more than 5.0% of the Equity Interests issued by any of the following Persons: (x) the Parent or (y) the Borrower Sole Member.

“Issuer Delisting” means, for any Issuer, the public announcement that the Shares of such Issuer are no longer listed or admitted for trading on the applicable Exchange, for any reason (other than as a result of an Issuer Merger Event or an Issuer Tender Offer) and such Shares are not immediately re-listed, re-traded or re-quoted on any other Designated Exchange.

“Issuer Event” means, for any Issuer, the Triggering of (a) an Issuer Delisting or (b) an Issuer Trading Suspension.

“Issuer Merger Event” means, for any Issuer, as determined by the Calculation Agent, any (a) reclassification or change of the relevant Shares that results in a transfer of or an irrevocable commitment to transfer 100% of the outstanding Shares of such Issuer (without regard to any actions needed) to another Person, (b) consolidation, amalgamation, merger or binding share exchange of such Issuer with or into another Person (other than a consolidation, amalgamation, merger or binding share exchange in which such Issuer is the continuing entity and which does not result in a reclassification or change of 100% of the outstanding Shares of such Issuer), (c) takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any Person to purchase or otherwise obtain 100% of the outstanding Shares of such Issuer that results in such Person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, 100% of the outstanding Shares of such Issuer or (d) consolidation, amalgamation, merger or binding share exchange of such Issuer with or into another entity in which such Issuer is the continuing entity and which does not result in a reclassification or change of 100% of the outstanding Shares of such Issuer but results in the enterprise value of such Issuer being less than

100% of the enterprise value of the Person or Persons being acquired (prior to such acquisition), in each case determined by the Calculation Agent as of the date of the consummation of any such transaction; provided that notwithstanding the foregoing, an Issuer 251(g) Merger Event will not constitute an Issuer Merger Event.

“Issuer Tender Offer” means, for any Issuer, as determined by the Calculation Agent, a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any Person (including, for the avoidance of doubt, the respective Issuer) that results in such Person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, directly or indirectly, (i) greater than 50% and less than 100% of the outstanding shares of any class of Equity Interests of such Issuer to the extent any shares of such class constitute Pledged Shares or (ii) a majority of the voting power of all Equity Interests entitled to vote generally in an election of directors of such Issuer as determined by the Calculation Agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as the Calculation Agent deems relevant. Notwithstanding the foregoing, (i) if, based upon the making of public filings, an Issuer Tender Offer is in connection with a proposed Issuer Merger Event such that promptly following the final expiration (and, in any event, within three (3) Business Days following such final expiration) of such Issuer Tender Offer (and, in any event, prior to the latest Maturity Date in effect) an Issuer Merger Event is likely to occur, as reasonably determined by the Calculation Agent, (ii) if the Borrower tenders Pledged Shares within the 24 hour period prior to the expiration date of such Issuer Tender Offer and (iii) if the expiration date of such Issuer Tender Offer is extended following any tender of Pledged Shares by the Borrower pursuant to clause (ii) and withdrawal rights are available to shareholders generally, then the Borrower agrees to withdraw all Pledged Shares tendered pursuant to clause (ii) and, if following such withdrawal, Borrower re-tenders such Shares within the 24 hour period prior to the expiration date, as extended, of such Issuer Tender Offer (clauses (i), (ii) and (iii), an “Issuer Tender to Merger Event”), then such Issuer Tender Offer shall be deemed not to have occurred for purposes of the definition of “Potential Adjustment Event” (but, for the avoidance of doubt, the related Issuer Merger Event may still occur upon its effectiveness), unless the Calculation Agent later determines that an Issuer Merger Event is not likely to occur promptly following the final expiration of such Issuer Tender Offer, in which case such Issuer Tender Offer shall be deemed to have occurred on the Business Day following such determination unless such Issuer Tender Offer fails and the parties terminate the agreement that would have resulted in the Issuer Merger Event, in which case such Issuer Tender Offer shall be deemed not to have occurred for purposes of the definition of “Potential Adjustment Event”.

“Issuer Tender to Merger Event” has the meaning specified in the definition of “Issuer Tender Offer”.

“Issuer Trading Suspension” means, for any Issuer, any suspension of trading of the Shares of such Issuer by the applicable Exchange on any Scheduled Trading Day (whether by reason of movements in price exceeding limits permitted by the Exchange or otherwise) for more than seven (7) consecutive Scheduled Trading Days.

“Kodiak Margin Loan Agreement” means that certain Margin Loan Agreement, dated as of December 29, 2017, by and among Broadband Holdco, LLC, a Delaware limited liability company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., London

Branch, as administrative agent and as calculation agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time). The Kodiak Margin Loan Agreement was terminated on the Kodiak Pay-off Loan Funding Date.

“Kodiak Pay-off Loan Funding Date” has the meaning specified in the Recitals.

“Kodiak Pay-off Loans” has the meaning specified in the Recitals.

“Kodiak Payoff” means (i) the satisfaction in full of all Obligations (under and as defined in the Kodiak Margin Loan Agreement) under the Loan Documents under and as defined in the Kodiak Margin Loan Agreement (other than in respect of (x) contingent obligations for which no claim has been made and (y) any Prepayment Amount (under and as defined in the Kodiak Margin Loan Agreement) that may be due by Broadband Holdco, LLC, a Delaware limited liability company, which has been waived by each Lender thereunder), in the case of the principal amount of loans, on a cashless roll basis with the proceeds of the incurrence of the Kodiak Pay-off Loans by the Borrower, and in the case of accrued interest, fees and other non-principal amounts, by repayment in cash) and (ii) the termination of all Commitments (under and as defined in the Kodiak Margin Loan Agreement). The Kodiak Payoff occurred on the Kodiak Pay-off Loan Funding Date.

“Laws” means, with respect to any Person, collectively, all international, foreign, U.S. federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof applicable to such Person, and all applicable administrative orders, directed duties, requests, licenses, authorizations, requirements and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means (a) each Initial Loan Lender, (b) each Revolving Lender, (c) each Additional Lender and (d) any other Person that becomes a party hereto pursuant to Section 10.06 unless and until (i) such Person ceases to be a “Lender” hereunder as a result of an assignment pursuant to Section 10.06 or (ii) the Commitments, if any, held by any such Person have been terminated and the Obligations (other than contingent obligations for which no claim has been made), if any, owing to such Person have been paid in full; provided, however, that the obligations of such Person as a Lender that the Loan Documents expressly provide survive the termination of the Commitments held by such Person and the payment in full of the Obligations owing to such Person shall survive such termination and payment.

“Lender Appointment Period” has the meaning specified in Section 9.06.

“Liberty Broadband” means Liberty Broadband Corporation, a Delaware corporation.

“Liberty Media” means Liberty Media Corporation, a Delaware corporation.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever.

“Loan” means, individually or collectively, as the context may require, following the Amendment No. 4 Effective Date, the Initial Loans, the Revolving Loans and the Additional Loans.

“Loan Document” means any of this Agreement, the Notes, if any, the Agent Fee Letter (prior to the Amendment No. 4 Effective Date), the Collateral Documents, the Issuer Acknowledgment, Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7, any Incremental Agreement and all other documents, instruments or agreements executed and delivered by the Borrower for the benefit of any Agent or any Lender in connection herewith on or after the Closing Date.

“Lock-Up” has the meaning specified in the definition of “Permissible Transfer Restrictions”.

“Long Position” means any option, warrant, convertible security, swap agreement or other security, contract right or derivative position, whether or not presently exercisable, in respect of the Merger Shares or Spin-Off Shares, as applicable, that is (i) a “call equivalent position” within the meaning of Rule 16a-1(b) of the Exchange Act, including any of the foregoing that would have been a “call equivalent position” but for the exclusion in Rule 16a-1(c)(6) of the Exchange Act, or (ii) otherwise constitutes an economic long position in respect of the Merger Shares or Spin-Off Shares, as applicable, in each case, as determined by the Calculation Agent by reference to the applicable Issuer’s or the relevant Person’s most recent filings with the SEC, to the extent such information is reported in such filings; provided that options, warrants and securities granted by the applicable Issuer (or, as to Spin-Off Shares, Spinco) which relate to securities that are not yet issued or outstanding shall not be deemed a “Long Position”, until such securities are actually issued and become outstanding.

“LTV Event Amount” has the meaning specified in Section 2.09(c).

“LTV Margin Call Level” means [•]%.

“LTV Ratio” means, as of any date of determination, the percentage determined by the Calculation Agent by dividing (a)(i) the sum of (x) the then outstanding principal amount of the Loans (including any PIK Interest that has been added to the principal amount of the Loans), plus (y) all accrued and unpaid interest (including any PIK Interest that has been accrued and not yet added to the principal amount of the Loans) and fees thereon to and including such date, minus (ii) the face amount of Eligible Cash Collateral consisting of Cash and 99% of the fair market value, as determined by the Calculation Agent, of the amount of Eligible Cash Collateral consisting of Cash Equivalents on deposit in the Collateral Accounts by (b) the Collateral Value.

“LTV Reset Level” means [•]%.

“Mandatory Prepayment Event” means the occurrence of (a) a Change of Control or (b) an Issuer Event.

“Mandatory Prepayment Notice” means a notice delivered in accordance with Section 2.05 and substantially in the form of Exhibit L.

“Market Disruption Event” means a Trading Disruption, an Exchange Disruption or an Early Closure, in each case, related to the relevant Shares.

“Market Reference Price” means, as of any date of determination, the closing sale price per share (or if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) of the relevant Shares on the applicable Exchange as reported in composite transactions for the applicable Exchange on (x) such date of determination, if such date of determination is an Exchange Day and the relevant determination is made following the close of trading on the Exchange on such Exchange Day and (y) otherwise, the immediately preceding day (or if such date is not an Exchange Day for such Exchange, the immediately preceding Exchange Day for such Exchange); provided that if a Market Disruption Event has occurred on such date, the “Market Reference Price” shall be the “Market Reference Price” determined on the immediately preceding Exchange Day for such Exchange; provided, further, that if a Market Disruption Event has occurred and continues to occur for more than three consecutive Scheduled Trading Days, the “Market Reference Price” of one such Share shall be equal to the applicable “Market Reference Price” (determined without giving effect to this proviso) on the immediately preceding day (or if such date is not an Exchange Day for such Exchange, the immediately preceding Exchange Day for such Exchange) multiplied by a percentage (expressed as a fraction) equal to (A) 100% less (B) the product of (i) 5% and (ii) the number of consecutive Scheduled Trading Days for which a Market Disruption Event has occurred less one, until a Market Reference Price is determined for an Exchange Day on which no Market Disruption Event occurs. The Market Reference Price shall be determined by the Calculation Agent.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or financial condition of the Borrower or the Parent and its Subsidiaries, taken as a whole; (b) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document; or (c) a material adverse effect on the ability of any Applicable Lender to exercise its remedies at the times and in the manner contemplated by the Collateral Documents (including, for the avoidance of doubt, the imposition of Transfer Restrictions on the Pledged Shares other than the Permissible Transfer Restrictions).

“Material Contract” means, with respect to any Person, any Contractual Obligation to which such Person is a party (other than the Loan Documents) for which breach thereof could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means (i) with respect to all Initial Loans and Revolving Loans, May 12, 2026 (or, if such date is not a Business Day, the immediately preceding Business Day) and (ii) with respect to any Additional Loans, the Maturity Date set forth in the relevant Incremental Agreement with respect to such Additional Loans; provided that such Maturity Date shall not be earlier than the Maturity Date for any then-outstanding Loans at the time such Additional Loans are incurred.

“Maximum Rate” has the meaning specified in Section 10.09.

“Maximum Share Number” means up to [•] CHTR Shares; provided that, in the event of a Share Price Event, Issuer Merger Event or Spin-Off Event, the Calculation Agent may adjust the Maximum Share Number and provide for a Maximum Share Number applicable to such Shares after the occurrence of a Share Price Event with respect to such Shares, the relevant Merger Shares or the relevant Spin-Off Shares, as applicable, as it deems reasonably necessary pursuant to Section 1.02(d); provided, further, that there shall be no double-counting of Eligible Pledged Shares subject to a Designation Notice (but with respect to which the Crediting Date has not yet occurred) and the corresponding number of Pledged Shares subject to an outstanding release request by the Borrower pursuant to Section 2.09(e) in connection with a Share Exchange.

“Merger Shares” means shares of common stock into which the relevant Shares are reclassified, converted into or exchanged in connection with an Issuer Merger Event or Issuer Tender to Merger Event, as applicable, and are (or will be upon the consummation of such Issuer Merger Event or Issuer Tender to Merger Event, as applicable) listed for trading on a Designated Exchange and issued by an entity incorporated or organized under the law of the United States or any state thereof.

“Minimum Price” means $[•]; provided in the event of an Issuer Merger Event or Spin-Off Event, the Calculation Agent may adjust the Minimum Price and provide for a Minimum Price applicable to the Merger Shares or Spin-Off Shares, as applicable, as it deems reasonably necessary pursuant to Section 1.02(d).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Newco” means, in connection with an Issuer Merger Event, the issuer of the Merger Shares.

“Non-public Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing the Loans held by such Lender, substantially in the form of Exhibit B.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to the Loans, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest (whether in the form of any cash interest or PIK Interest) and fees that accrue after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws naming the Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means (a) the certificate of formation of the Borrower adopted on July 13, 2017 and (b) its limited liability company operating agreement adopted on July 14, 2017, as amended and restated by that certain Amended and Restated Limited Liability Company Operating Agreement of LBC Cheetah 6, LLC, by and between the Borrower Sole Member and the Independent Manager, and adopted on August 31, 2017 (as amended by Amendment No. 1 to

Amended and Restated Limited Liability Company Operating Agreement, dated as of the Amendment No. 3 Effective Date).

“Original Administrative Agent” has the meaning specified in the definition of “Administrative Agent”.

“Original Assignment Effective Time” means Agency Assignment Effective Time under and as defined in Amendment No. 1.

“Original Calculation Agent” has the meaning specified in the introductory paragraph hereto.

“Original Initial Loan Commitment” means the commitment, if any, of each Lender to make Original Initial Loans under this Agreement prior to the Amendment No. 4 Effective Date.

“Original Initial Loans” means any term Loan made by a Lender to the Borrower prior to the Amendment No. 4 Effective Date.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.05).

“Parent” means Liberty Broadband (and its successors).

“Parent Company” has the meaning specified in Section 6.09(a).

“Participant” has the meaning specified in Section 10.06(c).

“Participant Register” has the meaning specified in Section 10.06(c).

“Payment Recipient” has the meaning specified in Section 9.11(a).

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permissible Transfer Restrictions” means:

(a) the Existing Transfer Restrictions;

(b) Transfer Restrictions arising from Permitted Liens (other than Liens described in clause (b) of the definition of “Permitted Liens”);

(c) Transfer Restrictions arising under the Loan Documents;

(d) solely with respect to any Issuer 251(g) Merger Event, Spin-Off Event, Issuer Merger Event, Spin-Off Shares or Merger Shares, any additional Transfer Restrictions that the Calculation Agent determines in its reasonable sole discretion are (x) analogous to, and no more restrictive than, the Existing Transfer Restrictions or (y) not applicable to the Pledged Shares; provided that, for the avoidance of doubt, Permissible Transfer Restrictions with respect to any Spin-Off Shares or Merger Shares that are, in each case, Pledged Shares shall not include any additional “holding period” restrictions under Rule 144 on such Pledged Shares, or upon any resale of such Pledged Shares, or any such Pledged Shares being “restricted securities” as defined in Rule 144;

(e) with respect to any Eligible Pledged Shares or any dividends or distributions thereon, any Transfer Restriction arising from a customary “lock up” imposed upon the Parent, the Borrower Sole Member or the Borrower in connection with an Issuer 251(g) Merger Event, a Spin-Off Event, an Issuer Merger Event, an Issuer Tender Offer, an Issuer Acquisition or any Disposition of Pledged Shares not prohibited by this Agreement (any such customary “lock up”, a “Lock-Up”) shall constitute a Permissible Transfer Restriction until (x) the consummation or effectiveness of the transaction constituting such Issuer 251(g) Merger Event, Spin-Off Event, Issuer Merger Event, Issuer Tender Offer, Issuer Acquisition or Disposition or (y) the termination of the documentation relating to such Issuer 251(g) Merger Event, Spin-Off Event, Issuer Merger Event, Issuer Tender Offer, Issuer Acquisition or Disposition without the consummation thereof. For the avoidance of doubt, such Lock-Up (A) will not be permitted in any way to limit the grant of a Lien on any Pledged Shares or other Collateral or a Lender’s ability to exercise its rights and remedies hereunder or under the other Loan Documents with respect to any Pledged Shares or other Collateral or otherwise, and (B) shall not constitute a Permissible Transfer Restriction on and after the consummation or effectiveness of the related Issuer 251(g) Merger Event, Spin-Off Event, Issuer Merger Event, Issuer Tender Offer, Issuer Acquisition or Disposition, as applicable; or

(f) any other Transfer Restrictions that arise after the Amendment No. 2 Effective Date (x) for which an adjustment has been or is being made under clause (i) and/or clause (j) of the definition of “Potential Adjustment Event” or (y) with respect to which the Calculation Agent has determined that no such adjustment is necessary; it being understood and agreed that any such Transfer Restriction shall be deemed to be a Permissible Transfer Restriction both before and after giving effect to any such adjustment or such determination by the Calculation Agent that no such adjustment is necessary; provided that nothing contained in this clause (f) shall be construed to limit the adjustment rights under Section 1.02(d) with respect to clause (i) and/or clause (j) of the definition of “Potential Adjustment Event”.

“Permitted Assets” means (i) Cash, Cash Equivalents, Permitted Securities, Shares and Collateral, (ii) proceeds of the foregoing consisting of Cash, Cash Equivalents, Permitted Securities, Shares and Collateral and (iii) dividends and distributions in respect of any Cash, Cash Equivalents, Permitted Securities, Shares, and/or Collateral.

“Permitted Derivatives Transactions” means (i) exchangeable or convertible securities issued by the Parent or a Subsidiary of the Parent (other than the Borrower) referencing or convertible into Shares or shares of the Parent that, in each case, (a) are sold in a broadly distributed registered offering or Rule 144A transaction and (b) contain customary terms for such securities or terms that are comparable to those contained in exchangeable or convertible securities that have been previously issued and sold by any of GCI Liberty, Inc., Liberty Expedia Holdings, Inc., Liberty Media, Liberty Broadband, Qurate Retail and/or any of their respective subsidiaries; and (ii) a transaction relating to a number of Shares owned by the Parent or a subsidiary of the Parent (other than the Borrower), which is not secured by Pledged Shares, that consists of (a) (x) put options purchased by the Parent or a subsidiary of the Parent (other than the Borrower) (“Put Options”) and/or (y) call options sold by such party (provided any such call options have a strike price greater than the strike price of the Put Options in the event that Put Options have been purchased in connection therewith), (b) forward transactions by the Parent or a subsidiary of the Parent (other than the Borrower) as seller and/or (c) any other similar sale transaction that has the same economic effect (including associated trading activity), including any related loans customarily entered into in connection with such transactions described in the foregoing clauses (a), (b) and (c).

“Permitted Holder” means any one or more of (a) Qurate Retail (or its successors), (b) Liberty Media (or its successors), (c) John C. Malone, Gregory B. Maffei, or any other executive officer or director of Liberty Media (or its successors), Qurate Retail (or its successors) or the Parent (or its successors), (d) each of the respective Affiliated Persons of the Persons referred to in clause (c) and (e) any Person a majority of the aggregate voting power of all the outstanding classes or series of the Equity Interests of which are beneficially owned by any one or more of the Persons referred to in clauses (a), (b), (c) or (d); provided that no Issuer or its Subsidiaries shall be, directly or indirectly, a Permitted Holder. For purposes of this definition, “person” and “group” have the meanings given to them for purposes of Section 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purposes of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision.

“Permitted Liabilities” means (a) all Contractual Obligations under the Loan Documents, (b) all taxes, assessments and governmental charges levied upon the Borrower or upon its income, profits or property, (c) all costs and expenses of the Independent Manager, (d) any other liabilities or obligations of any nature expressly allowed to be incurred by the Borrower pursuant to the definition of “Special Purpose Entity”, (e) liabilities and obligations incurred in the ordinary course of business or in connection with transactions not prohibited under the Loan Documents and (f) costs and expenses relating to the administration, ownership, management and Disposition of Permitted Assets which (A) do not exceed, at the date of determination, a maximum amount equal to $200,000 and (B) are paid within thirty (30) days of the date incurred, or, if later, invoiced.

“Permitted Liens” means (a) Liens pursuant to any Loan Document, (b) Permissible Transfer Restrictions, (c) inchoate Liens in respect of Taxes and claims permitted not to be paid in accordance with Section 6.06 and the other provisions of the Loan Documents and (d) the Liens of the Custodian to the extent expressly permitted under the Collateral Account Control Agreement.

“Permitted Securities” means any of the following:

(a)readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof that are obligations unconditionally guaranteed by the full faith and credit of the government of the United States that have a maturity of not greater than five (5) years;

(b)short-term commercial paper issued by United States corporations and rated at least A-l by S&P or P-1 by Moody’s; provided that the aggregate value of all commercial paper of any single issuer shall not exceed $10,000,000;

(c)indebtedness of any Person rated at least A by S&P or A2 by Moody’s with a maturity of five (5) years or less; provided that the aggregate value of all such indebtedness of any single issuer shall not exceed $10,000,000; and

(d)money market mutual funds; provided that such funds invest only in Cash, Cash Equivalents or other Permitted Securities and/or repurchase agreements for securities described in clause (a) above.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Interest” means the interest that accrues and is added to the outstanding principal balance of the Loans in accordance with Section 2.06(a)(ii), which shall thereafter be deemed principal bearing interest at the Floating Rate.

“PIK Interest Election Notice” means a notice provided by the Borrower in accordance with the terms of Section 2.06(a)(ii)(A) and substantially in the form of Exhibit J, or such other form as shall be approved by the Administrative Agent.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) whether or not subject to ERISA or the Code, established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA or any substantially similar non-U.S. law, any ERISA Affiliate.

“Platform” has the meaning specified in Section 7.17.

“Pledged Shares” means, (i) on and after the Amendment No. 4 Effective Date and prior to the Amendment No. 5 Effective Date, [•] CHTR Shares, (ii) on and after the Amendment No. 5 Effective Date and prior to the Amendment No. 6 Effective Date, [•] CHTR Shares (such CHTR Shares unless and until they are released from the Liens securing the Obligations, the “Existing Unrestricted Pledged Shares”), (iii) as of the Amendment No. 6 Effective Date, (x) the Existing Unrestricted Pledged Shares and (y) up to [•] Additional Restricted CHTR Shares (unless and until they are no longer Pledged Shares, the “November 2022 Restricted Pledged Shares”) and (iv) after the Amendment No. 6 Effective Date, all Shares credited to any and all Collateral Accounts, in each case, for so long as the security interest and Liens granted in such Shares pursuant to the

Security Agreement have not otherwise been terminated and released in accordance with the Loan Documents.

“Potential Adjustment Event” means any of the following:

(a)a subdivision, consolidation or reclassification of any Shares, unless resulting in an Issuer Merger Event, or a free distribution or dividend of any Shares to existing holders by way of bonus, capitalization or similar issue;

(b)a distribution, issuance or dividend to existing holders of any Shares of (i) any Shares, (ii) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the relevant Issuer equally or proportionately with or prior to such payments to holders of any Shares, (iii) share capital or other securities of another issuer acquired or owned (directly or indirectly) by any Issuer as a result of a spin-off or other similar transaction, or (iv) any other type of securities, rights or warrants or other assets, in any case as a dividend or distribution or for payment (cash or other consideration) at less than the prevailing market price as determined by the Calculation Agent;

(c)an extraordinary dividend with respect to any class of shares of any Issuer;

(d)a call by any Issuer in respect of any class of shares of such Issuer that is not fully paid;

(e)a repurchase by any Issuer or any of its Subsidiaries of the Shares of such Issuer whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise other than the repurchase by the Charter Issuer of its Shares;

(f)in respect of any Issuer, an event that results in any shareholder rights being distributed or becoming separated from the Shares of such Issuer or Equity Interests of such Issuer pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides upon the occurrence of certain events for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value, as reasonably determined by the Calculation Agent; provided that any adjustment effected as a result of such an event shall be readjusted upon any redemption of such rights;

(g)a Share Price Event;

(h)an Issuer Tender Offer;

(i)(i) the board of directors of any Issuer formally approves a Constrictive Amendment, (ii) a Constrictive Amendment is otherwise submitted to a shareholder vote, and the Calculation Agent reasonably determines that such Constrictive Amendment is likely to be approved; provided that if such Constrictive Amendment is not approved in the applicable shareholder vote, a Potential Adjustment Event shall be deemed not to have occurred and any adjustments made in connection therewith shall automatically cease to be effective, or (iii) a Constrictive Amendment is approved by the requisite shareholder vote; or

(j)(i) with respect to any Spin-Off Shares or Merger Shares, the imposition of any Transfer Restrictions (other than Permissible Transfer Restrictions) under or arising in connection with the Securities Act solely as a result of such Spin-Off Shares or Merger Shares, as applicable, being “restricted securities” within the meaning of Rule 144 (including any “holding period” restrictions under Rule 144(d)), except to the extent such Transfer Restrictions are no more restrictive than (including with respect to remaining duration) the Permissible Transfer Restrictions applicable to (A) with respect to such Spin-Off Shares, the Shares of the Issuer distributing such Spin-Off Shares and (B) with respect to such Merger Shares, the Shares of the Issuer undergoing such Issuer Merger Event, in each case, immediately prior to the relevant Spin-Off Event or Issuer Merger Event, as applicable, or (ii) the imposition of any Transfer Restrictions (other than any Transfer Restrictions described in clauses (a) through (e) of the definition of “Permissible Transfer Restrictions”) under or arising in connection with any changes to the federal securities laws of the United States after the Closing Date.

Notwithstanding anything to the contrary herein, (i) an Issuer 251(g) Merger Event shall not result in a Potential Adjustment Event, and (ii) if a Potential Adjustment Event occurs with respect to any Pledged Shares that are Spin-Off Shares, (a) Borrower may elect, by notice to the Calculation Agent delivered promptly following notice of any adjustments as may be determined in accordance with Section 1.02(d) relating to such Potential Adjustment Event, to (1) exclude the Collateral Value of such Spin-Off Shares from the calculation of the LTV Ratio (A) to the extent that the LTV Ratio (calculated without giving any Collateral Value to such Spin-Off Shares) does not exceed the LTV Margin Call Level or (B) if the LTV Ratio exceeds the LTV Margin Call Level (calculated without giving any Collateral Value to such Spin-Off Shares), so long as the Borrower complies with the provisions of Section 2.09(a) in a manner that causes the LTV Ratio to be equal to or less than the LTV Reset Level, and (2) release such Spin-Off Shares from any Liens created under the Collateral Documents in accordance with Section 2.09(h)(iii) and, in any such event, the occurrence of any of the events set forth above shall not constitute a Potential Adjustment Event with respect to such Spin-Off Shares (or, for the avoidance of doubt, any other Shares other than the Shares of the Issuer subject to the relevant Potential Adjustment Event); provided that if (x) any such events occur during such time and subsequent to such time the Borrower desires to pledge Spin-Off Shares as Collateral in accordance with this Agreement, then prior to such pledge, the Calculation Agent (or the Lenders, to the extent permitted under Sections 2.05 or 2.09) shall be permitted to make such adjustments as may be determined in accordance with Section 1.02(d), (y) the relevant Spin-Off Shares are so released, they shall cease to constitute Eligible Pledged Shares at all times thereafter, and (b) any adjustment made in accordance with Section 1.02(d) by the Calculation Agent with respect to such Potential Adjustment Event which impacts a ratio or valuation determined by reference to both Spin-Off Shares and other Shares shall take into account the proportionate value, as reasonably determined by the Calculation Agent of such Spin-Off Shares and other Shares.

“primary obligor” has the meaning specified in the definition of “Guarantee”.

“Prime Rate” means, for any day, a rate per annum equal to the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the per annum rate quoted as the base rate on corporate loans in a different national publication (as selected by the Administrative Agent). The “prime rate” is a rate set by the

Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Pro Rata Basis” means in proportion to each Lender’s Applicable Percentage relating to the Loans under this Agreement, subject, in each case, to rounding to the nearest Share, $0.01 or item or unit of other securities or property, as applicable.

“Purchaser Representations” means the following representations, warranties and agreements made by an assignee or participant, as applicable: (i) a representation and warranty that such assignee or participant is a QIB, a QP and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act and is entering into such assignment or participation as principal and not for the benefit of any third party, (ii) a representation that such assignee or participant is not a natural person, a Defaulting Lender, any Person who, upon becoming a Lender under this Agreement, would constitute a Defaulting Lender or an Affiliate of a Defaulting Lender, a Permitted Holder, the Parent, the Borrower, the Borrower Sole Member, any Issuer or any Affiliate of a Defaulting Lender, the Parent, the Borrower, the Borrower Sole Member or any Issuer, (iii) an acknowledgment that such assignee or participant fully understands any restrictions on transfers, sales and other dispositions in the Loan Documents or relating to any Collateral consisting of the Pledged Shares, (iv) an acknowledgment that such assignee or participant is able to bear the economic risk of its investment in the assignment or participation and is currently able to afford a complete loss of such investment, (v) a covenant that such assignee or participant will only assign its Loans or sell its participation or participations therein pursuant to documentation including such Purchaser Representations, (vi) an acknowledgment by such assignee or participant that the Pledged Shares forming part of the Collateral cannot be sold by the Borrower without registration under, or in a transaction exempt from the registration requirements under, the Securities Act, (vii) an acknowledgment that such assignee or participant is not entering into such assignment or participation on the basis of any material Non-public Information with respect to the Borrower, any Issuer, their Subsidiaries or their securities, and, if applicable, it has implemented reasonable policies and procedures, taking into consideration the nature of its business, to ensure that individuals making investment decisions would not violate the laws prohibiting trading on the basis of material Non-public Information (it being understood that such assignee or participant may have material Non-public Information on the private side of its information wall, sometimes referred to as a “Chinese Wall”, at the time of such assignment or participation); provided that, for the avoidance of doubt, “material Non-public Information concerning the Borrower, any Issuer, their Subsidiaries or their securities” shall not include any information made available to both the assignee and the assignor or both the participant and the seller of a participation interest, as the case may be, and (vii) an acknowledgment that it has made an independent decision to purchase its Loans or participation based on information available to it, which it has determined adequate for the purpose.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“QP” means a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act.

“Qurate Retail” means Qurate Retail, Inc., a Delaware corporation (f/k/a Liberty Interactive Corporation f/k/a Liberty Media Corporation, in each case, a Delaware corporation).

“Ratable Share” (a) of any amount means, with respect to any Lender at any time, the product of (i) a fraction, the numerator of which is the aggregate principal amount of the Loans outstanding at such time owed to such Lender, and the denominator of which is the aggregate principal amount of the Loans outstanding at such time and (ii) such amount and (b) of any type of Collateral, means, with respect to any Applicable Lender at any time, the product of (i) a fraction, the numerator of which is the aggregate principal amount of the Loans outstanding at such time owed to such Applicable Lender, plus such portion of the Loans of each Agented Lender that such Applicable Lender is holding Collateral on behalf of, and the denominator of which is the aggregate principal amount of the Loans outstanding at such time and (ii) the aggregate amount of such type of Collateral, subject to rounding to the nearest Share, $0.01 or item or unit of other securities or property, as applicable.  For the avoidance of doubt, the Existing Unrestricted Pledged Shares, the November 2022 Restricted Pledged Shares, any Additional Restricted CHTR Shares and any other Unrestricted CHTR Shares with different dates on which such Additional Restricted CHTR Shares or such other Unrestricted CHTR Shares, as applicable, become Pledged Shares shall each be deemed separate types of Collateral for purposes of this definition.

“Recipient” means (a) any Agent and (b) any Lender.

“Register” has the meaning specified in Section 2.10(a).

“Regulation FD” means Regulation FD as promulgated under the Securities Exchange Act of 1934.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the branches, partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or, in each case, any successor thereto.

“Required Lenders” means at any time Lenders holding at least a majority of the sum of (a) the then aggregate outstanding principal amount of the Loans and (b) the aggregate principal amount of the unused Commitments (if any); provided that the outstanding Loans held by, and unused Commitments of, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (a) the chief executive officer, the president, the chief legal officer, the chief administrative officer, the chief accounting officer, the principal financial officer, the chief corporate development officer, the chief portfolio officer, any executive vice president, any senior vice president, the treasurer, any assistant treasurer, any vice president, any assistant vice president, the secretary or any assistant secretary of the Borrower, the Borrower Sole Member or the Parent, (b) solely for purposes of delivery of certificates pursuant to Section 4.01(a)(iii), the secretary or assistant secretary of the Borrower, the Borrower Sole Member or the Parent and (c) solely for purposes of notices given pursuant to Article II, any other person duly authorized to act for and on behalf of the Borrower, the Borrower Sole Member or the Parent, as applicable, so designated by any of the foregoing officers in a notice to the Administrative Agent, in each case of clauses (a), (b) and (c), as such officer is acting on behalf of the Borrower, the Borrower Sole Member on behalf of itself or the Borrower, or the Parent on behalf of itself, on behalf of the Borrower Sole Member or on behalf of the Borrower. Any document delivered hereunder that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower, the Borrower Sole Member or the Parent, as applicable, and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower, the Borrower Sole Member on behalf of itself or the Borrower or the Parent on behalf of itself, on behalf of the Borrower Sole Member or on behalf of the Borrower, as applicable.

“Restricted Payment” means, with respect to any Person, any dividend or other distribution (however denominated, including as “yield” and whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof).

“Restricted Transaction” means, in respect of the Parent and its Subsidiaries, including the Borrower: (i) any financing transaction, secured by or referencing the CHTR Shares (other than the Loans and, for the avoidance of doubt, any Permitted Derivatives Transactions), (ii) any grant, occurrence or existence of any lien on the CHTR Shares (other than (x) Liens securing the obligations under the Loan Documents, (y) Permitted Liens and (z) with respect to the Parent and its Subsidiaries (other than the Borrower), Liens on CHTR Shares in connection with any Permitted Derivatives Transaction), or (iii) any swap, hedge or derivative transaction (including by means of a physically- or cash-settled derivative or otherwise) related to the CHTR Shares other than any Permitted Derivatives Transaction. For the avoidance of doubt, none of the following shall constitute a Restricted Transaction: (a) the financing hereunder and the other Loan Documents; (b) until the Cheetah Payoff occurs in accordance with this Agreement, under the Cheetah 4 Margin Loan Documents or under the Cheetah 5 Margin Loan Documents; (c) any sale or other transfer of the Equity Interests of the Parent or the Borrower and (d) any “put”, makewell right or similar right or transaction that is entered into with a party that is not a financial institution in connection with a strategic transaction.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder up to the amount set forth on Schedule I under the column titled “Total Revolving Commitment”, or in the Assignment and Assumption pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to this Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.06.  The aggregate amount of the Lenders’ Revolving Commitments on the Amendment No. 4 Effective Date is $1,150,000,000.

“Revolving Lender” means a Lender with a Revolving Commitment or an outstanding Revolving Loan.

“Revolving Loan” means a Loan made by the Lenders with Revolving Commitments to Borrower pursuant to Section 2.01(b). As of the occurrence of the Amendment No. 4 Effective Date (and prior to giving effect to the Revolving Loan Repayment), the Revolving Loans outstanding pursuant to Section 2.01(b)(ii) is $850,000,000. Immediately after giving effect to the Revolving Loan Repayment and prior to any Subsequent Loan Borrowing comprised of Revolving Loans, the aggregate principal amount of outstanding Revolving Loans is $0.00.

“Revolving Loan Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Loan Repayment” means the repayment by the Borrower of outstanding Revolving Loans in an aggregate principal amount of $850,000,000 which repayment shall occur substantially simultaneously with but immediately following the occurrence of the Amendment No. 4 Effective Date.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144 Reporting Event” means that the Charter Issuer (a) has not filed all reports it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act during the 12 months preceding the Control Share End Date (other than reports on Form 8-K) and/or (b) has otherwise failed to comply with the information requirements of Rule 144(c)(1) under the Securities Act during the 12 months preceding the Control Share End Date, each as determined by the Calculation Agent.

“S&P” means Standard & Poor’s Financial Services LLC, or any successor thereto.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person Controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the

U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Scheduled Trading Day” means any day on which the applicable Exchange is scheduled to be open for trading during the regular trading session (it being understood and agreed that any day on which an applicable Exchange is open for trading but is scheduled to close early in connection with a current or pending holiday shall constitute a regular trading session).

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, each of the Applicable Lenders, as collateral agent for the benefit of itself, its Agented Lenders and the Agents, and each such Applicable Lender, individually, being a “Secured Party”.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means the Security Agreement, substantially in the form of Exhibit D, by and among the Borrower, the Administrative Agent, the Calculation Agent and the Applicable Lenders.

“Share Exchange” means upon the occurrence of a Crediting Date with respect to any of the Additional Restricted CHTR Shares (such shares, the “Substitution Shares”) the substantially simultaneous release of any other Eligible Pledged Shares in accordance with Section 2.09(e) in an aggregate amount equal to the number of the Substitution Shares.

“Share Price Event” means the occurrence, as of the close of business on any Scheduled Trading Day, of the Market Reference Price of any Pledged Shares being equal to or less than the Minimum Price for such Shares.

“Shares” means, collectively, (i) the CHTR Shares and (ii) following the occurrence of an Issuer Merger Event or Spin-Off Event, Merger Shares and/or Spin-Off Shares, as applicable; provided that following the occurrence of an Issuer 251(g) Merger Event, the shares of common stock issued by the resulting Delaware corporation shall be deemed to be “Shares” (except for purposes of the definition of “Issuer 251(g) Merger Event”).

“Side Letter” means the letter, dated as of May 18, 2016, from Charter and CCH I, LLC to the Parent and Advance/Newhouse Partnership.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“Solvency Certificate” means a solvency certificate substantially in the form of Exhibit G.

“Solvent” means, with respect to any Person, that as of any date of determination, (i) the present fair value of such Person’s assets exceeds the total amount of such Person’s liabilities (including contingent liabilities), (ii) such Person has capital and assets sufficient to carry on its businesses, (iii) such Person is not engaged and is not about to engage in a business or a transaction for which its remaining assets are unreasonably small in relation to such business or transaction and (iv) such Person does not intend to incur or believe that it will incur debts and/or liabilities beyond its ability to pay such debts or liabilities as they become due. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Purpose Entity” means a limited liability company which, at all times since its formation and thereafter, shall be (i) organized solely for the following purposes set forth in clauses (a) through (e) below and (ii) operated in accordance with clauses (f) through (ff) below:

(a)to acquire, own, hold, vote, sell, transfer, exchange, assign, dispose of, manage, encumber, pledge and otherwise deal with and in Permitted Assets in a manner not prohibited by the Loan Documents;

(b)to enter into and perform its obligations under or with respect to this Agreement and the other Loan Documents and all documents, instruments or agreements executed and delivered in connection therewith and the borrowings thereunder and all Contractual Obligations not otherwise prohibited under this Agreement or the other Loan Documents;

(c)to receive and distribute to the Borrower Sole Member, in the sole discretion of the Borrower Sole Member, as the sole member and a manager of the Borrower, (i) the proceeds of borrowings under this Agreement as a dividend or a return of capital, (ii) any Permitted Assets, other than Collateral (except to the extent such Collateral has been released pursuant to the provisions of this Agreement) and (iii) any proceeds of any of the foregoing, in each case to the extent not prohibited by the Loan Documents;

(d)to incur, issue, pay or discharge Permitted Liabilities;

(e)to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes, including the power to maintain its legal existence, the power to incur reasonable fees, costs and expenses related to the ownership, administration and management of Permitted Assets and the power to discharge Permitted Liabilities incurred in the furtherance of the foregoing purposes, in each case, to the extent not expressly prohibited under the Loan Documents;

(f)has not engaged and will not engage in any business unrelated to the purpose of such limited liability company as set forth in this definition;

(g)has not owned and will not own any asset or property other than Permitted Assets and incidental personal property necessary for the conduct of its business as permitted under this definition and the Loan Documents;

(h)has not bought or held and will not buy or hold any evidence of indebtedness issued by any other Person, other than Permitted Assets;

(i)to the fullest extent permitted by law, has not engaged in, sought or consented to and will not engage in, seek or consent to any dissolution, winding up or liquidation, in whole or in part, and, to the extent prohibited under the Loan Documents, has not and will not engage in any consolidation, merger or asset sale or amendment of its certificate of formation or operating agreement;

(j)has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(k)has maintained and will maintain its own separate books, records and bank accounts;

(l)has maintained and will maintain its books, records, resolutions and agreements as official records at its offices at 12300 Liberty Boulevard, Englewood, Colorado 80112 and not change the location of such books, records, resolutions and agreements without first providing the Administrative Agent at least thirty (30) days (or such shorter period as may be agreed by the Administrative Agent) prior written notice of such change in location;

(m)has maintained and will maintain a separate statement of assets and liabilities showing its assets and liabilities separate and apart from those of any other Person and not permit its assets and liabilities to be listed on the financial statements of any other Person; provided that the financial statements of an Issuer may be consolidated into the Borrower’s financial statements to the extent required by GAAP; provided, further, that the Borrower’s assets and liabilities may be included in the consolidated financial statements of the Parent and/or the Borrower Sole Member so long as (A) appropriate notations shall be made on such consolidated financial statements to indicate the separateness of the Borrower and the Parent and/or the Borrower Sole Member and to include that the Borrower’s assets and credit are not available to satisfy the debt and other obligations of the Parent, the Borrower Sole Member or any other Person and (B) such assets shall also be listed on the Borrower’s own separate balance sheet;

(n)has not commingled and will not commingle its funds or other assets with those of any other Person, except to the extent expressly permitted or required under the Loan Documents;

(o)except as otherwise expressly required or permitted by this Agreement and the other Loan Documents, has held and will hold its assets in its own name, and has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(p)[reserved];

(q)is and intends to remain Solvent, and has paid and will pay its own debts and liabilities out of its own funds and assets (to the extent of such funds and assets) as the same shall become due, and will give prompt written notice to the Administrative Agent of the insolvency or bankruptcy filing of the Borrower or the Parent or the Borrower Sole Member; provided that the foregoing shall not require the Parent, the Borrower Sole Member or any other Person to make any additional contributions to the Borrower;

(r)has done or caused to be done, and will do or cause to be done, all things necessary to observe all limited liability company formalities and preserve its existence and good standing, and will not amend, modify or otherwise change any of the single purpose, separateness or bankruptcy remote provisions or requirements of its operating agreement or other organizational documents, in each case as described in this definition (except as required by law or approved by the Required Lenders or pursuant to Section 7.06);

(s)shall not enter into any transaction of any kind with any Affiliate of the Borrower whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower as would be obtainable by the Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that (i) the Borrower may enter into any Contractual Obligation or any other transaction with an Affiliate expressly permitted under this Agreement and the other Loan Documents, (ii) the Parent or the Borrower Sole Member may make additional capital contributions of Permitted Assets to the Borrower at such times, in such amounts and on such terms as they may, in their sole discretion, deem appropriate or advisable, and the Borrower may receive and deal with same, (iii) the Borrower may distribute, dividend or otherwise transfer the proceeds of the Loans and any other Permitted Assets, other than Collateral (except to the extent such Collateral has been released pursuant to the provisions of this Agreement), to the Parent or any of its other Affiliates and (iv) the Borrower may continue to acquire, own, hold, vote, sell, transfer, exchange, assign, dispose of, manage, encumber and otherwise deal with and in Permitted Assets (and exercise the Borrower’s rights with respect thereto), in each case in a manner that is not prohibited by any provision of the Loan Documents;

(t)has no and will have no (x) Indebtedness other than Permitted Assets and Permitted Liabilities or (y) Contractual Obligations other than Permitted Assets, Liens not prohibited by Section 7.02, Permitted Liabilities, the Stockholders Agreement, the Advance/Newhouse Proxy or Contractual Obligations ancillary or relating thereto or consisting of Lock-Ups or Contractual Obligations ancillary or relating thereto or entered into in connection with Dispositions not prohibited under this Agreement and containing customary obligations and undertakings customary for such Dispositions;

(u)has not assumed and will not assume, guarantee, become obligated for or hold out its credit as being available to satisfy the debts or obligations of any other Person, including any Affiliate of the Borrower, or the decisions or actions respecting the daily business or affairs of any other Person, including any such Affiliate; provided that the Borrower may effect the Cheetah

Payoff and the Kodiak Payoff or distribute cash to its Affiliates for the purpose of effecting the Cheetah Payoff and the Kodiak Payoff, as applicable (provided that such funds shall be used to effect the Cheetah Payoff and the Kodiak Payoff, as applicable);

(v)has not acquired and will not acquire obligations or securities of the Borrower Sole Member;

(w)has conducted, and will at all times conduct its business solely in its own name in a manner not misleading to other Persons as to its identity (including through the use of separate stationery, invoices and checks bearing its own name);

(x)other than in connection with the Loan Documents, has not pledged and will not pledge its assets for the benefit of any other Person;

(y)has held itself out and identified itself and will hold itself out and identify itself to the public as a legal entity separate and distinct from any other Person and under its own name;

(z)has not made or permitted to remain and will not make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Borrower may invest in Permitted Assets and may make any loan or advance required or expressly permitted to be made pursuant to any provisions of the Loan Documents and permit the same to remain outstanding in accordance with such provisions;

(aa)has maintained and intends to maintain adequate capital (to the extent there is adequate cash flow from Permitted Assets) for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided that the foregoing shall not require the Borrower Sole Member or, if the Parent is not the Borrower Sole Member, the Parent to make any additional contributions to the Borrower;

(bb)has not permitted and will not permit any Affiliate of the Borrower independent access to its bank accounts except for the duly authorized officers, employees and agents, of the Borrower Sole Member, or if the Parent is not the Borrower Sole Member, the Parent, in each case, acting on behalf of the Borrower Sole Member in its capacity as the manager of the Borrower pursuant to and in accordance with the Organization Documents of the Borrower;

(cc)has not identified and will not identify the Borrower Sole Member or other Affiliates of the Borrower as a division or a department of the Borrower, and has not identified and will not identify itself as a department or division or part of any other Person except, in each case, as required by applicable Law with respect to Taxes or as provided by clause (m) above;

(dd)has not formed, acquired or held and will not form, acquire or hold any Subsidiary (whether corporate, partnership, limited liability company or other);

(ee)has caused and will use its best efforts to cause its agents and other representatives to act at all times with respect to the business and affairs of such entity in compliance with the foregoing; and

(ff)has and will have an Independent Manager.

“Spin-Off Event” means a distribution, whether as a dividend or otherwise, of the common stock of any Person (other than a Person that is then an Issuer) by an Issuer to the holders of the Shares of such Issuer, as determined by the Calculation Agent.

“Spin-Off Shares” means the shares of common stock of a Person (other than a Person that is then an Issuer) distributed to the holders of the Shares of such Issuer in connection with a Spin-Off Event and are (or will be upon the consummation of such Spin-Off Event) listed for trading on a Designated Exchange and issued by an entity incorporated or organized under the laws of the United States or any state thereof.

“Spinco” means, in connection with a Spin-Off Event, the issuer of the Spin-Off Shares.

“Stockholders Agreement” means the Second Amended and Restated Stockholders Agreement, dated as of May 23, 2015, by and among Charter, CCH I, LLC, Advance/Newhouse Partnership and the Parent, as amended by the Side Letter, and including the letter agreement between Charter and the Parent, dated February 23, 2021, which implements, facilitates and satisfies certain of the Parent’s obligations under the Stockholders Agreement, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Stub Period” shall mean, (a) unless a Loan is made on an Interest Payment Date, the initial Interest Period with respect to such Loan and (b) unless the Maturity Date is on an Interest Payment Date, the Interest Period ending on the Maturity Date.

“Subsequent Loan Borrowing” means a Borrowing comprised of Revolving Loans or Additional Loans, in each case, after the Amendment No. 4 Effective Date.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided that no Issuer shall be included as a “Subsidiary” of the Borrower for any purposes under this Agreement or the other Loan Documents.

“Substitution Shares” has the meaning specified in “Share Exchange.”

“Successor Administrative Agent” has the meaning specified in the introductory paragraph hereto.

“Successor Calculation Agent” has the meaning specified in the introductory paragraph hereto.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms, and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contract(s), (a) for any date on or after the date such Swap Contract(s) have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined in accordance with the methodology for determining termination value in such Swap Contract.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic or off-balance sheet lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means,

(a)for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Threshold Amount” means $500,000.

“Trading Disruption” means the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Exchange Day of any material suspension of or limitation imposed on trading by the relevant Exchange (whether by reason of movements in price exceeding limits permitted by such Exchange or otherwise) in any Shares that are Pledged Shares as determined by the Calculation Agent other than as a result of an Early Closure.

“Trading with the Enemy Act” has the meaning specified in Section 5.19.

“Tranche” shall mean Loans of the same Type made, converted or continued on the same date and as to which a single Interest Period is in effect.

“Transfer Restrictions” means, with respect to any property (including, in the case of securities, security entitlements in respect thereof), any condition to or restriction on the ability of the holder thereof to sell, assign, pledge or otherwise transfer such property or to enforce the provisions thereof or of any document related thereto whether set forth in such property itself or in any document related thereto, including (i) any requirement that any sale, assignment, pledge or other transfer or enforcement of such property be subject to any volume limitations or be consented to or approved by any person, including the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such property, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any person to the issuer of, any other obligor on or any registrar or transfer agent for, such property, prior to the sale, pledge, assignment or other transfer or enforcement of such property, (iv) any registration or qualification requirement or prospectus delivery requirement for such property pursuant to any federal, state or foreign securities law (including any such requirement arising under the Securities Act), (v) any condition to or restriction on the ability of a potential purchaser, assignee, pledgee or transferee to acquire such property from the holder thereof and (vi) any legend or other notification appearing on any certificate representing such property to the effect that any such condition or restriction exists; except that the required delivery of any assignment, instruction or entitlement order from the Borrower or any pledgor, assignor or transferor of such property, together with any evidence of the corporate or other authority of such Person, shall not constitute such a condition or restriction.

“Treasury Regulations” means the final or temporary regulations that have been issued by the U.S. Department of the Treasury pursuant to its authority under the Code, and any successor regulations.

“Triggering” means, with respect to an Issuer Event that is an Issuer Trading Suspension or Issuer Delisting, the occurrence or effectiveness thereof; provided that no Triggering of an Issuer Trading Suspension or Issuer Delisting, as applicable, that relates to Spin-Off Shares, shall be deemed to have occurred (A) to the extent that such Spin-Off Shares are not included in the Collateral or (B) if such Spin-Off Shares are included in the Collateral, to the extent that at the time of the Issuer Trading Suspension or Issuer Delisting, as applicable, with respect such Spin-Off Shares, (1) the LTV Ratio (calculated without giving any Collateral Value to such Spin-Off Shares) does not exceed the LTV Margin Call Level or (2) if the LTV Ratio exceeds the LTV Margin Call Level (calculated without giving any Collateral Value to such Spin-Off Shares), the Borrower complies with the provisions of Section 2.09(a) in a manner that causes the LTV Ratio to be equal to or less than the LTV Reset Level (it being understood and agreed that any Mandatory Prepayment Notice given in connection with the Triggering of an Issuer Event in substantially the form of Exhibit L hereto shall be deemed to satisfy the requirement to provide a Collateral Shortfall Notice to the Borrower); provided, however, that, on and after the Triggering of an Issuer Event with respect to any Issuer of Spin-Off Shares, such Spin-Off Shares shall cease to constitute Eligible Pledged Shares at all times thereafter.

“Type” means, as to any Loan, following the Amendment No. 4 Effective Date, whether it is (a) an Initial Loan, (b) a Revolving Loan or (c) an Additional Loan (provided that Additional Loans that are subject to different terms and conditions, including with respect to Base Spread and Maturity Date, shall be treated as different “Types” of Loans).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” and “U.S.” mean the United States of America.

“Unrestricted CHTR Shares” means all of the CHTR Shares that are Pledged Shares, other than the November 2022 Restricted Pledged Shares and any Additional Restricted CHTR Shares.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person who is a “U.S. person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g)(ii)(B)(III).

“USA PATRIOT Act” has the meaning specified in Section 10.15.

“Valuation Percentage” means, with respect to any Merger Shares or Spin-Off Shares, as the case may be, the applicable percentage reasonably determined by the Calculation Agent, in an equitable manner as the Calculation Agent determines necessary to preserve for the Lenders and the Borrower the intent of the parties (including the intention expressed through definitions) and the fair value and risks in the Loans after non-binding consultation with the Borrower for up to three (3) Business Days during the period prior to the effectiveness of the related Issuer Merger Event or Spin-Off Event, as applicable (or such longer period of time as determined by the Calculation Agent), for purposes of determining the Collateral Value with respect to such Merger Shares or Spin-Off Shares, as the case may be; provided that, for the avoidance of doubt, (i) the Valuation Percentage may be a percentage between 0% and 100%, inclusive, and (ii) the Calculation Agent may, but is not required to, determine the Valuation Percentage by reference to, among other factors and without limitation, applicable Transfer Restrictions other than Permissible Transfer Restrictions (whether in the hands of the Borrower or any Lender or Agent exercising its rights with respect thereto under the Loan Documents) and the liquidity of the relevant securities; provided, further, that if, in the reasonable judgment of the Calculation Agent, the Valuation Percentage cannot reasonably be determined prior to or upon the effectiveness of the related Issuer Merger Event or Spin-Off Event, then the Valuation Percentage shall be a good faith estimate as reasonably determined by the Calculation Agent which may be adjusted by the Calculation Agent as soon as practicable following such effectiveness in an equitable manner as the Calculation Agent determines necessary to preserve for the Lenders and the Borrower the intent of the parties (including the intention expressed through definitions) and the fair value and risks in the Loans and after non-binding consultation with the Borrower for up to three (3) Business Days. Notwithstanding the foregoing, if, with respect to such Merger Shares or Spin-Off Shares, as applicable, no Transfer Restrictions other than Permissible Transfer Restrictions (whether in the hands of the Borrower or any Lender or Agent exercising its rights with respect thereto under the Loan Documents) apply and such Merger Shares or Spin-Off Shares, as applicable, are (or, upon consummation of the relevant Issuer Merger Event or Spin-Off Event, will be (it being understood and agreed that such Shares shall not constitute Eligible Pledged Shares until such time as such Shares are listed for trading on a Designated Exchange)) listed for trading on a Designated Exchange, the Valuation Percentage shall be 100% with respect to such Merger Shares or Spin-Off Shares, as applicable, if the Calculation Agent determines that each of the following conditions is satisfied: (A) the issuer of such Merger Shares or Spin-Off Shares, as applicable, (i) has filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, for at least twelve (12) months (or for such shorter period that such issuer was required to file such reports) and (ii) has submitted electronically and posted on its corporate web site, if any, every Interactive Data File (as defined in Rule 11 of Regulation S-T) required to be submitted and posted pursuant to Rule 405 of Regulation S-T, for at least twelve (12) months (or for such shorter period that such issuer was required to submit and post such files), and (B) the Free Float of the Merger Shares or Spin-Off Shares, as applicable, as determined by the Calculation Agent in a commercially reasonable manner is at least [•] percent ([•]%). Upon receipt of written request from the Borrower following any determination of a Valuation Percentage, the Calculation Agent shall reasonably promptly provide the Borrower with a written explanation describing in reasonable detail any calculation or determination made by it in determining such Valuation Percentage (including any quotations, market data or information from internal sources used in making such calculations, but without disclosing Calculation Agent’s proprietary models or confidential information).

“Voluntary Prepayment” has the meaning specified in Section 2.04.

“Voluntary Prepayment Notice” has the meaning specified in Section 2.04.

“Withholding Agent” means the Borrower or the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02.Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “shall”

shall be construed to have the same meaning and effect as the word “will”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with the terms hereof and thereof (subject to any restrictions on, or an Event of Default resulting from, such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein”, “hereof” and “hereunder” and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any rules or regulations promulgated thereunder and any reference to any Law shall, unless otherwise specified, refer to such Law as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)Following the occurrence of an Issuer Merger Event, Spin-Off Event or Potential Adjustment Event, the Calculation Agent (or the Required Lenders, but only to the limited extent permitted in and subject to the terms and conditions of Sections 2.05 and 2.09) may adjust, with respect to (x) in the case of an Issuer Merger Event, the Shares that are the subject of such Issuer Merger Event, (y) in the case of a Spin-Off Event, the Shares issued by the Issuer which is issuing Spin-Off Shares in connection with a Spin-Off Event and Spin-Off Shares issued in connection with such Spin-Off Event and (z) in the case of a Potential Adjustment Event, the Shares issued by the Issuer subject to such Potential Adjustment Event, one or more terms of any Loan Document, as applicable (including the definitions of Minimum Price, Maximum Share Number, Issuer Delisting, Issuer Event, Issuer Merger Event, Issuer Tender Offer, Issuer Trading Suspension, Share Price Event, LTV Margin Call Level, Initial LTV Level, LTV Reset Level or any other term or provision) as the same relate to such Shares, in an equitable manner as the Calculation Agent (or the Required Lenders, but only to the limited extent permitted in and subject to the terms and conditions of Sections 2.05 and 2.09) determines necessary to preserve for the Lenders and the Borrower the intent of the parties (including the intention expressed through definitions) and the fair value and risks in the Loans and determine the effective date(s) of the adjustment(s), after non-binding consultation with the Borrower. Notwithstanding the foregoing, the Calculation Agent and Lenders may not adjust the determination of Valuation Percentage of Merger Shares or Spin-Off Shares if, pursuant to the definition thereof, such Valuation Percentage would be 100%. It is understood and agreed that (i) all determinations made by the Calculation Agent or the Lenders pursuant to this Agreement (whether under this Section 1.02(d) or otherwise) or the other Loan Documents will be made in good faith and in a commercially reasonable manner (and, if made in accordance with such standard, and any other applicable standard set forth in the Loan Documents with respect to the determination being made, will be conclusive), (ii) the Calculation Agent (or any Lender) may consult with one or more Lenders or Agents in making such determinations, and (iii) the Calculation Agent shall consult on a non-binding basis with the Lenders in making determinations with respect to a Potential Adjustment Event arising out of a Share Price Event or under clause (j) of the definition thereof.

(e)Upon receipt of written request from the Borrower following any such determination of adjustments pursuant to Section 1.02(d) hereof, the Calculation Agent (or, if applicable, the Required Lenders) shall reasonably promptly provide the Borrower with a written explanation describing in reasonable detail any calculation or determination made in determining such adjustments pursuant to Section 1.02(d) hereof (including any quotations, market data or information from internal sources used in making such calculations, but without disclosing the Calculation Agent’s proprietary models or confidential information).

(f)The Borrower hereby acknowledges that (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, (ii) no Agent or Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement, and the relationship between the Borrower, on the one hand, and the Agents and the Lenders, on the other hand, in connection herewith, is solely that of debtor and creditor; and (iii) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the parties hereto.

1.03.Accounting Terms.

(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, except as otherwise specifically prescribed herein.

(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower, the Administrative Agent or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and/or the Lenders, as applicable, financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04.Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable) in the United States.

1.05.Timing of Payment and Performance.

When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (except as otherwise set forth herein or in any other Loan Document) or performance shall extend to the immediately succeeding Business Day and, in the case of any payment that accrues interest, interest thereon shall be payable for the period of such extension.

1.06.Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person.

ARTICLE II

THE LOANS

2.01.The Loans.

(a)Each Initial Loan Lender acknowledges and agrees that, automatically and without any further action by any party, upon the occurrence of the Amendment No. 4 Effective Date, $1,150,000,000.00 of the outstanding principal amount of the Original Initial Loans outstanding immediately prior to the effectiveness of Amendment No. 4 will be outstanding hereunder as term Loans in the amount set forth next to each Lender’s name on Schedule I under the column titled “New Initial Loans”; and

(b)Each Revolving Lender (i) acknowledges and agrees that, automatically and without any further action by any party, upon the occurrence of the Amendment No. 4 Effective Date, 100% of the outstanding principal amount of the Original Initial Loans outstanding immediately prior to the effectiveness of Amendment No. 4 in excess of the Initial Loans will be outstanding hereunder as outstanding Revolving Loans under this Agreement and (ii) severally agrees to make additional Revolving Loans to Borrower, at any time and from time to time during the Availability Period in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not exceed such Revolving Lender’s Revolving Commitment.

(c)Amounts repaid or prepaid in respect of the Initial Loans may not be reborrowed. Subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans.

2.02.Funding of the Loans.

(a)Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that, in each case, the failure of any Lender to make its Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

(b)Each Lender shall make the proceeds of any Loans to be funded by it after the Amendment No. 4 Effective Date available to the Administrative Agent who shall either (i) credit the account of the Borrower on the books of the Administrative Agent with the amount of such proceeds or (ii) transfer by wire transfer such proceeds, in each case, in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c)To request a Borrowing, the Borrower shall deliver a duly completed and executed Borrowing Request to the Administrative Agent not later than 2:00 p.m., in the case of (x) the Initial Loans, at least one (1) Business Day in advance of the proposed Borrowing, (y) Revolving Loans funded after the Amendment No. 4 Effective Date, not later than 11:00 a.m. at least three (3) Business Days prior to the date of the proposed Borrowing (or such shorter period as the Administrative Agent and the Lenders may agree) and (z) Additional Loans, as applicable, at least three (3) Business Days (or such shorter period as the Administrative Agent and the Lenders may agree) prior to the date of the proposed Borrowing. Each Borrowing Request delivered in connection with or after the Amendment No. 4 Effective Date shall specify the following information in compliance with this Section 2.02:

(i)that the requested Borrowing is to be a Borrowing of the Initial Loans, Revolving Loans or Additional Loans;

(ii)the aggregate amount of such Borrowing;

(iii)the date of such Borrowing, which shall be a Business Day;

(iv)the location and number of the applicable account of the Borrower to which funds are to be disbursed; and

(v)with respect to the Initial Loans, Revolving Loans or Additional Loans, that the conditions set forth in Section 4.01 (solely in the case of the Initial Loans) and Sections 4.02(b) through (e) have been satisfied as of the date of the notice;

provided that a Borrowing Request may state that such request is conditioned upon the effectiveness of certain events, in which case such notice may be revoked by the Borrower (by notice to Administrative Agent on or prior to the specified date of such Borrowing) if such conditions are not satisfied.

(d)There shall be no more than twelve (12) Tranches of Loans outstanding hereunder at any time.

2.03.Repayment of the Loans. The Borrower shall repay to the Administrative Agent on the Maturity Date, for the ratable account of the Lenders, the aggregate principal amount of the Loans outstanding on such date together with all accrued interest thereon. Subject to Section 2.11(j), the Administrative Agent shall forward to each Lender its Ratable Share of each such payment.

2.04.Voluntary Prepayments. The Borrower may, upon notice (which notice may be in the form attached as Exhibit H-2 hereto or any other form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed), appropriately completed and signed by a Responsible Officer) to the Administrative Agent (a “Voluntary Prepayment Notice”), at any time or from time to time, voluntarily prepay the Loans in whole or in part (a “Voluntary Prepayment”) in an amount equal to the sum of (x) the aggregate principal amount of the Loans being prepaid and (y) all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.04; provided that, except with respect to any prepayments made pursuant to Section 2.09(a), (i) such Voluntary Prepayment Notice must be received by the Administrative Agent not later than 12:00 p.m., two (2) Business Days prior to any date of prepayment (or such shorter period as the Administrative Agent and the Lenders may agree) and (ii) any prepayment shall be either (A) in an aggregate principal amount of at least $5,000,000 and a whole multiple of $1,000,000 in excess thereof or (B) the entire principal amount of such Type of Loans then outstanding and being prepaid. Each such Voluntary Prepayment Notice shall specify the date of such prepayment, the amount of principal being prepaid, whether the Loans being prepaid are Initial Loans, Revolving Loans or Additional Loans. The Borrower shall make such prepayment, together with all accrued interest thereon and any additional amounts required pursuant to Section 3.04 on the date specified in such Voluntary Prepayment Notice, and all such amounts shall be due and payable on such date; provided that a Voluntary Prepayment Notice delivered by the Borrower may state that such notice is conditioned upon the effectiveness of certain events, including, without limitation, the closing of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to Administrative Agent on or prior to the specified effective date) if such conditions are not satisfied. Subject to Section 2.11(j), any Voluntary Prepayment described in this Section 2.04 shall be made to the Administrative Agent for the ratable accounts of the applicable Lenders of the Type or Types of Loans being prepaid. The Administrative Agent shall forward to each Lender its Ratable Share of each such payment with respect to the relevant Type of Loans being prepaid.

2.05.Mandatory Prepayments.

(a)On the first Business Day following the delivery of a Mandatory Prepayment Notice from the Calculation Agent to the Borrower (with a copy thereof to the Administrative Agent and the Lenders) stating that a Mandatory Prepayment Event has occurred (which need not be continuing) (provided that, subject to the last sentence of Section 2.05(b), if the Calculation Agent fails to deliver such Mandatory Prepayment Notice by 5:30 p.m. on the date the relevant Mandatory Prepayment Event occurs, any Lender may deliver or cause to be delivered the Mandatory Prepayment Notice in respect of such Mandatory Prepayment Event to the Borrower (with a copy thereof to each other Lender and Agent) with the same effect as if such Mandatory Prepayment Notice was delivered by the Calculation Agent; provided, further, that any failure to so deliver a copy of a Mandatory Prepayment Notice to any Lender or Agent shall not invalidate the effectiveness of such Mandatory Prepayment Notice) the Borrower shall prepay the aggregate outstanding principal amount of the Loans, together with all accrued interest thereon and shall pay any additional amounts required pursuant to Section 3.04 and all other Obligations (other than contingent obligations for which no claim has been made).

(b)For purposes of the delivery and receipt of any Mandatory Prepayment Notice (including under Section 10.02), (i) the Borrower consents to the delivery of such Mandatory Prepayment Notice by electronic communications and (ii) the Borrower’s “normal business hours” shall be 9:00 a.m. to 6:00 p.m., each Business Day. Notwithstanding anything to the contrary contained herein, in the event that a Mandatory Prepayment Event occurs following any Potential Adjustment Event, Issuer Merger Event or Spin-Off Event, then the Calculation Agent and the Lenders agree not to send a Mandatory Prepayment Notice until such time as Calculation Agent has made its (or, subject to the terms and conditions of the proviso to this sentence, the Required Lenders have made their) determination as to the appropriate adjustments, if any, to be made to (i) the Minimum Price, (ii) the Maximum Share Number, (iii) the LTV Margin Call Level and/or (iv) the LTV Reset Level, in each case, in accordance with and subject to the provisions of Section 1.02(d); provided that, if the Calculation Agent fails to make its determination with respect to such adjustments by 5:30 p.m. on the date the relevant Mandatory Prepayment Event occurs, the Required Lenders (provided that the outstanding Loans held by, and unused Commitments of, the Calculation Agent and its Affiliates shall be excluded for purposes of making such determination of Required Lenders) may make such adjustments, if any, in each case, in accordance with and subject to the provisions of Section 1.02(d), with the same effect as if they were made by the Calculation Agent.

(c)Subject to Section 2.11(j), any prepayment described in this Section 2.05(a) shall be made to the Administrative Agent for the ratable accounts of the Lenders, and each prepayment described in subsection (d) shall be made for the ratable accounts of the Revolving Lenders. The Administrative Agent shall forward to each Lender its Ratable Share of each such payment.

(d)If for any reason the aggregate outstanding principal amount of all Revolving Loans at any time exceeds the aggregate Revolving Commitments at such time, Borrower shall immediately prepay the Revolving Loans in an aggregate principal amount equal to such excess after notice thereof from the Administrative Agent or any Lender. Each such payment shall be paid to the Administrative Agent for the account of the Revolving Lenders in accordance with their respective Applicable Percentages solely in respect of the Revolving Loans.

2.06.Interest and Fees.

(a)Ordinary Interest.

(i)The Loans shall bear interest on the outstanding principal amount thereof for each Interest Period from the first day of such period to the last day thereof at a rate per annum equal to the applicable Floating Rate for such Interest Period. Subject to Section 2.06(a)(ii), Section 2.06(a)(iii) and Section 2.09(f)(i), accrued interest shall be payable by the Borrower in cash in arrears on each Interest Payment Date. The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for the Loans upon determination of such interest rate.

(ii)PIK Interest.

(A)At the Borrower’s election, interest may be payable entirely as PIK Interest. If the Borrower has delivered a PIK Interest Election Notice in accordance with the terms of this Section 2.06(a)(ii)(A), on the applicable Interest Payment Date, all accrued and unpaid interest shall be added to the principal amount of the Loans and shall, thereafter, be deemed an extension of additional Loans pursuant to the terms of, and subject to, the Loan Documents. PIK Interest shall be allocated ratably to the principal amounts of the Loans of each Lender in accordance with the Ratable Share of the Loans of such Lender. Unless the context otherwise requires, for all purposes hereof, references to “principal amount” of Loans refers to the original face amount of the Loans plus any increase in the principal amount of the outstanding Loans as a result of payments of PIK Interest. The entire unpaid balance of all PIK Interest shall be immediately due and payable in full in immediately available funds on the Maturity Date. Unless the Borrower delivers a PIK Interest Election Notice to the Administrative Agent at least three (3) Business Days prior to an Interest Payment Date, the Borrower will, subject to the immediately succeeding clause (B) below, be deemed to have elected for each Interest Period, to make interest payments in cash as set forth in Section 2.06(a)(i).

(B)Notwithstanding anything to the contrary herein, the addition of PIK Interest to the aggregate principal amount of the Loans shall not result in a reduction of the aggregate principal amount of unused Commitments hereunder.

(b)(i) With the exception of any accrued and unpaid interest that is applied to increase the aggregate principal amount on the Loans pursuant to Section 2.06(a)(ii), if any amount due and payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, to the fullest extent permitted by applicable Laws, such amount shall thereafter bear interest at a rate per annum equal to the sum of (x) the Floating Rate applicable to such amount and (y) 2.0% for each day until such amount and any interest thereon is paid in full.

(ii)With the exception of any accrued and unpaid interest that is applied to increase the aggregate principal amount on the Loans pursuant to Section 2.06(a)(ii), accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)Except as expressly provided herein, interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the benefit of each Revolving Lender a commitment fee (the “Commitment Fee”) equal to (i) [•]% ([•] basis points) per annum on the daily unused amount of the Revolving Commitment of each Revolving Lender during the period from and including the Amendment No. 4 Effective Date to but excluding the earlier to occur of the date on which (i) the Availability Period with respect to such Revolving Commitment expires or (ii) the Revolving Commitment terminates. Accrued Commitment Fees shall be payable in arrears (x) on each Interest Payment Date and (y) on the date that the Revolving Commitment expires or terminates. Commitment Fees shall be computed on the basis of a 360-day year and actual days elapsed (including on the first day but excluding the last day). The Administrative Agent shall forward to each Lender its Applicable Percentage of such payment.

(e)Administrative Agent Fees. The Borrower shall pay the Administrative Agent the fees and other amounts at the times and in the amounts specified in, and in accordance with, the Agent Fee Letter.

(f)Alternate Rate of Interest. Subject to Section 2.06(g), if, on or prior to the first day of any Interest Period for any SOFR Loan, either:

(i)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error and notice of which shall be provided in writing to the Administrative Agent) that adequate and reasonable means do not exist for ascertaining Term SOFR, for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii)the Administrative Agent and the Calculation Agent are advised by the Required Lenders that Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then, in each case, the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period.  Upon any such conversion, the Borrower shall also, to the extent not capitalized in accordance with Section 2.06(a)(ii), pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.11. Subject to Section 3.02, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

(g)Benchmark Replacement Setting.

(i)Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement.  Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.  No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.06(g)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii)Benchmark Replacement Conforming Changes.  In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent and the Borrower will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)Notices; Standards for Decisions and Determinations.  The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.06(g)(iv) and (y) the commencement of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.06(g), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.06(g).

(iv)Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion, after consultation with the Borrower, or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may, after consultation with the Borrower, modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may, after consultation with the Borrower, modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period.  During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

(h)Rates.  The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

2.07.Computations. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year); provided that all computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. Interest shall accrue on the Loans for the day on which the Loans are made, and shall not accrue on the Loans, or any portion thereof, for the day on which the Loan or such portion is paid; provided that if the Loans are repaid on the same day on which it is made, the Loans shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate hereunder, including pursuant to and in accordance with Section 2.06, shall be conclusive and binding for all purposes, absent manifest error. Any Interest Period stated to end on a day numerically corresponding to a given day in a specified month thereafter shall, if there is no corresponding day, end on the last Business Day of such month.

2.08.Termination of Commitments.

(a)The (i) Original Initial Loan Commitments automatically terminated upon the funding of the relevant Original Initial Loans and (ii) the Initial Loan Commitments automatically terminated upon the funding of the Initial Loans on the Amendment No. 4 Effective Date.

(b)Subject to Section 2.08(c) below, the Revolving Commitments and any Additional Loan Commitments shall automatically terminate at 5:00 p.m. on the last Business Day of the applicable Availability Period; provided that such termination shall not occur if the failure to fund within the applicable Availability Period results solely from the action or inaction of the Administrative Agent or the Lenders in violation of the terms of this Agreement. The Additional Loan Commitments of each applicable Additional Lender shall be reduced, Dollar for Dollar, by the amount of each Additional Loan made by such Additional Lender. Subject to Section 2.05, the Commitments of each Lender shall automatically and permanently be reduced to zero upon the delivery of a Mandatory Prepayment Notice.

(c)The Borrower may, upon notice to the Administrative Agent, terminate any unused Commitments, or from time to time permanently reduce any unused Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 p.m. (Noon) two (2) Business Days prior to the date of termination or partial reduction, and (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Subject to Section 2.11(j), any reduction of Commitments shall be applied to the Commitments of each Lender ratably, according to the Commitments held by each Lender. All fees accrued with respect thereto until the effective date of any termination or reduction of the Commitments shall be paid on the effective date of such termination or reduction.

2.09.LTV Maintenance; LTV Notice.

(a)If, upon the close of business on any Scheduled Trading Day, the Calculation Agent determines that the LTV Ratio exceeds the LTV Margin Call Level (a “Collateral Shortfall”), the Calculation Agent shall deliver a Collateral Shortfall Notice to the Borrower; provided that, subject to the last sentence of this Section 2.09(a), if the Calculation Agent has failed to deliver such Collateral Shortfall Notice by 5:30 p.m. on the date on which such Collateral Shortfall occurs, if any Lender determines that a Collateral Shortfall has occurred, such Lender may (subject to the last sentence of this Section 2.09(a)) deliver or cause to be delivered a Collateral Shortfall Notice to the Borrower (with a copy thereof to each other Lender and Agent) with the same effect as if such Collateral Shortfall Notice had been delivered by the Calculation Agent; provided, further, that any failure to so deliver a copy of a Collateral Shortfall Notice to any Lender or Agent shall not invalidate the effectiveness of such Collateral Shortfall Notice. The Borrower shall:

(i)no later than 2:00 p.m. on the first Business Day following delivery of a Collateral Shortfall Notice from the Calculation Agent or a Lender (the Business Day of such delivery of such Collateral Shortfall Notice, a “Collateral Shortfall Notice Day”) inform the Calculation Agent (or such Lender, as applicable) that it intends to satisfy such Collateral Shortfall Notice;

(ii)no later than Noon on the second Business Day following a Collateral Shortfall Notice Day, provide the Calculation Agent with SWIFT or Fedwire instructions for delivery of any funds to be used to prepay the Loans, if applicable, as contemplated in clause (iii) below; provided that it is understood and agreed that so long as the Borrower otherwise complies with clause (iii) below, any failure of the Borrower to timely provide the Calculation Agent (or, if a Lender delivered such Collateral Shortfall Notice, such Lender) with SWIFT or Fedwire instructions as required in this clause (ii) shall not result in a Default or Event of Default; and

(iii)no later than 4:00 p.m. on the second Business Day after a Collateral Shortfall Notice Day, (A) voluntarily prepay the Loans in accordance with Section 2.04 (including payment of all accrued and unpaid interest on the Loans so prepaid, amounts owing under Section 3.04) and/or (B) cause Cash or Cash Equivalents, that will constitute Eligible Cash Collateral upon such delivery, and/or additional Shares, that will constitute Eligible Pledged Shares upon such delivery, to be delivered to the Collateral Account of each Applicable Lender in accordance with Section 3 of the Security Agreement, in each case, in an amount sufficient to reduce the LTV Ratio to be equal to or less than the LTV Reset Level, as of the date or payment and/or delivery, all as determined by the Calculation Agent.

For purposes of delivery and receipt of any Collateral Shortfall Notice and Section 10.02 with respect to any such Collateral Shortfall Notice, (i) the Borrower consents to the delivery of such Collateral Shortfall Notice by electronic communications and (ii) the Borrower’s “normal business hours” shall be 9:00 a.m. to 6:00 p.m. each Business Day. Notwithstanding anything to the contrary contained herein, in the event that the LTV Ratio exceeds the LTV Margin Call Level, as determined by the Calculation Agent, following a Potential Adjustment Event, a Spin-Off Event or an Issuer Merger Event, then the Calculation Agent and the Lenders agree not to send a Collateral Shortfall Notice until such time as the Calculation Agent has made its (or, subject to the terms and conditions of the proviso to this sentence, the Required Lenders have made their) determination as to the appropriate adjustments, if any, to be made to (i) the Minimum Price, (ii) the Maximum Share Number, (iii) the LTV Margin Call Level and/or (iv) the LTV Reset Level, in each case, in accordance with and subject to the provisions of Section 1.02(d); provided that, if the Calculation

Agent fails to make its determination with respect to such adjustments by 5:30 p.m. on such Collateral Shortfall Notice Day, the Required Lenders (provided that the outstanding Loans held by, and unused Commitments of, the Calculation Agent and its Affiliates shall be excluded for purposes of making such determination of Required Lenders) may make such adjustments, if any, in each case, in accordance with and subject to the provisions of Section 1.02(d) with the same effect as if they were made by the Calculation Agent.

(b)Upon the reasonable request of the Borrower, the Calculation Agent shall notify the Borrower of the LTV Ratio, as determined in accordance with the definition of “Market Reference Price” within one (1) Exchange Day after the Borrower’s date of such request. It is understood and agreed that any determination of the LTV Ratio made by the Calculation Agent pursuant to this Section 2.09 or otherwise will be made in good faith and in a commercially reasonable manner (and, if made in accordance with such standard will be conclusive).

(c)If, following the announcement (whether by an Issuer or any relevant third party) of (i) a Spin-Off Event or (ii) a firm intention to engage in a transaction (whether or not subsequently amended) that, if completed, would reasonably be expected to lead to an Issuer Merger Event, the Calculation Agent reasonably determines, following non-binding consultation with the Borrower during the same consultation period described in the definition of “Valuation Percentage”, that the securities or any other property that would be distributed to the holders of shares constituting the Pledged Shares, in connection with such Issuer Merger Event or Spin-Off Event, as the case may be, would not meet the criteria for a Valuation Percentage of 100% set forth in the proviso to the definition of “Valuation Percentage”, and in connection with the completion of such distribution, the Borrower would be required, pursuant to Section 2.09(a), to deliver any additional Cash or Cash Equivalents that will constitute Eligible Cash Collateral and/or additional Shares that will constitute Eligible Pledged Shares (based on the applicable Valuation Percentage reasonably determined by the Calculation Agent for purposes of determining the Collateral Value with respect to such Merger Shares or Spin-Off Shares, as the case may be, as set forth in the definition of “Valuation Percentage” and any other adjustments to be made pursuant to Section 1.02(d)), then the Calculation Agent shall determine the amount of Cash, Cash Equivalents and/or Shares that will constitute Eligible Cash Collateral and/or Eligible Pledged Shares, as applicable, upon such delivery, to be delivered to the Collateral Account of each Applicable Lender in accordance with Section 3 of the Security Agreement for the LTV Ratio not to exceed the LTV Margin Call Level as a result of such distribution (the “LTV Event Amount”).

Within one (1) Business Day after the Calculation Agent determines the LTV Event Amount, which determination shall occur not more than eight (8) Business Days prior to the date on which such a distribution is scheduled to occur (or such shorter period of time if the scheduled distribution is less than eight (8) Business Days following the public announcement), the Calculation Agent shall deliver a notice to the Borrower setting forth the LTV Event Amount. No later than 4:00 p.m. on the earlier to occur of the (i) third Business Day after delivery of such notice and (ii) the date of such distribution, the Borrower shall cause Cash, Cash Equivalents and/or Shares that will constitute Eligible Cash Collateral and/or Eligible Pledged Shares, as applicable, upon such delivery, to be delivered to the Collateral Account of each Applicable Lender in accordance with Section 3 of the Security Agreement, in an amount equal to the LTV Event Amount. With effect from such delivery of the LTV Event Amount, the Calculation Agent shall adjust the Collateral Value in its commercially reasonable sole discretion to give effect to the foregoing determinations, with such adjustment terminating upon the earliest to occur of (i) the determination of a Valuation Percentage with respect to such securities upon their distribution and (ii) the announcement by any Issuer or relevant third party of the withdrawal or abandonment of such Issuer Merger Event or Spin-Off Event, as the case may be (it being understood that the withdrawal or abandonment of any such Issuer Merger Event or Spin-Off Event, as the case may be, does not preclude the occurrence of another Issuer Merger Event or Spin-Off Event).

If, following the delivery of Eligible Cash Collateral and/or Eligible Pledged Shares in the requisite LTV Event Amount, any Issuer or relevant third party announces the withdrawal or abandonment of such Issuer Merger Event or Spin-Off Event, or the Calculation Agent determines following consummation of such Issuer Merger Event or Spin-Off Event that the Valuation Percentage is greater than initially determined for purposes of calculating the LTV Event Amount, then, upon receipt of a written request therefor from the Borrower, the Calculation Agent shall promptly originate an instruction or entitlement order to the Custodian directing the release and transfer of any applicable Collateral constituting the LTV Event Amount from the Collateral Account of each Applicable Lender to the Borrower (or the Borrower’s designee) such that the LTV Ratio does not exceed the LTV Margin Call Level as calculated by the Calculation Agent to correspond to the revised Valuation Percentage (provided that the Borrower may elect to maintain in the Collateral Account all or any portion of such LTV Event Amount permitted to be so released). Notwithstanding the foregoing, prior to the Calculation Agent sending notice of an LTV Event Amount, the Calculation Agent shall make all other adjustments pursuant to Section 1.02(d) hereof and any LTV Event Amount shall be calculated based on such adjustments.

(d)The Borrower may not withdraw any Collateral from the Collateral Accounts, except (i) in accordance with clauses (c) through (f) and/or clause (h) of this Section 2.09, (ii) with the prior written consent of each Lender or (iii) in connection with a Disposition and/or Restricted Payment, as applicable, of Pledged Shares held in the Collateral Accounts as permitted under Section 7.04 and Section 7.07, respectively; provided that, at the time of any such withdrawal, in the event the Collateral consists of Shares (other than Spin-Off Shares) and Spin-Off Shares, the Calculation Agent may, in an equitable manner as the Calculation Agent determines necessary to preserve for the Lenders and the Borrower the intent of the parties and the fair economic value and risks in the Loans before giving effect to the Spin-Off Event relating to such Spin-Off Shares, after non-binding consultation with the Borrower, determine the required ratio of the value (determined based on the Market Reference Price) of the Shares of the relevant Issuer relating to such Spin-Off Event constituting Collateral to the value (determined based on the Market Reference Price) of the Spin-Off Shares relating to such Spin-Off Event constituting Collateral, in each case, after giving effect to such withdrawal, to be withdrawn; provided, further, that, in the event such ratio results in the value (determined based on the Market Reference Price) of the Shares issued by a particular Issuer constituting [•]% or more of the value (determined based on the Market Reference Price) of the Collateral consisting of Pledged Shares remaining after giving effect to such withdrawal, then the Borrower may elect to include Shares issued by such Issuer in the Collateral in a percentage in excess of [•]% of the value (determined based on the Market Reference Price) of the Collateral consisting of Pledged Shares, and other Shares not issued by such Issuer shall be permitted to be released to the extent otherwise permitted under clauses (i), (ii) or (iii) of this clause (d).

(e)Except as contemplated under Section 2.09(l) hereto, Collateral shall be released from the Liens created under the Collateral Documents as follows:

(i)the Calculation Agent and each Applicable Lender shall have received a written notice from the Borrower requesting a release of such Collateral on the date specified therein (which date shall be no earlier than the Business Day immediately following the first Business Day on which the Calculation Agent and the Applicable Lenders have received such notice by 1:00 p.m. (or such shorter period as the Calculation Agent and the Applicable Lenders may agree)), including the amount and type of Collateral requested to be released;

(ii)after giving effect to such release and any other release otherwise requested or effected pursuant to this Section 2.09(e) and any Disposition pursuant to Section 7.04, the LTV Ratio would be equal to or less than the Initial LTV Level;

(iii)no Event of Default shall exist or would occur immediately after giving effect to such release; and

(iv)on the date of such release the Borrower is not required to make any prepayment and/or provide additional Collateral under Section 2.05 or Section 2.09(a) (and will not be required to take any such action as a result of the proposed release).

Any such notice delivered pursuant to the immediately preceding clause (i) shall contain a representation and warranty by the Borrower to the items set forth in the immediately preceding clauses (ii) and (iii) (and if such notice is given in connection with the Share Exchange, also as to the matters set forth in clause (y) of the immediately following paragraph).

Notwithstanding anything to the contrary herein, (w) in connection with a release of any Pledged Shares under this Section 2.09(e) in connection with a Share Exchange, the condition of the immediately preceding clause (ii) shall not be a condition precedent to such release of the Pledged Shares (for the avoidance of doubt, in an aggregate amount not exceeding the number of the Substitution Shares) so long as such release does not cause a violation of Section 221.3(f) of Regulation U of the FRB, (x) no release of the Pledged Shares under this Section 2.09(e) in connection with a Share Exchange shall occur, if any Mandatory Prepayment Event or Collateral Shortfall has occurred and is continuing immediately prior to such release or would result therefrom, (y) to the extent the Control Share End Date has not occurred with respect to such Additional Restricted CHTR Shares, the Borrower will not request a Share Exchange with respect to such Additional Restricted CHTR Shares in an amount that exceeds [•] Additional Restricted CHTR Shares per Control Share Month (with unused amounts in any Control Share Month being carried over to the next succeeding Control Share Month) and (z) with respect to any Additional Restricted CHTR Shares that are otherwise eligible to be subject to a Share Exchange, to the extent the Control Share End Date has not occurred with respect to such Additional Restricted CHTR Shares, the Borrower will not request a Share Exchange in the event a Rule 144 Reporting Event has occurred and is continuing prior to such date; provided that, for the avoidance of doubt, upon the occurrence and during the continuance of a Rule 144 Reporting Event, any Additional Restricted CHTR Shares that are not the subject of a Share Exchange in any Control Share Month that occurs during such Rule 144 Reporting Event may be carried over to the next succeeding Control Share Month during which a Share Exchange may be effectuated.

Upon satisfaction of the conditions set forth in this Section 2.09(e), the Calculation Agent shall be permitted, without the consent of the Lenders (but the Calculation Agent shall give each Applicable Lender prompt notice thereof), and hereby agrees, on the date specified in such written notice of the Borrower (which date shall be no earlier than the Business Day immediately following the first Business Day on which the Calculation Agent and the Applicable Lenders have received such notice by 1:00 p.m. (or such shorter period as the Calculation Agent and the Applicable Lenders may agree)), to release such Collateral from the Liens created under the Collateral Documents and send written directions to the Custodian, as provided and in accordance with the Collateral Account Control Agreement, to transfer such Collateral to an account or accounts as directed by the Borrower in such written notice; provided however, upon receiving written notice from the Borrower pursuant to Section 2.09(e)(i), if any Applicable Lender acting in a commercially reasonable manner disputes in good faith that the conditions set forth in Section 2.09(e) have been satisfied and subsequently notifies the Calculation Agent of such dispute prior to release, then absent manifest error on behalf of such Applicable Lender, the Calculation Agent shall not release such Lender’s Collateral from Liens under the Collateral Documents; provided, further, that the release of Collateral pursuant to Section 2.09(f) shall not be subject to the requirements of this Section 2.09(e).

Collateral of the type requested to be released by the Borrower shall be released from any Lien created under the Collateral Documents (A) on a ratable basis among the Applicable Lenders in accordance with their respective Ratable Shares of the amount and type of Collateral being released and (B) in an aggregate amount equal to the lowest of (I) the amount of Collateral requested to be released by the Borrower in such written notice, (II) an amount of Collateral with a value such that, after giving effect to such release and any other release otherwise requested or effected pursuant to this Section 2.09(e) and any Disposition pursuant to Section 7.04, the LTV Ratio would not be greater than the Initial LTV Level and (III) the aggregate amount of such type of Collateral requested to be released by the Borrower held in the Collateral Accounts; provided that each type of Pledged Shares subject to such release (it being understood that, for this purpose, the November 2022 Restricted Pledged Shares, the Existing Unrestricted Pledged Shares, and any other Pledged Shares required to be held in separate Collateral Accounts shall be treated as a separate “type of Pledged Shares” from other Pledged Shares) shall be allocated to each Collateral Account in an aggregate number (rounded down to the nearest Share) in accordance with each Applicable Lender’s Ratable Share.

Notwithstanding anything to the contrary contained herein, in the case of an Issuer 251(g) Merger Event, Issuer Merger Event or Issuer Tender to Merger Event, (i) upon receipt of a written request therefor from the Borrower, the Calculation Agent shall (and may, without the consent of any Lender) promptly originate an instruction or entitlement order to the Custodian directing the release and transfer of any Pledged Shares subject to such Issuer 251(g) Merger Event, Issuer Merger Event or Issuer Tender to Merger Event (but excluding, for the avoidance of doubt, (A) any Shares or other shares received or to be received by the Borrower or that the Borrower is entitled or otherwise has any right or a claim to receive in connection with any such Issuer 251(g) Merger Event, Issuer Merger Event or Issuer Tender to Merger Event and (B) any and all proceeds in respect of any such Issuer 251(g) Merger Event, Issuer Merger Event or Issuer Tender to Merger Event) upon or following the occurrence of such Issuer 251(g) Merger Event, Issuer Merger Event or Issuer Tender to Merger Event, regardless of whether the conditions to release of Collateral set forth in this Section 2.09(e) are otherwise met, (ii) to the extent it is necessary for the Calculation Agent or any Applicable Lender to take action under the Collateral Documents to cause the Pledged Shares subject to such Issuer 251(g) Merger Event, Issuer Merger Event or Issuer Tender to Merger Event to cease to be Pledged Shares upon the occurrence of such Issuer 251(g) Merger Event, Issuer Merger Event or Issuer Tender to Merger Event, then the Calculation Agent or such Applicable Lender shall take such action (and each Secured Party authorizes the taking of such actions by the Calculation Agent and such Applicable Lender), and (iii) to the extent it is necessary for the Borrower to take action to cause (x) any Shares, Permitted Assets, other assets, consideration or proceeds received in respect of such Issuer 251(g) Merger Event, Issuer Merger Event or Issuer Tender to Merger Event or (y) any Shares tendered in the tender offer relating to an Issuer Tender to Merger Event where (A) such tender offer is not settled within three (3) Business Days following any tender of Shares by the Borrower in such tender offer, (B) such Shares are properly withdrawn prior to expiration or (C) such tender offer is terminated prior to such Shares being accepted by the offeror, in the case of each of clause (x) and clause (y), to constitute Collateral pledged under the Security Agreement to each Applicable Lender, on a ratable basis, Borrower agrees to take such actions as may be reasonably requested by the Calculation Agent or any Lender to confirm or ensure that such Shares, Permitted Assets, other assets, consideration, proceeds or previously tendered Shares promptly constitute Collateral pledged under the Security Agreement to each Applicable Lender, on a ratable basis, and, if Shares, Permitted Assets, other assets, consideration, proceeds or previously tendered Shares are so pledged, then, to the extent such Shares, Permitted Assets, other assets, consideration, proceeds or previously tendered Shares may be held in an account subject to the Collateral Account Control Agreement, the Borrower will take such actions as may be reasonably requested by the Calculation Agent or any Lender to cause such Shares, Permitted Assets, other assets, consideration, proceeds or previously tendered Shares to be held in accounts subject to the Collateral Account Control Agreement.

(f)(i) Upon receipt by the Calculation Agent of written notice from the Borrower requesting the release and application of Eligible Cash Collateral for the purpose of either (1) making an interest payment on the Loans then due and payable or (2) repaying or prepaying any PIK Interest, the Calculation Agent shall be permitted, without the consent of the Lenders (but the Calculation Agent shall give each Applicable Lender and the Administrative Agent prompt notice thereof), on the date specified in such notice (which date shall be no earlier than the Business Day immediately following the first Business Day on which the Calculation Agent has received such notice by 1:00 p.m.), to release such Eligible Cash Collateral from the Liens created under the Collateral Documents and cause the Administrative Agent to apply such released Eligible Cash Collateral as directed by the Borrower in such written notice.

(ii) Upon satisfaction of the conditions set forth in this Section 2.09(f), Eligible Cash Collateral shall be released from any Lien created under the Collateral Documents (A) among the Applicable Lenders in accordance with their respective ratable basis of the Eligible Cash Collateral being released and (B) in an aggregate amount equal to the lowest of (I) the amount of Collateral requested to be released by the Borrower in such written notice and (II) the aggregate amount Eligible Cash Collateral requested to be released by the Borrower held in the Collateral

Accounts, and an amount equal to the amount of Eligible Cash Collateral released by each Applicable Lender shall be applied by the Administrative Agent in accordance with the preceding clause (i) to the Obligations owing to such Applicable Lender and its Agented Lenders.

(g)In addition to transfers made pursuant to Section 2.09(a) or (c) or in connection with Dispositions under Section 7.04(a), (b) or (c), the Borrower may transfer (i) Cash, Cash Equivalents and/or Shares that will constitute Eligible Cash Collateral and Eligible Pledged Shares, as applicable, upon such transfer or, in respect of any Additional Restricted CHTR Shares upon the occurrence of the Crediting Date with respect to such Additional Restricted CHTR Shares, and (ii) assets other than Cash, Cash Equivalents and Shares that each of the Lenders has consented to in writing to be included as Collateral (such consent not to be unreasonably withheld or delayed), in each case of clauses (i) and (ii), into the Collateral Accounts on any Business Day, and the Calculation Agent shall adjust the LTV Ratio accordingly which shall become effective one (1) Business Day after the posting of such additional Collateral, as applicable (except in the case of (x) Section 2.09(a) or (c) or in connection with a Disposition under Section 7.04(a), (b) or (c), which such adjustments shall be effective on the date of delivery of Eligible Cash Collateral and/or Eligible Pledged Shares and (y) Additional Restricted CHTR Shares, which subject adjustments shall be effective on the applicable Crediting Date); provided that, except in the case of Section 2.09(a) or (c) or Section 7.04(a), (b) or (c), the Calculation Agent shall only be required to make such adjustment with respect to a transfer by the Borrower having a Collateral Value of at least $1,000,000.

(h)If (i) any Constrictive Amendment referred to in clause (i)(ii) of the definition of “Potential Adjustment Event” is not approved in the applicable shareholder vote such that a Potential Adjustment Event shall be deemed not to have occurred and any adjustments made in connection therewith shall automatically cease to be effective (in each case, as provided in such clause (i)(ii)), then, upon receipt of a written request therefor from the Borrower, the Calculation Agent shall (without the consent of any Lender) promptly originate an instruction or entitlement order to the Custodian directing the release and transfer of any applicable Collateral posted as a result of such Potential Adjustment Event from the Collateral Account of each Applicable Lender to the Borrower (or the Borrower’s designee) such that the LTV Ratio does not exceed the LTV Margin Call Level as calculated by the Calculation Agent without giving effect to such adjustments, (ii) there occurs a Triggering of an Issuer Event with respect to any Issuer of Spin-Off Shares, and such Spin-Off Shares shall cease to constitute Eligible Pledged Shares at all times thereafter, then, so long as the LTV Ratio does not exceed the LTV Margin Call Level or, if a Collateral Shortfall Notice is received, Borrower cures a Collateral Shortfall in accordance with Section 2.09(a), upon receipt of a written request therefor from the Borrower, the Calculation Agent shall (without the consent of any Lender) promptly originate an instruction or entitlement order to the Custodian directing the release and transfer of such Spin-Off Shares from the Collateral Account of each Applicable Lender to the Borrower (or the Borrower’s designee) or (iii) there occurs a Potential Adjustment Event with respect to any Spin-Off Shares and Borrower elects to exclude the Collateral Value of such Spin-Off Shares from the calculation of the LTV Ratio as provided in the last paragraph of the definition of “Potential Adjustment Event” and otherwise complies with the provisions of such paragraph, then, so long as the LTV Ratio does not exceed the LTV Margin Call Level, upon receipt of a written request therefor from the Borrower, the Calculation Agent shall (without the consent of any Lender) promptly originate an instruction or entitlement order to the

Custodian directing the release and transfer of such Spin-Off Shares from the Collateral Account of each Applicable Lender to the Borrower (or the Borrower’s designee).

(i)To the extent that the Borrower elects or is required to transfer or deposit Shares, Cash, Cash Equivalents or any other item of Collateral into any Collateral Accounts, the Borrower shall effect such transfer or deposit by transferring or depositing into each Applicable Lender’s Collateral Account, such Shares, Cash, Cash Equivalents or any other item of Collateral in accordance with their Ratable Shares of such item of Collateral.

(j)At the reasonable request of any Agent, the Custodian, any Applicable Lender or the Borrower, the parties hereto agree to execute and deliver such documents, agreements or instruments as are reasonably requested to evidence and/or give effect to the release of Liens described in this Section 2.09.

(k)To the extent an assignment of Loans or Commitments by any Lender pursuant to Section 10.06 requires the distribution or reallocation of Collateral, the foregoing provisions of this Section 2.09 shall not apply to any such distribution or reallocation.

(l)Regardless of whether any conditions to release of Collateral set forth in clauses (c), (e), (f) or (h) of this Section 2.09 or in connection with a Disposition as permitted by Section 7.04 or Section 7.07 are met but only so long as such release does not cause a violation of Section 221.3(f) of Regulation U of the FRB, upon receipt by the Calculation Agent of written notice from the Borrower requesting the release of (x) any Additional Restricted CHTR Shares prior to the occurrence of a Share Exchange with respect to such Additional Restricted CHTR Shares or (y) any Pledged Shares that exceed the Maximum Share Number, the Calculation Agent shall be, in each case, permitted, without the consent of the Lenders (but the Calculation Agent shall give each Applicable Lender and the Administrative Agent prompt notice thereof), and agrees, on the date specified in such notice (which date shall be no earlier than the second Business Day immediately following the Business Day on which the Calculation Agent has received such notice by 1:00 p.m.), to release such Additional Restricted CHTR Shares or Pledged Shares from the Liens created under the Collateral Documents.

2.10.Evidence of Debt.

(a)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and, to the extent the Borrower is disregarded for U.S. federal income tax purposes, of the Borrower’s regarded owner for U.S. federal income tax purposes), shall maintain in the United States a register for the recordation of the names and addresses of Lenders and each Lender’s Commitment and Ratable Share of the Loans (and stated interest with respect thereto) from time to time (the “Register”). The Register shall be available for inspection by the Borrower or any Lender (with respect to such Lender’s portion of any Loan) at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record in the Register each Lender’s Commitment, the initial principal amount of each Loan, stated interest thereon, and each repayment or prepayment in respect of the principal amount thereof, and any assignment thereof, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Obligations.

(b)Notes. No promissory note shall be required to evidence the Loans by the Lenders to the Borrower. Upon the request of a Lender, the Borrower shall execute and deliver to the Lender a Note (with a copy to the Administrative Agent), which shall evidence such Lender’s Ratable Share of the applicable Loans in addition to the foregoing accounts or records. A Lender may attach schedules to a Note and endorse thereon the date, amount and maturity of its Ratable Share of such Loans and payments with respect thereto.

2.11.Payments Generally.

(a)All payments to be made by or on account of any obligation of the Borrower hereunder shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff, except with respect to Taxes as provided in Section 3.01. Except as otherwise expressly provided herein, all payments by or on account of any obligation of the Borrower hereunder shall be made to the Administrative Agent at the Agent Account in Dollars and in immediately available funds not later than 3:00 p.m. on the date specified herein. All payments received by the Administrative Agent after 3:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest shall continue to accrue.

(b)Except to the extent otherwise provided herein, the Loans, each payment or prepayment of principal of the Loans, each payment of interest on the Loans and each other payment hereunder shall be allocated among the Lenders pro rata in accordance with their Ratable Shares of the Loans (provided that, if the Borrower makes an election pursuant to Section 2.11(j), such payment shall be allocated to the Lenders holding Loans of the Type so prepaid pro rata in accordance with their Ratable Shares of the Loans of such Type). The Administrative Agent agrees to forward to the Lenders such principal, interest and other payments on the same Business Day as such amounts are received, collected or applied by the Administrative Agent from the Borrower, unless the Administrative Agent receives such amounts after 11:00 a.m., in which case such payments may be forwarded by the Administrative Agent to the Lenders on the next Business Day.

(c)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to Administrative Agent such Lender’s Applicable Percentage of such Loan, Administrative Agent may assume that such Lender has made such Applicable Percentage of such Loan available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its Applicable Percentage of such Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the Floating Rate. If the Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its Applicable Percentage of the applicable Loan to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

(d)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for each day from and including the date such amount is distributed to such Lender to but excluding the date such Lender or the Borrower repays such amount to the Administrative Agent. A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive absent manifest error.

(e)Except as expressly set forth herein, if any payment to be made by or on account of any obligation of the Borrower or the date for the performance of any covenant shall come due on a day other than a Business Day, payment or performance, as applicable, shall be made on the next following Business Day, and, for payments, such extension of time shall be reflected in computing interest.

(f)Nothing herein shall be deemed to obligate a Lender to obtain the funds for its Ratable Share of the Loans in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Ratable Share of the Loans in any particular place or manner.

(g)If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable credit extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(h)The obligations of Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(i)All payments (including prepayments and any other amounts received hereunder other than payments and amounts received in connection with the exercise of the Agents’ and each Applicable Lenders’ rights after an Event of Default) made by the Borrower to Administrative Agent or any Lender under any Loan Document shall be applied to amounts then due and payable in the following order: (i) to any expenses and indemnities payable by the Borrower to any Agent under any Loan Document, (ii) ratably to any expenses and indemnities payable by the Borrower to any Lender under any Loan Document, (iii) subject to Section 2.11(j), to any accrued and unpaid interest and fees due under this Agreement, (iv) subject to Section 2.11(j), to principal payments on the outstanding Initial Loans, Revolving Loans and/or Additional Loans (if any) pro rata and (v) to the extent of any excess, to the payment of all other Obligations under the Loan Documents.

(j)Notwithstanding anything herein to the contrary, nothing in this Agreement or any other Loan Document shall apply to or restrict (i) the payment of the Commitment Fee, other fee or interest payable with respect to any Initial Loans, Revolving Commitment, Revolving Loans, Additional Loan Commitments and/or Additional Loans, as applicable, (ii) the reduction or termination of the Revolving Commitments and/or Additional Loan Commitments pursuant to Section 2.08 (and payments of Commitment Fees due on the date of any such termination) or (iii) the prepayment of any Initial Loans, Revolving Loans and/or Additional Loans (if any), whether in full or in part, pursuant to Section 2.04, Section 2.05 or Section 2.09(a), in each case, on a non-pro rata basis with respect to any other Type of Loans as the Borrower shall elect; provided that if the Borrower does not make such election prior to or concurrently with delivering a Voluntary Prepayment Notice, if applicable, any such payments will be applied on a pro rata basis to the outstanding Initial Loans, Revolving Loans and/or Additional Loans (if any).

2.12.Sharing of Payments, Etc. Each Lender agrees that, in the event that any Lender shall obtain payment in respect of any principal of or interest on the Loans owing to such Lender under this Agreement through the exercise of a right of setoff, banker’s lien, counterclaim or otherwise (including pursuant to a Debtor Relief Law) (excluding, in each case, any exercise of remedies by an Applicable Lender with respect to its Applicable Collateral or by amounts received by an Applicable Lender with respect to its Applicable Collateral under a Debtor Relief Law) in excess of its Ratable Share of the amounts owed to it hereunder (or, if the Borrower makes an election pursuant to Section 2.11(j), in excess of its Ratable Share of amounts owed to it hereunder with respect to Loans of the Type so prepaid), such Lender shall promptly notify the Administrative Agent of such fact and purchase (for cash at face value) from the other Lenders a participation in their portion of the Loans, in such amounts and with such other adjustments from time to time, as shall be equitable in order that all Lenders share such payment in accordance with their respective ratable portion as provided for in this Agreement. Each Lender further agrees that if a payment to a Lender (which is obtained by such Lender through the exercise of a right of setoff, banker’s lien, counterclaim or otherwise) shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker’s lien or counterclaim, with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. For the avoidance of doubt, the foregoing provisions of this Section 2.12 shall not apply to any exercise by an Applicable Lender of remedies against the Collateral controlled by such Applicable Lender or the assignment or participation of Loans or Commitments otherwise permitted hereunder.

2.13.Defaulting Lender. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(a)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver, consent or adjustment with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and in Section 8.01.

(b)Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to any Agent hereunder; second, as the Borrower may request (so long as no Event of Default has occurred), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund future Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default has occurred, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loan in respect of which that Defaulting Lender has not fully funded its Ratable Share and (y) such Loan were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.13(b) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(c)Commitment Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.06(d) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(d)Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Ratable Share of the Loans, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.14.Rebalancing.

(a)If, on any date, any Applicable Lender gives written notice to the Calculation Agent, or the Calculation Agent otherwise becomes aware, that (i) any posting or release of Collateral did not occur on a ratable basis among the Applicable Lenders in accordance with their respective Ratable Shares of the amount and type of Collateral being posted or released (other than in connection with any distribution of Collateral in connection with an assignment pursuant to Section 10.06), (ii) or the Collateral is not held among the Applicable Lenders in accordance with their respective Ratable Shares (including with respect to the types of Collateral held by each Applicable Lender) for any other reason (other than as a result of a Lender exercising remedies in accordance with the Loan Documents) or (iii) Collateral needs to be distributed in connection with an assignment pursuant to Section 10.06, then on, or as promptly as practicable following, such date, the Calculation Agent shall notify the Applicable Lenders of such circumstances and, on, or as promptly as practicable following the date of such notice, the Applicable Lenders shall cause any transfers of Collateral from the Collateral Accounts that they control to Collateral Accounts controlled by other Applicable Lenders as may be necessary, as determined by the Calculation Agent, to ensure that the Collateral is held among the Applicable Lenders in accordance with their respective Ratable Shares (including with respect to the types of Collateral held by each Applicable Lender). Each Lender agrees to cooperate in good faith with the Calculation Agent and the Custodian to effect such rebalancing, including, for the avoidance of doubt, by submitting written instructions to the Custodian to effect such transfers. The Borrower hereby consents to, and to the extent necessary will cooperate in good faith with, such transfers. Notwithstanding anything to the contrary contained herein, no rebalancing shall be required to the extent the circumstances described in clause (i) or (ii) of this Section 2.14(a) result from (x) a Lender waiving amounts owing to it, whether principal, interest or otherwise, in accordance with Section 10.01(a) or (y) a Lender releasing all or any portion of the Collateral, other than in connection with Section 2.09 or pursuant to and in accordance with the terms of the other Loan Documents.

(b)Each of the Lenders and the Borrower hereby authorizes the Calculation Agent to deliver a Collateral Reallocation Instruction to the Custodian, with a copy to the Borrower, (i) in order to instruct the Custodian to effect any rebalancing described in the preceding clause (a) and (ii) in connection with any Subsequent Loan Borrowing to the extent necessary to ensure that the Collateral is held on a Pro Rata Basis. Each Lender agrees to cooperate in good faith with the Calculation Agent and the Custodian to effect any such reallocation, including, for the avoidance of doubt, by submitting written instructions to the Custodian to effect such reallocation and any related transfers of Collateral. The Borrower hereby consents to, and to the extent necessary will cooperate in good faith with, such transfers.

2.15.Additional Commitments and Loans.

(a)The Borrower may, at its option, from time to time following the Amendment No. 4 Effective Date, by delivery of a written notice to the Administrative Agent, obtain Additional Loan Commitments (any term loans made with respect to such Additional Loan Commitments being herein referred to as “Additional Loans”); provided that (i) the aggregate amount of Additional Loan Commitments obtained since the Amendment No. 4 Effective Date shall not exceed $200,000,000, (ii) the Borrower shall not be permitted to obtain Additional Loan Commitments on more than nine (9) occasions (unless otherwise agreed by the Administrative Agent) and (iii) there shall be no more than ten (10) Tranches of Loans and/or Commitments outstanding hereunder at any time. Each such notice (x) shall be delivered to the Administrative Agent at least ten (10) Business Days prior to the requested date on which such Additional Loan Commitments are to be effective (the “Additional Loans Closing Date”) (or such shorter time as the Administrative Agent may agree) and shall specify the amount of the Additional Loan Commitments to be obtained and the applicable Additional Loans Closing Date and (y) may not be delivered at any time that (1) there is an existing Event of Default or (2) a Mandatory Prepayment Notice has been delivered to the Borrower. Additional Loan Commitments may be made and provided by any existing Lender (but no existing Lender will have an obligation to provide Additional Loan Commitments, nor will the Borrower have any obligation to approach any existing Lenders to provide any Additional Loan Commitments) or by any Eligible Assignee; provided that the Administrative Agent shall have a consent right (not to be unreasonably withheld or delayed) with respect to the addition of any Eligible Assignee as an Additional Lender that is not a Lender, an Affiliate of a Lender or an Approved Fund.

(b)The terms and provisions of any Additional Loan Commitments shall be identical to the Initial Loan Commitments and the terms and provisions of any Additional Loans made with respect thereto shall be identical to the Initial Loans; provided, however, that (i) the Base Spread and any upfront fees of or relating to any such Additional Loans may be at the then-market rates and (ii) the Maturity Date for such Additional Loans may be the same as or later than (but shall be no earlier than) the Maturity Date for any then-existing Loans.

(c)The effectiveness of any Additional Loan Commitments on the applicable Additional Loans Closing Date and the occurrence of any extension of credit thereunder shall be subject only to the satisfaction of the following conditions precedent, as applicable: (A) execution and delivery of an Incremental Agreement by the Borrower and each Person agreeing to provide such Additional Loan Commitment, as applicable, (B) notice of such Incremental Agreement, together with a copy of the executed Incremental Agreement and a certificate from a Responsible Officer certifying that the conditions set forth in this Section 2.15 with respect to such Additional Loan Commitments and Additional Loans have been satisfied shall have been delivered to the Agents, (C) each of the conditions set forth in Section 4.02 and (D) such other conditions as the Borrower and each Person agreeing to provide such Additional Loan Commitment, as applicable, shall agree in the applicable Incremental Agreement. In addition, in connection with the effectiveness of any Additional Loan Commitment, the Borrower shall deliver to the Administrative Agent customary supplemental opinions, corporate resolutions, certificates and other customary documents, in each case as the Administrative Agent may reasonably request in connection therewith. The Borrower shall use the proceeds of any Additional Loans in accordance with Section 6.09. In connection with any Additional Loan Commitments, the Borrower and each Additional Lender agrees to (i) unless the applicable Additional Lender is an existing Applicable Lender and the establishment of a Collateral Account and the execution and delivery of joinders to the Security Agreement and the Collateral Account Control Agreement is not necessary due to such Additional Lender’s existing Collateral Account and Collateral Account Control Agreement, (x) establish a separate Collateral Account with the Custodian, (y) enter into a joinder to the Collateral Account Control Agreement with respect to such Collateral Account and a joinder to the Security Agreement (which joinders shall be acknowledged by the Administrative Agent and the Calculation Agent) and (z) if reasonably requested by the Custodian, enter into a customer account agreement or other agreement with the Custodian and (ii) make appropriate amendments to this Agreement and the other Loan Documents to reflect any administrative, technical or similar changes as are reasonably requested by the Applicable Lenders, the Additional Lenders or the Administrative Agent. The Borrower shall deliver to such Additional Lender a Form U-1 or Form G-3 Purpose Statement or, if applicable, an amendment to a Form U-1 or Form G-3 Purpose Statement previously delivered to such Additional Lender in its capacity as a Lender hereunder, duly executed by a Responsible Officer (in each case, unless such Additional Lender has confirmed that it does not require either such form).

(d)Any Additional Loan Commitments shall become effective and become Commitments under this Agreement pursuant to an amendment (an “Incremental Agreement”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, the Administrative Agent, each Person agreeing to provide such Additional Loan Commitments, as applicable (and, upon the effectiveness thereof, (i) any Person providing such Commitments that is not then a Lender shall become a Lender for all purposes in connection with this Agreement and (ii) any Person providing any Additional Loan Commitments shall become an Additional Lender for all purposes in connection with this Agreement). Notwithstanding anything in Section 10.01 to the contrary, each Incremental Agreement may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15, including to reflect any new Lenders and their Commitments (it being understood and agreed that the consent of the Required Lenders shall not be required to establish Additional Loan Commitments pursuant to this Section 2.15 or to effect such amendments).

2.16.Term SOFR Conforming Changes.  In connection with the use or administration of Term SOFR, the Administrative Agent will have the right in its reasonable discretion and in any event in consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.  The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01.Taxes.

(a)Defined Terms. For purposes of this Section 3.01, the term “applicable Law” includes FATCA.

(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01(d)) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Borrower shall also, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(e) below, net of any amounts the Administrative Agent has received as a set off against such Lender pursuant to Section 3.01(e) below; provided that if the Borrower is required to directly indemnify the Administrative Agent pursuant to this sentence, the Administrative Agent shall take all steps reasonably requested by the Borrower in order to ensure that the Borrower is subrogated to the Administrative Agent’s right to collect from the applicable Lender.

(e)Indemnification by the Lenders. Each Lender shall severally indemnify (i) the Administrative Agent, within ten (10) days after demand therefor, for any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the

Borrower to do so), (ii) the Administrative Agent, and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(c) relating to the maintenance of a Participant Register and (iii) the Administrative Agent, and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e).

(f)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)Status of Lenders.

(i)Any Lender or Agent that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender or Agent, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender or Agent is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s or Agent’s reasonable judgment such completion, execution or submission would subject such Lender or Agent to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or Agent.

(ii)Without limiting the generality of the foregoing:

(A)any Lender or Agent that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender or Agent becomes a Lender or Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender or Agent is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender or Agent that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender or such Agent becomes a Lender or Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)in the case of a Foreign Lender or Agent claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)executed copies of IRS Form W-8ECI;

(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower (or, to the extent the Borrower is disregarded for U.S. federal income tax purposes, of the Borrower’s regarded owner for U.S. federal income tax purposes) within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(IV)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender and any Agent which is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender or Agent becomes a Lender or Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender or Agent under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or Agent has complied with such Lender’s or Agent’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender and Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection (h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Tax Documentation by the Borrower. To the extent it is legally entitled to do so, the Borrower shall deliver to the Administrative Agent, at the time or times prescribed by applicable Laws, when reasonably requested by the Administrative Agent and promptly upon the obsolescence, invalidity or expiration of any form previously provided by the Borrower, such properly completed and executed documentation or certification prescribed by applicable Laws and such other reasonably requested information, certification or documentation as will permit the Administrative Agent to determine that a sale of the Collateral would not be subject to any withholding with respect to Taxes.

(j)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

3.02.Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (an “Illegality Notice”), (a) any obligation of such Lender to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”, in each case until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.04.

3.03.Increased Costs; Reserves.

(a)Increased Costs Generally. If any Change in Law shall:

(i)impose, modify or deem applicable any reserve (including reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “eurocurrency liabilities”)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender;

(ii)subject any Lender or Agent to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on a Lender any other condition, cost or expense affecting this Agreement or the portion of the Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or Agent of making, continuing or maintaining its portion of the Loans (or of maintaining its obligation to make its portion of the Loan) or to reduce the amount of any sum received or receivable by such Lender or Agent hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Agent, the Borrower will pay to such Lender or Agent such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)Capital Requirements. If a Lender determines that any Change in Law affecting such Lender or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of its holding company, if any, as a consequence of this Agreement or such Lender’s portion of the Loans to a level below that which such Lender or its holding company could have achieved on such Lender’s portion of the Loans but for such Change in Law (taking into consideration such Lender’s policies and the policies of its holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or its holding company for any such reduction suffered.

(c)Certificates for Reimbursement. A certificate of an Agent or Lender setting forth the amount or amounts necessary to compensate such Agent or Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.03 and delivered to the Administrative Agent and the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Agent or Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)Delay in Requests. Failure or delay on the part of an Agent or Lender to demand compensation pursuant to the foregoing provisions of this Section 3.03 shall not constitute a waiver of such Agent’s or such Lender’s, as the case may be, right to demand such compensation; provided that the Borrower shall not be required to compensate an Agent or Lender pursuant to the foregoing provisions of this Section 3.03 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Agent or Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

3.04.Compensation for Losses. Upon demand of a Lender from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)any payment or prepayment of the Loans on a day other than an Interest Payment Date (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b)any failure by the Borrower (for a reason other than the failure of such Lender to make available on any date specified herein its portion of the Loans) to prepay or borrow the Loans on any date or in the amount specified herein;

including any loss of anticipated profits (other than Base Spread) and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its portion of the Loans or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Floating Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor, over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

3.05.Mitigation Obligations.

(a)If a Lender requests compensation under Section 3.03, or the Borrower is required to pay any additional amount to a Lender, an Agent or any Governmental Authority for the account of such Lender or Agent pursuant to Section 3.01, or if a Lender gives a notice pursuant to Section 3.02, then such Lender or Agent, as the case may be, at the request of the Borrower, shall use reasonable efforts to designate a different lending office for funding or booking the Loans, or its portion thereof, hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates and to take any other actions reasonable in the sole judgment of such Lender or Agent, if, in the sole judgment of such Lender or Agent, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.03, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or Agent to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Agent. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by a Lender or Agent in connection with any such designation, assignment or action.

(b)If any Lender requests compensation under Section 3.03, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if a Lender gives a notice pursuant to Section 3.02, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.05(a), or if any Lender is a Defaulting Lender or declines to approve an amendment, waiver or consent that is approved by the Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.03 or Section 3.01) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(e);

(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 3.03 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)such assignment does not conflict with applicable Law; and

(v)in the case of any assignment resulting from a Lender declining to approve an amendment, waiver or consent that is approved by the Required Lenders, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE IV

CONDITIONS PRECEDENT TO THE LOAN

4.01.Conditions Precedent to Closing Date and Initial Funding Date. The effectiveness of this Agreement (this and each other capitalized term and each section referenced used in this Section 4.01 being used, solely for the purposes of this Section 4.01, as defined or set forth in this Agreement as in effect on the Closing Date) and the obligation of the Initial Loan Lenders to make the extension of the Initial Loans hereunder is subject to satisfaction of the following conditions precedent:

(a)Receipt by the Administrative Agent of the following, each of which shall be originals or electronic image scans (e.g., “pdf”) (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer, if applicable, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent:

(i)executed counterparts of the following Loan Documents, sufficient in number for distribution to each Lender, the Administrative Agent and the Borrower: (A) this Agreement, (B) the Security Agreement, (C) the Collateral Account Control Agreement, (D) the Issuer Acknowledgment and (E) the Fee Letter;

(ii)if requested by any Initial Loan Lender, a Note executed by the Borrower;

(iii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents;

(iv)such documents and certifications as the Administrative Agent may reasonably require to evidence that each of the Borrower and the Borrower Sole Member is duly organized or formed under the Laws of the jurisdiction of its organization and is validly existing, in good standing and qualified to engage in business in its jurisdiction of formation and each other jurisdiction where it is conducting business;

(v)an executed Compliance Certificate attaching the Borrower Financial Statements;

(vi)the legal opinion of each of (x) Baker Botts L.L.P., counsel to the Borrower, and (y) Sidley Austin LLP, special counsel to the Borrower, in each case, addressed to the Lenders and the Agents, as to such matters as the Lenders and the Agents may reasonably request;

(vii)a certificate of a Responsible Officer either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Borrower, and the validity against the Borrower of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(viii)a Solvency Certificate of the Borrower executed by a Responsible Officer thereof;

(ix)evidence of the results of searches for Liens and judgments against the Borrower satisfactory to the Initial Loan Lenders;

(x)all applicable “know your customer” and other account opening documentation required by the USA PATRIOT Act to be provided by the Borrower.

(b)In order to meet certain requirements under the Security Agreement relating to the Collateral and to create in favor of each Applicable Lender a valid, perfected First Priority security interest in such Applicable Lender’s Ratable Share of the Collateral, the Borrower shall have:

(i)delivered or transferred the Initial Pledged Shares to the Custodian (and such Initial Pledged Shares shall be held in or credited to the Collateral Accounts of each Applicable Lender based on its Ratable Share of the Collateral); and

(ii)satisfied the Collateral Requirement.

(c)No Issuer Event shall have occurred, and no event or transaction shall have been announced that if consummated or completed would constitute an Issuer Event.

(d)Subject to Section 10.04(a), the Borrower shall have paid all reasonable, documented and out-of-pocket fees, charges and disbursements of counsel to the Initial Loan Lenders and the Agents to the extent invoiced two (2) Business Days prior to the Closing Date, plus such additional amounts of such reasonable, documented and out-of-pocket fees, charges and disbursements as shall constitute a reasonable estimate of such reasonable, documented and out-of-pocket fees, charges and disbursements incurred or to be incurred by the Agents and such Initial Loan Lenders through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower, such Initial Loan Lenders and the Agents).

(e)The Organization Documents of the Borrower shall be in form and substance reasonably satisfactory to each Initial Loan Lender, and the Independent Manager shall have been duly appointed.

(f)The fees payable to the Administrative Agent, Calculation Agent and the Lenders pursuant to Section 2.06 shall have been paid.

(g)The Borrower shall have executed and delivered a Liberty Assumption Instrument (as defined in, and in accordance with, the Stockholders Agreement) to Advance/Newhouse Partnership and Charter.

(h)The Administrative Agent shall be reasonably satisfied that the Cheetah Payoff shall occur on or promptly after the Funding Date (and, in any event, within two (2) Business Days after the Funding Date).

Without limiting the generality of the provisions of Section 9.03(c), for purposes of determining compliance with the conditions specified in this Section 4.01, each of the Lenders and the Administrative Agent that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02.Conditions Precedent to all Loans. The obligation of each Lender to make any Loan (including the Initial Loans, the Revolving Loans and any Additional Loans) shall be subject to satisfaction of the following conditions precedent:

(a)The Borrower shall have delivered a Borrowing Request to the Administrative Agent signed by the Borrower in accordance with the requirements hereof.

(b)Each of the representations and warranties made by the Borrower set forth in Article V hereof and the other Loan Documents (provided that the representation and warranty contained in Section 5.20 shall not be made as of the date of any Borrowing to the extent such Borrowing occurs after the Closing Date) shall be true and correct in all material respects (except to the extent such representation or warranty is already qualified by materiality, in which case to that extent it shall be true and correct in all respects) on and as of the date of such Loan with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (except to the extent such representations and warranties are already qualified by materiality, in which case to that extent they shall be true and correct in all respects) as of such earlier date).

(c)No Default shall exist as of the date of such Borrowing or would result from the making of the Loans or from the application of the proceeds thereof.

(d)The LTV Ratio as of such date, after giving effect to the Loans made on such date, shall be equal to or less than the Initial LTV Level.

(e)The Borrower shall have delivered to each Lender a Form U-1 or Form G-3 or an amendment to a Form U-1 or Form G-3 previously delivered to such Lender hereunder, duly executed by a Responsible Officer (in each case, unless such Lender has confirmed that it does not require either such form).

(f)The Calculation Agent shall have received confirmation from the Custodian that (i) if a Collateral Reallocation Instruction has been delivered to the Custodian, the reallocation described therein has been completed, and (ii) after giving effect to the making of such Loans, each Applicable Lender has its Ratable Share of each type of Collateral in its Collateral Accounts (it being understood that, for this purpose, the November 2022 Restricted Pledged Shares, the Existing Unrestricted Pledged Shares and any other Pledged Shares required to be held in separate Collateral Accounts shall be treated as a separate “type of Pledged Shares” from other Pledged Shares).

(g)No Mandatory Prepayment Event shall have occurred within the preceding two (2) Business Days prior to such Borrowing, and no Mandatory Prepayment Notice shall have been delivered to the Borrower.

(h)With respect to the funding of any Loans made after the Closing Date, the Cheetah Payoff and the Kodiak Payoff shall have occurred.

Each Borrowing Request shall be deemed to be a representation and warranty by the Borrower that the conditions specified in Section 4.01 (solely with respect to the Original Initial Loans borrowed by the Borrower on the Closing Date) and Section 4.02, as applicable, have been satisfied on and as of the date of the making of a Loan.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders and the Agents that as of the Closing Date and as of the date of any Borrowing hereunder (provided such representation and warranty contained in Section 5.20 shall not be made as of the date of any Borrowing that occurs after the Closing Date):

5.01.Existence, Qualification and Power. The Borrower (a) is duly organized or formed and validly existing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents (to the extent a party thereto), and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its respective business requires such qualification or license, except to the extent the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

5.02.Authorization; No Contravention. The execution, delivery and performance by the Borrower of each Loan Document to which it is party has been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of its respective Organization Documents; (b) result in any breach, or default under, any Contractual Obligation to which it is a party or by which it is bound or affecting the Pledged Shares, including under the Stockholders Agreement; (c) result in the creation or imposition of any Transfer Restriction or Lien on the Collateral (other than the Permissible Transfer Restrictions) under, or require any payment to be made under, any Contractual Obligation, including under the Stockholders Agreement; (d) violate any written corporate policy of any Issuer applicable to the Borrower or, to the Borrower’s knowledge, affecting the Borrower; (e) violate any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower is subject; or (f) violate any Law, except, in the case of clauses (b), (d), (e), and (f), where any such breach or violation, either individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

5.03.Binding Effect. This Agreement has been, and each other Loan Document to which the Borrower is a party when delivered hereunder, will have been, duly executed and delivered by the Borrower. This Agreement constitutes, and each other Loan Document to which the Borrower is a party when so delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower, as the case may be, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

5.04.Financial Statements; No Material Adverse Effect.

(a) The Borrower Financial Statements show all Indebtedness and other liabilities, direct or contingent, of the Borrower as of the date thereof that are individually in excess of $100,000, including liabilities for taxes, Contractual Obligations and Indebtedness as at the dates thereof.

(b)Since the date of the Borrower Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.05.Disclosure. The Borrower has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it or any of the Collateral is subject, and all other matters known to the Borrower, that individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information (other than projections and other forward-looking information and information of a general economic or industry nature) (collectively, the “Disclosures”) concerning the Borrower furnished in writing by or on behalf of the Borrower to the Administrative Agent or the Lenders in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading (giving effect to all supplements and updates thereto delivered to the Administrative Agent prior to the Closing Date (in the case of Disclosures delivered prior to the Closing Date) or prior to a Borrowing under Section 2.02 (in the case of Disclosures delivered prior to such Borrowing)).

5.06.Litigation. There are no actions, suits, investigations, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its property that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby, or (b) either individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

5.07.No Default. The Borrower is not in default under or with respect to any Material Contract, any agreement with any Issuer or any agreement applicable to the Pledged Shares. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08.Compliance with Laws. The Borrower is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its respective properties except in such instances which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings or (b) the failure to so comply, either individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

5.09.Taxes. The Borrower has timely filed all material Tax returns and reports required to be filed with any Governmental Authority, and has paid all material Taxes, assessments, fees and other governmental charges levied or imposed by any Governmental Authority upon it or its properties, income or assets otherwise due and payable, except those that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed written Tax assessment against the Borrower and there is no current or, to the Borrower’s knowledge, pending audit or other formal investigation of the Borrower by any Governmental Authority, in each case, which could reasonably be expected to have a Material Adverse Effect. The Borrower does not have, and has never had, a trade or business or a permanent establishment in any country other than the United States. Each of the Borrower, and, unless the Parent is the Borrower Sole Member, the Borrower Sole Member is disregarded as an entity separate from the Parent for U.S. federal income tax purposes, and the Parent is a “domestic corporation” within the meaning of Section 7701(a)(30) of the Code.

5.10.Assets; Liens. The Borrower has no assets other than Permitted Assets and does not engage in any business or conduct any activity, nor has it since its formation engaged in any business or conducted any activity other than (i) the acquisition, ownership, holding, voting, sale, transfer, exchange, assignment, Disposition or management of, or other dealings in or with, Permitted Assets and/or Permitted Liabilities, (ii) the performance of the transactions contemplated by the Permitted Liabilities and performance of ministerial activities and payment of taxes and administrative fees necessary for compliance with this Agreement and the other Loan Documents and (iii) any transaction permitted under Section 7.04, 7.05 or 7.07 hereunder. Except for the Liens created by the Loan Documents, Permitted Liens and other Liens not prohibited by Section 7.02 (Liens), the assets of the Borrower are subject to no Liens. Other than the Loan Documents, any other agreements not prohibited under the Loan Documents (including agreements with respect to Permitted Liabilities), the Borrower’s Organization Documents, Permissible Transfer Restrictions and the documents whereby the Borrower acquired the Pledged Shares and other Collateral, the Borrower is not, nor has it been since its formation, a party to any contract or other agreement or arrangement.

5.11.Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by the Borrower of this Agreement or any other Loan Document, except as have been obtained or made and, to the extent applicable, remain in effect and for filings or recordings with respect to the Collateral to be made, or otherwise delivered for filing and/or recordation, as of the Closing Date.

5.12.Governmental Regulation. The Borrower is not subject to regulation under any federal or state statute or regulation which may limit their ability to incur the indebtedness contemplated hereunder or which may otherwise render all or any portion of the Obligations unenforceable.

5.13.ERISA and Related Matters. The Borrower is not subject to any material obligations or liabilities, contingent or otherwise, with respect to any Plan. None of the assets of the Borrower are or could be deemed to be “plan assets” (as defined in Section 3(42) of ERISA) or assets of any Plan pursuant to any substantially similar non-U.S. or other law.

5.14.Organization Documents. The Borrower is in compliance with the terms and provisions of its Organization Documents.

5.15.Margin Regulations; Investment Company Act.

(a)None of the transactions contemplated by the Loan Documents (including the Loans and the use of proceeds thereof) will violate Regulations T, U and X of the FRB.

(b)None of the Borrower or any Person Controlling the Borrower is, or is required to be registered as an “investment company” under the Investment Company Act. After giving effect to the transactions contemplated under the Loan Documents none of the Borrower or any Person Controlling the Borrower will be required to register as an “investment company” under the Investment Company Act.

5.16.Subsidiaries; Equity Interests. The Borrower has no Subsidiaries. The Borrower has no Investment in any Person other than in Permitted Assets. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and nonassessable and are directly owned by the Borrower Sole Member.

5.17.Solvency. The Borrower is, and upon the incurrence of any Obligations by the Borrower on any date on which this representation and warranty is made or deemed made, the Borrower will be, Solvent.

5.18.Trading and Other Restrictions.

(a)The Eligible Pledged Shares are not subject to any restrictions on disposition by the Borrower, other than Permissible Transfer Restrictions.

(b)The Pledged Shares are not subject to any shareholders agreement that includes any Transfer Restrictions, other than Permissible Transfer Restrictions.

5.19.USA PATRIOT Act. To the extent applicable, the Borrower is in compliance with the (i) Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Department of the Treasury (31 C.F.R., Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto (collectively, the “Trading with the Enemy Act”), (ii) the USA PATRIOT Act and (iii) The Currency and Foreign Transactions Reporting Act of 1970 ( 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (also known as the “Bank Secrecy Act”) (together with the Trading with the Enemy Act and the USA PATRIOT Act, “Anti-Terrorism Laws”). Neither the Borrower nor, to the knowledge of a Responsible Officer, any director, officer, employee, or agent of the Borrower (a) is currently (i) the subject of any Sanctions or (ii) located, organized or residing in any Designated Jurisdiction or (b) has been engaged in any transaction with any Person who, to the knowledge of the Borrower, is now or was then the subject of Sanctions or located, organized or residing in a Designated Jurisdiction. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”).

5.20.No Material Non-public Information. The Borrower is not entering into the Loan Documents or the transactions contemplated thereby on the basis of any material Non-public Information in respect of any Issuer that could reasonably be expected to result in a significant decline in the aggregate market value of the Shares of such Issuer. No information provided by or on behalf of the Borrower to a Lender in connection with the Loan Documents or the transactions contemplated thereby is material Non-public Information in respect of any Issuer.

5.21.Bulk Sale and Private Sale. The Borrower understands that upon the occurrence of an Event of Default and the exercise of remedies pursuant to the Security Agreement, (a) a commercially reasonable bulk sale of the Eligible Pledged Shares may occur which may result in a substantially discounted realization value with respect to the Eligible Pledged Shares compared to the then current market price and (b) a commercially reasonable private sale of the Eligible Pledged Shares may occur which may result in less proceeds than a public sale.

5.22.Status of Shares. Except to the extent the same have not been included in the calculation of Collateral Value, Shares held in, or to be deposited in, any Collateral Account (i) is of the same class as securities listed on a national exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, (ii) qualify (or, upon deposit or crediting, will qualify) as Eligible Pledged Shares (determined for the purpose of this clause (ii) as if clause (e) of the definition thereof was deleted), (iii) is registered in the name of DTC or its nominee, is maintained in the form of book-entry on the books of DTC and is allowed to be settled through DTC’s regular book-entry settlement services, (iv) [reserved] and (v) other than with respect to a Merger Share or Spin-Off Share, (x) in respect of the Existing Unrestricted Pledged Shares, as of the Closing Date, had a “holding period” (for purposes of Rule 144) of at least twelve (12) months in the hands of the Borrower and (y) in respect of (A) the November 2022 Restricted Pledged Shares, as of the Amendment No. 6 Effective Date, had a “holding period” (for purposes of Rule 144) of at least twelve (12) months in the hands of the Borrower and (B) in respect of any Additional Restricted CHTR Shares, as of the date such CHTR Shares became Pledged Shares, had a “holding period” (for purposes of Rule 144) of at least twelve (12) months in the hands of the Borrower.

(b)The Loans contemplated hereunder are entered into by the Borrower in good faith and at arm’s length and are bona fide loans. The Loans are not entered into with an expectation that the Borrower would default in its obligations thereunder. The Liens created under the Collateral Documents (including without limitation, the pledge of the Pledged Shares) are bona fide pledges to secure the Borrower’s obligations under the Loan Documents. Such Collateral Documents are not entered into by the Borrower with the intent of facilitating a disposition of any Shares subject to the Collateral Documents.

5.23.Special Purpose Entity/Separateness.

(a)The Borrower is a Special Purpose Entity in all material respects.

(b)The representations and warranties set forth in this Section 5.23 shall survive for so long as any amount (other than any contingent obligation as to which no claim has been asserted) remains payable to a Lender under this Agreement or any other Loan Document.

5.24.Reporting Obligations. The Borrower or the Parent, as applicable, has complied, and will comply, in all material respects, with its reporting obligations with respect to the Shares and the Loan Documents under Sections 13 and 16 of the Exchange Act, to the extent applicable, and applicable securities laws of any other jurisdiction, including any required filings with the SEC.

5.25.Restricted Transactions. None of the Parent, the Borrower, or their respective Subsidiaries is a party to a Restricted Transaction.

5.26.Anti-Corruption Laws and Sanctions. The Parent has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by the Borrower and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions; and the Borrower, and its Subsidiaries and, to the knowledge of the Borrower, each of the officers, employees, directors and agents of the Borrower and its Subsidiaries are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower or its Subsidiaries, or (b) to the knowledge of the Borrower, any of the directors, officers, or employees of the Borrower or any of its Subsidiaries, or any agents of the Borrower or any of its Subsidiaries that will act in any capacity in connection with or benefit from the Loans made hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate the Anti-Corruption Laws or applicable Sanctions.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as the Loans or other Obligations (other than contingent obligations for which no claim has been made) shall remain unpaid or unsatisfied:

6.01.Financial Statements. As soon as available, but in any event within sixty (60) days after the end of each fiscal year of the Borrower and within forty-five (45) days after the end of each of the first three fiscal quarters of the Borrower, the Borrower shall deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent, an unaudited statement of assets and liabilities as at the end of such fiscal year or fiscal quarter, as applicable, in reasonable detail and certified by a Responsible Officer as fairly presenting in all material respects the assets and liabilities of the Borrower, each in form and detail reasonably satisfactory to the Administrative Agent.

6.02.Certificates; Other Information. The Borrower shall deliver to the Administrative Agent in form and detail satisfactory to the Administrative Agent:

(a)concurrently with the delivery of any statement of assets and liabilities referred to in Section 6.01, a duly completed Compliance Certificate signed by a Responsible Officer;

(b)promptly, and in any event within five (5) Business Days after receipt thereof by the Borrower, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other similar inquiry by such agency regarding the Loans, the Collateral, or the financial or other operational results of the Borrower;

(c)promptly, after request therefor, a statement of “beneficial ownership” (within the meaning of Rules 13d-3 or 16a-1(a)(2) promulgated under the Exchange Act) of Merger Shares or Spin-Off Shares “beneficially owned” by each Controlling Shareholder, to the extent such information is not reported in such Controlling Shareholder’s most recent filings with the SEC (or if such Controlling Shareholder does not file with the SEC); and

(d)promptly, after request therefor, such additional information regarding compliance by the Borrower with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request in writing (including any information that any Lender reasonably requests in order to comply with its obligations under any “know-your-customer” or anti-money laundering laws or regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation).

6.03.Notices.

(a)The Borrower shall promptly and in any event within two (2) Business Days after the Borrower obtains actual knowledge of the occurrence, notify the Administrative Agent of:

(i)the occurrence of any Default or Mandatory Prepayment Event;

(ii)any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including as a result of (A) a breach or non-performance by the Borrower of, or any default under, a material Contractual Obligation of the Borrower, (B) any material actual or threatened litigation, investigation, subpoena, regulatory action, proceeding or suspension between the Borrower and any Governmental Authority, or (C) the commencement of, or any material development in, any litigation or proceeding of any Governmental Authority against the Borrower;

(iii)the occurrence of a Change of Control;

(iv)[reserved]; and

(v)any material change in accounting policies or financial reporting practices by the Borrower not required by pronouncements of the Public Company Accounting Oversight Board or the American Institute of Certified Public Accountants.

(b)The Borrower and the Borrower Sole Member shall promptly notify the Administrative Agent upon receiving a notice of resignation of the Independent Manager of the Borrower.

Each notice delivered pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto except, in the case of clause (a)(ii) above, to the extent (x) such information is subject to confidentiality obligations with a third party which prevents disclosure of such information or (y) such information is subject to attorney-client privilege or (z) the sharing of which information is prohibited by any applicable Law. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04.Preservation of Existence, Etc. The Borrower shall (a) preserve, renew and maintain in full force and effect its legal existence as a limited liability company under the Laws of the jurisdiction of its organization and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business; except in the case of this clause (b), where the failure to so preserve, renew or maintain, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.05.Special Purpose Entity/Separateness.

(a)The Borrower shall be and shall continue to be a Special Purpose Entity in all material respects.

(b)The Borrower shall not permit any Agent or Lender or any Affiliate of any Agent or Lender to appoint the individual serving as Independent Manager.

6.06.Payment of Taxes and Claims. The Borrower will pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises, or for which it otherwise is liable, before any penalty or fine accrues thereon, and all material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such Tax or claim need be paid to the extent (i) either the amount thereof is immaterial or the amount or validity thereof is currently being contested in good faith by appropriate proceedings, (ii) adequate reserves in conformity with GAAP with respect thereto have been made or provided therefor and (iii) such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any portion of the Collateral or any interest therein. The Borrower shall not change its status as a disregarded entity for U.S. federal income tax purposes unless the Administrative Agent shall have provided its prior written consent to such change, which consent shall not be unreasonably withheld, conditioned or delayed and, at all times that it is disregarded as an entity separate from its owner for U.S. federal income tax purposes, it will have Parent, a “domestic corporation” within the meaning of Section 7701(a)(30) of the Code, as its regarded owner (directly or indirectly through another disregarded entity) for U.S. federal income tax purposes.

6.07.Compliance with Laws and Material Contracts. The Borrower shall (a) comply with the requirements of all Laws and all orders, writs, injunctions and decrees of a Governmental Authority applicable to it or to its business or property except where the failure to comply or to perform, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and (b) perform its obligations under all of its Material Contracts, except where the failure to comply or to perform, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Parent shall maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

6.08.Books and Records. The Borrower shall maintain proper books of record and account as are reasonably necessary to prepare the information required by Section 6.01. Without at least thirty (30) days’ (or such shorter period as the Administrative Agent may agree to) prior written notice to the Administrative Agent, the Borrower shall not maintain any of the Borrower’s books and records at any office other than at the address indicated in Schedule 10.02.

6.09.Use of Proceeds.

(a)The proceeds of the Initial Loans, together with the proceeds of the Revolving Loans made on the Amendment No. 4 Effective Date shall be deemed used as described in Section 2.01. As of and following the Amendment No. 4 Effective Date, the proceeds of each other Loan made hereunder will be used by the Borrower for any purpose not prohibited hereunder, including, without limitation, (i) for distribution as a dividend or a return of capital to the equity or limited liability company interests of Parent or any other Person owning Equity Interests in the Borrower (a “Parent Company”), (ii) for the purchase of margin stock and (iii) otherwise for general corporate purposes.

(b)The Borrower shall not use, and the Borrower shall procure that its Subsidiaries, the Parent, or any other Parent Company of the Borrower and the directors, officers, employees and agents of the Borrower, its Subsidiaries, the Parent and any other Parent Company of the Borrower, shall not use, the proceeds of the Loans (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(c)The Borrower has no contemplated plans to use the proceeds of any Loan to pay any debt or fees owed to, or engage in specific transactions with, any Person known by it to be a non-bank Affiliate of a Lender.

6.10.Purpose Statement. Upon request from a Lender or an Agent, the Borrower shall deliver to such Lender or Agent a completed Form U-l Purpose Statement or Form G-3 Purpose Statement, as applicable, each as published by the FRB.

6.11.Further Assurances. The Borrower shall promptly, at its sole cost and expense, execute and deliver to the Agents and the Lenders such further instruments and documents, and take such further action, as the Agents may, at any time and from time to time, reasonably request in order to carry out the intent and purpose of the Loan Documents and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of the Secured Parties hereby and thereby; provided that, notwithstanding the generality of the foregoing, at the reasonable request of the Lenders, each Lender, each Agent and the Borrower agree to use commercially reasonable efforts to cause the Custodian to open an additional (and, if requested, separate) Collateral Account for each Lender for purposes of holding any other Shares pledged after the Amendment No. 4 Effective Date.

ARTICLE VII

NEGATIVE COVENANTS

So long as the Loans or other Obligations (other than contingent obligations for which no claim has been made) shall remain unpaid or unsatisfied:

7.01.Restricted Transaction. The Borrower shall not, and shall cause the Parent and the Borrower’s and the Parent’s respective Subsidiaries not to, enter into any Restricted Transaction.

7.02.Liens. The Borrower shall not create, incur, assume or suffer to exist any Lien, and the Borrower shall cause its Subsidiaries not to create, incur, assume or suffer to exist any Lien, upon the Collateral, other than Permitted Liens.

7.03.Indebtedness. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness, other than Permitted Liabilities.

7.04.Dispositions. The Borrower shall not make any Disposition of Pledged Shares or enter into any agreement to make any Disposition of Pledged Shares, other than:

(a)so long as no Mandatory Prepayment Event or Default or Event of Default has occurred and is continuing or would result therefrom, Dispositions of Pledged Shares and the proceeds thereon; provided that (A) such Pledged Shares would be permitted to be released pursuant to Section 2.09(c), (e) or (h), (B) the Calculation Agent shall have received a written notice from the Borrower requesting a release of such Collateral (and the Calculation Agent shall give each Applicable Lender prompt notice thereof) on the date specified therein (which date shall be no earlier than the Business Day immediately following the first Business Day on which the Calculation Agent has received such notice by 1:00 p.m.), including the amount and type of Collateral requested to be released and (C) solely in the case of Pledged Shares being released pursuant to Section 2.09(e), after giving effect to the release of such Pledged Shares from the Collateral Accounts in connection with such Disposition, if the LTV Ratio would be greater than the Initial LTV Level, the Borrower shall, concurrently with settlement of such Disposition (or, if earlier, the proposed release of Pledged Shares from the Collateral Accounts in connection therewith) and as a condition to release of such Pledged Shares from the Collateral Accounts, either (1) prepay the outstanding Loans in an amount sufficient to cause the LTV Ratio to be equal to or less than the Initial LTV Level after giving effect to such release, accrued interest to the date of such payment on the principal amount paid and any amount required pursuant to Section 3.04, or (2) deposit Cash and/or Cash Equivalents, that will constitute Eligible Cash Collateral, in the Collateral Accounts controlled by the Applicable Lenders in accordance with Section 3 of the Security Agreement in such amount sufficient to, after giving effect to such posting and such release, cause the LTV Ratio to be equal to or less than the Initial LTV Level;

(b)Restricted Payments permitted under Section 7.07; provided that the Borrower shall not make any Disposition of Pledged Shares (other than Restricted Payments permitted pursuant to Section 7.07) pursuant to this Section 7.04 at any time that the Borrower possesses any material Non-public Information in respect of the Issuer of such Pledged Shares; and

(c)other Dispositions made in connection with the consummation of an Issuer 251(g) Merger Event, an Issuer Merger Event, an Issuer Tender to Merger Event or a Potential Adjustment Event.

7.05.Investments. The Borrower shall not make any Investments other than in Permitted Assets and any other assets that may become Permitted Assets after the Closing Date and, in each case, the proceeds thereof, so long as such proceeds constitute “Permitted Assets” hereunder.

7.06.Amendments or Waivers of Organization Documents. The Borrower shall not directly or indirectly agree to any amendment, restatement, supplement or other modification to, or waiver of (including, without limitation, by way of merger), (i) any provision in the Borrower’s Organization Documents relating to the Independent Manager, Independent Manager Matters or the Borrower being a Special Purpose Entity, or (ii) any other provision of the Borrower’s Organization Documents after the Closing Date, except (in the case of this clause (ii)) to the extent the same could not reasonably be expected to have a Material Adverse Effect.

7.07.Restricted Payments. The Borrower shall not declare or make, directly or indirectly, any Restricted Payment of Collateral, or incur any obligation (contingent or otherwise) to do so; provided that, for the avoidance of doubt, the Borrower may incur obligations to make and/or make Restricted Payments consisting of (a) the proceeds of the Loans, (b) Pledged Shares and the proceeds thereon or therefrom if and to the extent such Pledged Shares can be disposed of pursuant to Section 7.04(a), and (c) Eligible Cash Collateral and the proceeds therefrom if and to the extent such Eligible Cash Collateral would be permitted to be released pursuant to Section 2.09.

7.08.No Impairment of Collateral. The Borrower shall not take any action that would knowingly impair any Applicable Lender’s security interest in the Collateral (except for any actions taken with respect to Dispositions, Restricted Payments, Investments and/or releases of Collateral, in each case, otherwise permitted or not restricted by the Loan Documents).

7.09.Fundamental Changes. The Borrower shall not dissolve, liquidate, merge or consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) other than to the Secured Parties as provided in the Loan Documents.

7.10.Limitation on Borrower’s Activities. The Borrower shall not, directly or indirectly, (i) engage in any business or conduct any activity other than, so long as not prohibited under the Loan Documents, (v) activities permitted under clauses (a) through (e) of the definition of “Special Purpose Entity”, (w) the acquisition, ownership, holding, voting, sale, transfer, exchange, assignment, disposition or management of, or other dealings in or with, Permitted Assets and/or Permitted Liabilities, (x) the performance of its obligations with respect to Permitted Liabilities, (y) performance of ministerial activities and payment of Taxes and administrative fees necessary for compliance with Permitted Liabilities and (z) the maintenance of its legal existence, including the ability to incur reasonable fees, costs and expenses in the ordinary course relating to such maintenance, (ii) enter into any Contractual Obligation, other than Permitted Liabilities or any other transaction or agreement between itself and any Person other than as not prohibited under this Agreement or the other Loan Documents, including with respect to Dispositions of Permitted Assets or (iii) have any employees or sponsor, maintain or contribute to, any Plan subject to Title IV of ERISA or any multiemployer plan, as defined in Section 3(37) of ERISA.

7.11.Status of Shares. The Borrower shall not transfer any Shares to the Collateral Accounts nor provide a Designation Notice in respect of any Additional Restricted CHTR Shares unless such Shares shall (i) be of the same class as securities listed on a national exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, (ii) upon such transfer to a Collateral Account or subject to a Designation Notice, as the case may be, qualifies as an Eligible Pledged Share (determined for the purpose of this clause (ii) as if clause (e) of the definition thereof was deleted), except to the extent the same has not been included in the calculation of Collateral Value, (iii) be registered in the name of DTC or its nominee, be maintained in the form of book-entry on the books of DTC and are allowed to be settled through DTC’s regular book entry settlement services, (iv) not be otherwise subject to any Transfer Restrictions (whether in the hands of the Borrower or any Lender or Agent exercising its rights with respect thereto under the Loan Documents) except for Permissible Transfer Restrictions and (v) other than in respect to Merger Shares or Spin-Off Shares, (x) in respect of the Existing Unrestricted Pledged Shares, as of the Closing Date, had a “holding period” (for purposes of Rule 144) of at least twelve (12) months in the hands of the Borrower and (y) in respect of (A) the November 2022 Restricted Pledged Shares, as of the Amendment No. 6 Effective Date, had a “holding period” (for purposes of Rule 144) of at least twelve (12) months in the hands of the Borrower and (B) in respect of any Additional Restricted CHTR Shares, as of the date such CHTR Shares became Pledged Shares, had a “holding period” (for purposes of Rule 144) of at least twelve (12) months in the hands of the Borrower.

7.12.Investment Company. The Borrower shall not become, nor permit any Person Controlling the Borrower, to become, or become required to be, registered as an “investment company” within the meaning of the Investment Company Act.

7.13.Transactions with Affiliates. The Borrower shall not enter into any transaction of any kind with or make any payment or transfer to any Affiliate of the Borrower whether or not in the ordinary course of business, other than (i) Investments or Restricted Payments not prohibited under this Agreement, (ii) the Borrower’s acquisition, ownership, holding, sale, transfer, exchange, assignment, disposition or management of, or other dealings with respect to, Permitted Assets (and the exercise of the Borrower’s rights with respect thereto in a manner that is not prohibited by any provision of the Loan Documents) and/or Permitted Liabilities, (iii) dividends, distributions or Dispositions of Permitted Assets not prohibited under Section 7.04 or Section 7.07 hereunder and (iv) any other transaction permitted by clause (s) of the definition of “Special Purpose Entity”.

7.14.No Subsidiaries. The Borrower shall not have, form, create, organize, incorporate or acquire any Subsidiaries (including by a division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws)) or conduct any business or hold any assets through any Subsidiary.

7.15.ERISA and Related Matters. The Borrower shall not:

(a)maintain, contribute or incur any obligation to, or agree to maintain, contribute or incur any obligation to, or permit any ERISA Affiliate to maintain, contribute or incur any obligation to or agree to maintain, contribute or incur any obligation to, any Plan where such obligation or agreement could reasonably be expected to have a Material Adverse Effect; or

(b)engage in or permit any transaction that would result in the assets or property of the Borrower being deemed to be “plan assets” (as defined in Section 3(42) of ERISA) or assets of any Plan pursuant to any substantially similar non-U.S. or other law.

7.16.Regulation of the Board of Governors. The Borrower shall not take any actions that would cause the transactions contemplated by the Loan Documents to violate, or result in a violation of, Regulations T, U, or X.

7.17.Certification of Public Information. Notwithstanding anything to the contrary herein or in any other Loan Document, the Borrower shall not provide any Lender or Agent with any material Non-public Information with respect to any Issuer, its Subsidiaries or their securities. Concurrently with the delivery of any document, notice or other communication regarding the transaction by or on behalf of the Borrower in connection with the Loan Documents (each, a “Communication”), the Borrower shall be deemed to have represented that such Communication does not contain any such material Non-public Information, with respect to any Issuer, its Subsidiaries or their securities. If any Communication is required to be delivered pursuant to this Agreement and is being distributed through Debtdomain, IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), such Communication shall not contain any such material Non-public Information.

7.18.Name, Form and Location. The Borrower shall not change its name or the name under which it does business, the form or jurisdiction of its organization, or the location of its chief executive office without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed.

7.19.Limitation on Certain Sales. At all times during the period from, and including, the occurrence of an Event of Default under Section 8.01(a) or Section 8.01(b)(i)(x) with respect to Section 2.09(a), a Mandatory Prepayment Event (or an event that, with the passage of time, would result in a Mandatory Prepayment Event) or an acceleration of the Loans pursuant to Section 8.02 to, and including, the date twenty (20) calendar days immediately following the completion or termination of the related foreclosure by the Applicable Lenders under the Security Agreement, the Borrower will not, and shall cause its Subsidiaries not to, directly or indirectly, without the prior written consent of the Administrative Agent, (i) offer, pledge, sell, contract to sell, sell short, sell any call option or other right or warrant to purchase, purchase any put option, lend, hedge any “long” position in or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for any Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of any Shares or such other securities, in cash or otherwise.

7.20.Anti-Terrorism Laws. The Borrower shall not, and the Borrower shall cause its Subsidiaries and the Parent or any other Parent Company of the Borrower not to, in each case:

(a)(i) violate any Anti-Terrorism Laws or (ii) engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated from time to time by the Organisation for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering (or any successor organization or task force); or

(b)(i) deal in, or otherwise engage in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempt to violate, any of the prohibitions set forth in any Anti-Terrorism Law or the FCPA.

7.21.Dispositions of Shares by Parent.The Borrower shall cause the Parent and its Subsidiaries (other than the Borrower) not to Dispose of any CHTR Shares if the effect of any such Disposition would be to cause the amount of credit extended hereunder to exceed the maximum loan value (as defined in Regulation U of the FRB) of the collateral directly or indirectly securing such credit.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01.Events of Default. Any of the following shall constitute an Event of Default:

(a)Non-Payment. The Borrower fails to pay when and as required to be paid herein any amount of principal of or interest on the Loans or any other amount payable hereunder or under any other Loan Document, including by reason of any payment required pursuant to Section 2.03, 2.04, 2.05 or 2.06; provided that if any payment of any amounts other than principal due and payable hereunder or under any other Loan Document is not paid when due, such failure shall not be an Event of Default unless such failure continues unremedied for five (5) days after the Borrower receives notice thereof from the Administrative Agent; or

(b)Other Defaults.

(i)Covenants. The Borrower (x) fails to perform or observe any term, covenant or agreement contained in any of Sections 2.09(a) or (d) (provided that if a release of Collateral occurs in contravention of Section 2.09(d) or upon the unilateral action of the Custodian and such Collateral is returned within one (1) Business Day of delivery of notice from the Lenders to the Borrower that such release was erroneous and the conditions for such release had not been met, no Event of Default shall be deemed to have occurred) or Sections 6.03 or 6.04(a) or Article VII of this Agreement, (y) fails to perform or observe any term, covenant or agreement contained in Section 6.05 of this Agreement on its part to be performed or observed and such failure continues unremedied for five (5) Business Days after the earlier of the date on which (A) the Borrower becomes aware of such failure or (B) the Borrower receives notice from the Administrative Agent of such failure or (z) fails to perform or observe any other covenant or agreement (not specified elsewhere in this Section 8.01) contained in any Loan Document on its part to be performed or observed and such failure continues unremedied for thirty (30) days after the earlier of the date on which (A) the Borrower becomes aware of such failure or (B) the Borrower receives notice from the Administrative Agent of such failure; or

(ii)Restricted Transactions. The Parent or any of its Subsidiaries enters into a Restricted Transaction; or

(c)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower herein, in any other Loan Document or in any certificate, financial statement or other document delivered in connection herewith or therewith shall be false, incorrect or misleading in any material respect when made or deemed made; or

(d)Insolvency Proceedings, Etc. The Borrower institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, ad hoc manager or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, ad hoc manager or similar officer is appointed without the application or consent of the Borrower, as the case may be, and the appointment continues undischarged for sixty (60) days; or any proceeding under any Debtor Relief Law relating to the Borrower or to all or any material part of its property is instituted without the consent of the Borrower, as the case may be, and continues undismissed for thirty (30) days, or an order for relief is entered in any such proceeding; or

(e)Inability to Pay Debts; Attachment. (i) The Borrower admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Borrower and is not released or vacated within sixty (60) days after its issue or levy; or

(f)Judgments. There is entered against the Borrower a judgment, decree or order for the payment of money that (x) individually or taken together with any other such judgments, decrees and/or orders exceeds the Threshold Amount and (y) is not fully covered by insurance as to which a solvent insurance company that is not an Affiliate of the Borrower has not denied coverage and (A) enforcement proceedings are commenced upon such judgment or order or (B) such judgment, order or decree shall not have been vacated, discharged or stayed within sixty (60) days from entry; or

(g)Invalidity of Loan Documents. Any provision of any Loan Document at any time after its execution and delivery and for any reason other than satisfaction in full of all the Obligations (other than contingent or indemnity obligations for which no claim has been made) or termination in accordance with the terms thereof ceases to be in full force and effect; or the Borrower contests in any manner the validity or enforceability of any provision of any Loan Document applicable to it or the Borrower denies that it has any or further liability or obligation under any Loan Document or purports to revoke, terminate or rescind any provision of any Loan Document; or

(h)Lien Defects. Subject to the Borrower’s cure rights set forth in clause (b) of this Section 8.01, any Lien created by any of the Collateral Documents shall, except as expressly permitted by this Agreement and the other Loan Documents, at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be subject thereto, securing the Obligations purported to be secured thereby, subject to no prior or equal Lien (except as permitted hereunder), or the Borrower shall so assert in writing, other than any such failure arising or resulting primarily from any action or inaction on the part of a Secured Party or the Custodian; or

(i)Cross-Default. (i) The Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness (other than the Obligations) in excess of the Threshold Amount, when and as the same shall become due and payable (after the expiration of any grace or cure period applicable thereto); or (ii) any event or condition occurs that results in any Indebtedness (other than the Obligations) of the Borrower in excess of the Threshold Amount becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (or to require an offer to purchase or redeem or prepay to be made to the holders of such Indebtedness or a payment be made under any Indebtedness constituting a guaranty of Indebtedness in excess of the Threshold Amount), but in each case, only after the expiration of any grace or cure period applicable thereto; provided that this clause (k) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, and in connection therewith such secured Indebtedness which is due is repaid.

8.02.Remedies upon Event of Default. If any Event of Default occurs and is continuing:

(a)the Administrative Agent may and, upon request from the Required Lenders, shall, and each Lender may individually (as to its own Loans and Commitments) (i) terminate forthwith the Commitments of the Lenders (or if a Lender is taking such action individually, the Commitment of such Lender, as applicable) and (ii) declare the unpaid principal amount of the Loans (or if a Lender is taking such action individually, the Loans owing to such Lender, as applicable), all interest accrued and unpaid thereon and all other amounts owing or payable hereunder or under any other Loan Document to all Lenders or (if a Lender is taking such action individually, to such Lender, as applicable), to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(b)each Applicable Lender may exercise all rights and remedies available to it under the Loan Documents (including the enforcement of any and all Liens created pursuant to the Collateral Documents) and applicable Law;

provided that upon the occurrence of any Event of Default pursuant to Section 8.01(d) or 8.01(e), the Commitments of all Lenders shall automatically terminate and the unpaid principal amount of the Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of any Lender or Agent. If any Lender elects to take any of the foregoing actions individually (without the Administrative Agent acting on behalf of such Lender), such Lender shall notify the other Lenders and the Administrative Agent of such election and action prior to or substantially concurrently with the taking of such action.

8.03.Application of Funds. (a) After the exercise of any remedies as provided for in Section 8.02 (or after the Loans have automatically become due and payable as set forth in the proviso to Section 8.02), any amounts received by the Administrative Agent from the Borrower on account of the Obligations of all Lenders (excluding, for the avoidance of doubt, any amounts received by any Person, including the Administrative Agent, in connection with the exercise of any remedies by an Applicable Lender with respect its Applicable Collateral, pursuant to the Collateral Account Control Agreement as provided for in Section 8.02(b)) after giving effect to clause (b) below, subject to the provisions of Section 2.13, shall be applied:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agents and amounts payable under Sections 3.01, 3.03 and 3.04) payable to each Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders arising under the Loan Documents and amounts payable under Sections 3.01, 3.03 and 3.04, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to payment of any other Obligations ratably to the Secured Parties according to such Obligations owing to the Secured Parties; and

Sixth, the balance, if any, after all of the Obligations (other than contingent or indemnity obligations for which no claim has been made) have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

(b)Notwithstanding anything to the contrary contained herein, in connection with the exercise of any remedies by an Applicable Lender with respect to its Applicable Collateral all proceeds received by any Applicable Lender with respect to any sale of, any collection from, or other realization upon all or any part of such Applicable Lender’s Applicable Collateral, shall be applied by such Applicable Lender against the Obligations as provided in Section 6(g) of the Security Agreement and such Applicable Lender shall promptly notify the Administrative Agent thereof.

8.04.Certain Provisions Related to Applicable Lenders.

(a)For the avoidance of doubt, each Applicable Lender may choose to exercise any remedies provided for herein or in any other Loan Document, or refrain from exercising such remedies, in its sole discretion with respect to its Applicable Collateral (as defined in the Collateral Account Control Agreement). No Applicable Lender shall have any fiduciary or other express or implied duties to the other Lenders in connection with the exercise of remedies with respect to its Applicable Collateral or otherwise and no Lender shall interfere with such exercise of remedies, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by each Applicable Lender in its capacity as collateral agent for the benefit of itself, each of its Agented Lenders and each of the Agents (solely, in the case of each Agent, to the extent of such Applicable Lender’s Applicable Percentage of any Obligations owing to such Agent in its capacity as an Agent and not as a Lender, Applicable Lender, Agented Lender or otherwise) in accordance with the terms thereof. No Lender shall claim (or support any claim by any third party) that a sale or other disposition of such Applicable Lender’s Applicable Collateral by such Applicable Lender was not commercially reasonable. Each Applicable Lender shall be deemed to have exercised reasonable care in the custody and preservation of its Applicable Collateral in its possession if such Applicable Collateral is accorded treatment reasonably equal to that which such Applicable Lender accords its own property.

(b)In connection with any assignment by a Lender, the Borrower agrees to (i) (x) unless the applicable assignee elects to be an Agented Lender with respect to such assigned interest or is an existing Applicable Lender and the establishment of a Collateral Account and the execution and delivery of joinders to the Collateral Account Control Agreement is not necessary due to such Applicable Lender’s existing Collateral Account and Collateral Account Control Agreement or (y) otherwise, (I) establish a separate Collateral Account with the Custodian, (II) enter into a joinder to the Collateral Account Control Agreement with respect to such Collateral Account and a joinder to the Security Agreement (which joinders shall be acknowledged by the Administrative Agent and the Calculation Agent) and (III) if reasonably requested by the Custodian, enter into a customer account agreement or other agreement with the Custodian and (ii) make appropriate amendments to this Agreement and the other Loan Documents to reflect any administrative, technical or similar changes as are reasonably requested by the Applicable Lenders, the assignee, the Calculation Agent or the Administrative Agent.

(c)Upon any Applicable Lender’s sale or other disposition of its Applicable Collateral pursuant to this Agreement and the Security Agreement, the security interest of each other Person in such Collateral shall automatically terminate. Each Agent and Lender will execute, deliver and file such documents (including UCC-3 financing statements), if any, reasonably requested by an Applicable Lender to evidence such Lender’s release of its security interest in the

Collateral pledged to the foreclosing Applicable Lender that has been sold or otherwise disposed of.

(d)Each Lender agrees that it will not challenge or question or support any other Person in challenging or questioning in any proceeding the validity, attachment, perfection or priority of any Lien of any Applicable Lender under any Collateral Document or the validity or enforceability of the priorities, rights or duties with respect to the Collateral established by the other provisions of this Agreement.

ARTICLE IX

AGENTS

9.01.Authorization and Authority.

(a)Each Lender and each other Agent hereby irrevocably appoints BNP Paribas to act on its behalf as the Calculation Agent and BNP Paribas, New York Branch, to act on its behalf as the Administrative Agent, in each case hereunder and under the other Loan Documents and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and any other Agent and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. It is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent or the Calculation Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

(b)Each of the Agents hereby irrevocably appoints each Applicable Lender and each of the Agented Lenders of an Applicable Lender hereby irrevocably appoints each such Applicable Lender, in each case, as its collateral agent for the benefit of itself, each such Agented Lender and the Agents to act on its behalf for purposes of the Collateral Account Control Agreement to which it is a party, Section 8.03 and the Security Agreement and authorizes each Applicable Lender to take such actions on its behalf and to exercise such powers as are contemplated by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. In performing its functions and duties hereunder, each Applicable Lender shall act solely as an agent of each of its Agented Lenders and each of the Agents (solely, in the case of each Agent, to the extent of such Applicable Lender’s Applicable Percentage of any Obligations owing to such Agent in its capacity as an Agent and not as a Lender, Applicable Lender, Agented Lender or otherwise) and does not assume and shall not be deemed to have assumed any other obligation towards or fiduciary relationship or trust with or for the Borrower, any other Lender or any Agent.

(c)The provisions of this Article IX are solely for the benefit of the Agents and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions, except as the same relate to the performance or observance of any of the provisions set forth in Section 9.06, Section 9.08 and Section 9.11, which are also for the benefit of, and are binding upon, the Borrower.

9.02.Agent Individually.

(a)Each Person serving as an Agent hereunder that is also a Lender shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

(b)Each Lender understands that each Person serving as an Agent, acting in its individual capacity, and its Affiliates (collectively, an “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 9.02 as “Activities”) and may engage in the Activities with or on behalf of the Borrower or its Affiliates. Furthermore, an Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Borrower and its Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrower or its Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Borrower and its Affiliates. Each Lender understands and agrees that in engaging in the Activities, an Agent’s Group may receive or otherwise obtain information concerning the Borrower and its Affiliates (including information concerning the ability of the Borrower to perform its obligations hereunder or under the other Loan Documents) which information may not be available to any of the Lenders that are not members of an Agent’s Group. No Agent nor any member of such Agent’s Group shall have any duty to disclose to any Lender or use on behalf of the Lenders, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any Affiliate thereof) or to account for any revenue or profits obtained in connection with the Activities, except that an Agent shall deliver or otherwise make available to each Lender such documents as are expressly required by this Agreement to be transmitted by an Agent to the Lenders.

(c)Each Lender further understands that there may be situations where members of an Agent’s Group or their respective customers (including the Borrower and its Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lenders (including the interests of the Lenders hereunder). Each Lender agrees that no member of an Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as an Agent being a member of such Agent’s Group, and that each member of an Agent’s Group may undertake any Activities without further consultation with or notification to any Lender. None of (i) the Loan Documents, (ii) the receipt by an Agent’s

Group of information (including Information) concerning the Borrower or its Affiliates (including information concerning the ability of the Borrower to perform its obligations hereunder and under the other Loan Documents) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including any duty of trust or confidence) owing by an Agent or any member of such Agent’s Group to any Lender including any such duty that would prevent or restrict an Agent’s Group from acting on behalf of customers (including the Borrower or its Affiliates) or for its own account.

9.03.Duties of the Agents; Exculpatory Provisions.

(a)An Agent’s duties hereunder and under the other Loan Documents are solely ministerial and administrative in nature and no Agent shall have any duties or obligations except those expressly set forth herein or therein. Without limiting the generality of the foregoing, an Agent (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein) (and shall be fully protected in so acting or refraining from acting); provided that an Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent or any of its Affiliates to liability or that is contrary to any Loan Document or applicable Law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay (if any) under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (iii) shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. No Agent shall be required to expend or risk its own funds in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(b)No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.01 or Section 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default or Event of Default or the event or events that give or may give rise to any Default or Event of Default unless and until the Borrower or any Lender shall have given notice to such Agent describing such Default or Event of Default and such event or events.

(c)No Agent nor any member of an Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms, conditions or provisions set forth herein or in any of the other Loan Documents, or as to the use of the proceeds of the Loans, or as to the existence or possible existence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the perfection or priority of any Lien or security interest created or purported to be created hereby or thereby or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to an Agent.

(d)Nothing in this Agreement shall require an Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any Person on behalf of any Lender and each Lender confirms to the Agents that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by an Agent or any of its Related Parties.

(e)Notwithstanding anything to the contrary contained herein or in any other Loan Document, no Agent, in its capacity as such, shall have any powers, duties or responsibilities under this Agreement or any other Loan Documents, except in its capacity, as applicable, as such Agent hereunder or thereunder.

(f)If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, the Lenders shall not have any right of action whatsoever against the Administrative Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

9.04.Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any telephonic or electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of the Loans that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless an officer of an Agent responsible for the transactions contemplated hereby shall have received notice in writing to the contrary from such Lender (in accordance with Section 10.02) prior to the making of the Loans. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05.Delegation of Duties. An Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Documents by or through any one or more agents or sub agents appointed by such Agent, and such Agent and any such agent or sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties; provided that, in each case, that no such delegation to an agent, sub agent or a Related Party shall release an Agent from any of its obligations hereunder. Each such agent or sub agent and the Related Parties of an Agent and each such agent or sub agent shall be entitled to the exculpatory benefits of all provisions of this Article IX and Section 10.04 (as though such Persons were an “Agent” hereunder and under the other Loan Documents) as if set forth in full herein with respect thereto. An Agent shall not be responsible for the negligence or misconduct of any agents or sub agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such agent or sub agent.

9.06.Resignation of an Agent. An Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor in consultation with the Borrower (unless an Event of Default has occurred and is continuing), which shall be a bank with an office in New York, New York, or an Affiliate of any such bank (x) with an office in New York, New York and (y) a combined capital surplus of $1,000,000,000. If a Person serving as an Agent is a Defaulting Lender or an Affiliate of a Defaulting Lender, or, subject to the provisions of Section 2.09, the Calculation Agent has failed to deliver a Collateral Shortfall Notice or any Agent that is not also a Lender hereunder has failed to act as required by the terms of this Agreement, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person, remove such Person as Agent and, in consultation with the Borrower (except when an Event of Default exists), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after any retiring Agent gives notice of its resignation (such 30-day period, the “Lender Appointment Period”), then such retiring Agent may appoint, on behalf of the Lenders, a successor Agent meeting the qualifications set forth above; provided that in no event shall any such successor be a Defaulting Lender. In addition, and without any obligation on the part of the retiring Agent to appoint, on behalf of the Lenders, a successor Agent, a retiring Agent shall, at any time upon or after the end of the Lender Appointment Period, notify the Borrower and the Lenders that no qualifying Person has accepted appointment as successor Agent and of the effective date of such retiring Agent’s resignation, which effective date shall be no earlier than three (3) Business Days after the date of such notice. Upon the resignation effective date established in such notice, or the date on which the Required Lenders remove an Agent as set forth above, and regardless of whether a successor Agent has been appointed and accepted such appointment, the retiring or removed Agent’s resignation or removal shall nonetheless become effective and (i) the retiring or removed Agent shall be discharged from its duties and obligations as an Agent hereunder and under the other Loan Documents, but shall not be relieved of any of its obligations as a Lender, and (ii) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as an Agent of the retiring, retired or removed Agent (other than any rights to indemnity payments owed to the retiring, retired or removed Agent) and the retiring, retired or removed Agent shall be discharged from all of its duties and obligations as an Agent hereunder and/or under the other Loan Documents but shall not be relieved of any of its obligations as a Lender (if not already discharged therefrom as provided above in this Section 9.06).

The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring, retired or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 shall continue in effect for the benefit of such retiring, retired or removed Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as an Agent. Notwithstanding anything herein to the contrary, (a) if at any time a Lender is serving as an Agent and such Person ceases to be a Lender hereunder, such Person shall be deemed to have provided its notice of resignation as Agent, which notice shall be automatically effective as of the date such Person ceased to be a Lender hereunder and (b) if at any time a Person is serving as both the Administrative Agent and the Calculation Agent, if at any time such Person ceases to be either the Administrative Agent or the Calculation Agent hereunder, such Person shall be deemed to have provided its notice of resignation as Calculation Agent or as Administrative Agent, respectively, in each case, which notice shall be automatically effective as of the date such Person ceased to be the Administrative Agent or the Calculation Agent hereunder.

9.07.Non-Reliance on the Agents and Other Lenders.

(a)Each Lender confirms to the Agents, each other Lender and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance upon any of the Agents, any other Lender or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, (y) making the Loans and (z) taking or not taking actions hereunder, (ii) is financially able to bear such risks and (iii) based on such documents and information as it has deemed appropriate, has performed its own analysis and made its own decision (credit, legal and otherwise) that entering into this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder and that the making of the Loans are suitable and appropriate for it.

(b)Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Loan Documents, (ii) it has, independently and without reliance upon the Agents, any other Lender or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information as it has deemed appropriate and (iii) it will, independently and without reliance upon any Agents, any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own decisions (credit, legal and otherwise) to take or not take action under, this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(i)the financial condition, status and capitalization of the Borrower;

(ii)the legality, validity, effectiveness, adequacy or enforceability of this Agreement and the other Loan Documents and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement;

(iii)determining compliance or non-compliance with any condition hereunder to the making of the Loans and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition; and

(iv)the adequacy, accuracy and/or completeness of any other information delivered by the Agents, any other Lender or by any of their respective Related Parties under or in connection with this Agreement, the other Loan Documents, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement.

9.08.Lenders’ Rights with Respect to Collateral.

(a)Each Lender (other than an Agented Lender), upon becoming a Lender hereunder, shall establish a Collateral Account with the Custodian. The Borrower (or in the case of any Lender taking pursuant to an Assignment and Assumption, the applicable assignor) shall instruct the Custodian to transfer to such Collateral Account (or, in the case of an Agented Lender, to the relevant Applicable Lender’s Collateral Account) such Lender’s Ratable Share of the Collateral (including, ratably, the Pledged Shares and any other Collateral and, if applicable, any proceeds in respect of the Eligible Assignee’s Ratable Share of the Collateral); provided that, in the case of an Agented Lender, if the relevant Applicable Lender is the assignor, such Agented Lender and Applicable Lender may agree to retain such Collateral in the existing Collateral Accounts or to transfer such Collateral to a new Collateral Account over which such Applicable Lender has, or purports to have, control.

(b)Anything contained in any of the Loan Documents to the contrary notwithstanding, the parties hereto hereby agree that (i) after and during the continuance of an Event of Default, each Applicable Lender shall have the right individually to require the Custodian to realize upon any of its Applicable Collateral and to apply the proceeds thereof to the repayment of such Applicable Lender’s (and, ratably, its Agented Lenders’, if applicable) portion of the Loans and other Obligations as provided in Section 6(g) of the Security Agreement and (ii) in the event of a foreclosure or similar enforcement action by such Applicable Lender on its Applicable Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), such Applicable Lender may be the purchaser or licensor of any or all of such Applicable Collateral at any such sale or other disposition, subject to Section 6(b) of the Security Agreement.

(c)Notwithstanding anything to the contrary contained herein or in any other Loan Document, each Lender shall (and, if such Lender is an Agented Lender, such Agented Lender shall instruct its Applicable Lender to) (without notice to, or vote or consent of, any other Lender) take such actions as shall be necessary and proper or reasonably requested by the Borrower to effect a release of such Lender’s security interest in any Collateral, (i) subject to, and in accordance with,

Section 7(n) of the Security Agreement, when all Obligations of such Lender (other than unmatured contingent indemnification obligations) have been paid in full and all Commitments of such Lender have terminated or expired or (ii) when such Collateral is expressly permitted to be released pursuant to Section 2.09.

(d)Each Agent hereby further authorizes each Applicable Lender and each of the Agented Lenders of an Applicable Lender hereby further authorizes each such Applicable Lender, in each case, to enter into the Loan Documents as secured party on behalf of and for the benefit of itself, each of its Agented Lenders and each of the Agents (solely, in the case of each Agent, to the extent of such Applicable Lender’s Applicable Percentage of any Obligations owing to such Agent in its capacity as an Agent and not as a Lender, Applicable Lender, Agented Lender or otherwise) and agrees to be bound by the terms of the Loan Documents. Without limiting the provisions of Section 9.10, the Lenders and the Agents irrevocably authorize each Applicable Lender (as to its Applicable Collateral) and each Lender and each Agent irrevocably authorizes the Calculation Agent, at its option and in its discretion, as applicable, to release any Lien on any Collateral (i) upon termination of the aggregate Commitments and payment in full of all Obligations (other than contingent obligations for which no claim has been made) (or, in the case of any Applicable Lender, upon the termination of the aggregate Commitments held by, and payment in full of all Obligations (other than contingent obligations for which no claim has been made) owing to, such Applicable Lender and its Agented Lenders or Agents (solely, in the case of each Agent, to the extent of such Applicable Lender’s Applicable Percentage of any Obligations owing to such Agent in its capacity as an Agent and not as a Lender, Applicable Lender, Agented Lender or otherwise), as applicable) or (ii) that is expressly permitted to be released pursuant to Section 2.09.

9.09.Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

9.10.Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loans shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, but shall not be obligated, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations that are owing and unpaid to the Agents or the Lenders under the Loan Documents and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under the Loan Documents) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due the Administrative Agent under the Loan Documents.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the obligations owed by the Borrower hereunder or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.11.Erroneous Payments.

(a)If the Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender (any such Lender, Secured Party or other recipient, which, for the avoidance of doubt, shall not include the Borrower, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)such Payment Recipient shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.11(b).

(c)Each Payment Recipient hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.  For the avoidance of doubt, the Borrower or any Loan Party shall continue to be deemed to have performed its payment obligations with respect to any amount subject to such set-off, netting or application pursuant to the preceding sentence.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any other Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Payment Recipient at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Tranche with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous

Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any other Payment Recipient that receives funds on its respective behalf). No Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower except to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds of the Borrower; provided however the foregoing shall not apply if all or any portion of the Erroneous Payment includes funds of the Borrower or any of its respective affiliates or subsidiaries in an amount in excess of the amounts authorized or approved by the Borrower for such payment, in which case the Administrative Agent shall immediately commence actions in accordance with this Section 9.11 to recover the Erroneous Payment (or, if applicable, the portion of the Erroneous Payment that was not authorized by the Borrower).

(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)Each party’s obligations, agreements and waivers under this Section 9.11 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE X

MISCELLANEOUS

10.01.Amendments, Etc. (a) No amendment, modification or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same (i) shall be in writing and signed by the Required Lenders and the Borrower and (ii) notice of such amendment, modification, waiver or consent, together with an executed copy of such amendment, modification waiver or consent, is provided to the Agents, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, modification, waiver or consent shall be effective if the effect thereof would be to:

(i)extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that any such amendment, modification or waiver shall not require the separate consent of any other Lenders, including the Required Lenders); provided that, notwithstanding the foregoing, any amendment, modification or waiver that increases the aggregate principal amount of the Commitments and Loans permitted to be incurred hereunder shall require the consent of the Required Lenders (it being understood and agreed that this proviso shall not prohibit any Incremental Agreement in accordance with Section 2.15 (as in effect on the Closing Date and as amended with the consent of the Required Lenders));

(ii)extend the scheduled final maturity of any Loan or any Note without the written consent of such Lender (it being understood that any such amendment, modification or waiver shall not require the separate consent of any other Lenders, including the Required Lenders);

(iii)(x) amend, modify or waive any condition set forth in Section 4.02 (other than Section 4.02(d)) as to any Borrowing of Revolving Loans without the written consent of each Revolving Lender (it being understood that any such amendment, modification or waiver shall not require the separate consent of any other Lenders, including the Required Lenders), (y) amend, modify or waive any condition set forth in Section 4.02 (other than Section 4.02(d)) as to any Borrowing of Additional Loans without the written consent of each Additional Lender (it being understood that any such amendment, modification or waiver shall not require the separate consent of any other Lenders, including the Required Lenders) or (z) amend, modify or waive the condition set forth in Section 4.02(d) without the written consent of each Lender (it being understood that the waiver of any Default or the amendment, waiver or other modification of any representation, warranty, covenant or other provision of the Loan Documents (other than Section 4.02) effected in accordance with this Section 10.01 shall not require the separate consent of the Additional Lenders);

(iv)waive, reduce or postpone any scheduled repayment or mandatory prepayment of a Loan or Note under Section 2.03 or Section 2.05 (but not voluntary prepayment) without the consent of the Lender holding such Loan or Note (it being understood that any such amendment, modification or waiver shall not require the separate consent of any other Lenders, including the Required Lenders);

(v)reduce the rate of interest on any Loan or any fee payable to any Lender hereunder without the consent of such affected Lender (it being understood that any such amendment, modification or waiver shall not require the separate consent of any other Lenders, including the Required Lenders);

(vi)extend the time for payment of any such interest or fees without the consent of each Lender directly affected thereby (it being understood that any such amendment, modification or waiver shall not require the separate consent of any other Lenders, including the Required Lenders);

(vii)reduce the principal amount of any Loan without the consent of each Lender directly affected thereby (it being understood that any such amendment, modification or waiver shall not require the separate consent of any other Lenders, including the Required Lenders);

(viii)except as otherwise permitted under Section 1.02(d), decrease the Minimum Price or increase the Maximum Share Number, the LTV Margin Call Level, the Initial LTV Level or the LTV Reset Level without the consent of each Lender;

(ix)(x) amend, modify, terminate or waive any provision of this Section 10.01 or any other provision of this Agreement that specifies the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder or (y) change the definition of “Required Lenders” without the consent of each Lender;

(x)amend the definition of “Ratable Share”, “Pro Rata Basis” or “Applicable Percentage”, or change Section 2.12 or Section 2.14 in a manner that would alter the pro rata sharing required thereby, in each case, without the consent of each Lender;

(xi)amend, modify or waive Section 7.01, Section 7.02, Section 7.03, Section 7.04(a), Section 7.08, Section 7.11, Section 7.18, or Section 7.19 without the written consent of each Lender;

(xii)consent to the assignment or transfer by the Borrower of any of its rights and obligations under any Loan Document without the consent of each Lender; or

(xiii)amend, modify or waive Section 2.09 without the consent of each Lender;

provided, further, that notwithstanding anything to the contrary herein, (A) upon the occurrence of any Issuer Merger Event, Spin-Off Event or Potential Adjustment Event, the Calculation Agent

may, without the consent of any other party but in consultation with each other Lender, (i) make corresponding adjustments to one or more of the terms of the Loan Documents in an equitable manner as the Calculation Agent determines necessary to preserve for the Lenders the fair value of the Loans then in effect and (ii) determine the effective date(s) of the adjustment(s), (B) if, following the Closing Date, the Administrative Agent, to the extent the Administrative Agent is a party to the applicable Loan Document, and/or the Calculation Agent and the Borrower have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of any Loan Document, then the Administrative Agent, to the extent the Administrative Agent is a party to the applicable Loan Document, and/or the Calculation Agent and the Borrower shall be permitted to amend such provision to correct such ambiguity, inconsistency, error or omission, and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof, (C) the Borrower and the Persons providing any Additional Loan Commitments may enter into any Incremental Agreement (and any amendments thereto) in accordance with Section 2.15 without the consent of any other Lender, (D) an alternate Benchmark may be adopted in replacement of the then-current Benchmark, as applicable, as provided in Section 2.06(g) and (E) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than the Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender. Any such adjustments pursuant to the immediately preceding proviso shall be binding on all parties to the Loan Documents (other than, in the case of the Collateral Account Control Agreement, the Custodian (unless the Custodian consents thereto)) and all such parties shall enter into such documentation required to reflect such adjustments.

(b)No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall amend, modify, terminate or waive any provision of Article IX as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

10.02.Notices; Effectiveness; Electronic Communications.

(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile transmission, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been delivered, received or given (as applicable) when received; notices sent by facsimile transmission shall be deemed to have been delivered, received or given (as applicable) when sent (except that, if not delivered, received or given during normal business hours for the recipient, shall be deemed to have been delivered, received or given (as applicable) at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)Electronic Communications. Notices and other communications to any Person hereunder or under the other Loan Documents may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by such Person. An Agent, a Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder or under the other Loan Documents by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless a Person otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed delivered, received or given (as applicable) when sent (provided that, if the sender receives electronic notification that the message containing such notice or other communication is undeliverable, such notice or other communication shall not be deemed delivered, received or given, as applicable); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been delivered, received or given (as applicable) at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed delivered, received or given (as applicable) upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that if such notice or communication is not sent during normal business hours of the recipient, such notice or communication shall be deemed delivered, received or given upon the opening of business on the next Business Day for the recipient.

Notwithstanding the foregoing, each Collateral Shortfall Notice, Borrowing Request, Voluntary Prepayment Notice, Mandatory Prepayment Notice, PIK Interest Election Notice, and any notice delivered pursuant to Section 2.09(e) and any notice of termination or reduction of Commitments may be delivered electronically.

(c)Change of Address, Etc. Each of the Borrower, an Agent and a Lender may change its address, facsimile number or telephone number for notices and other communications hereunder by notice to the other party.

(d)Reliance. Each Lender and Agent shall be entitled to rely and act upon any notices reasonably believed by it to have been given by or on behalf of the Borrower. The Borrower shall indemnify the Lenders, the Agents and each of their Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice reasonably believed by it to have been given by or on behalf of the Borrower in accordance with this Section

10.02. All telephonic notices to and other telephonic communications with a Lender or an Agent may be recorded by such Lender or Agent and the Borrower hereby consents to such recording.

(e)The Platform. ANY ELECTRONIC PLATFORM PROVIDED BY THE ADMINISTRATIVE AGENT IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS, FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or any Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(f)The Borrower hereby acknowledges and agrees that (i) the Administrative Agent and the Calculation Agent may, but shall not be obligated to, make available to the Lenders and the other Agents materials and/or information provided by or on behalf of the Borrower hereunder, including, without limitation, any Communications (collectively, the “Borrower Materials”), by posting the Borrower Materials on the Platform, (ii) the Agents and the Lenders are authorized to treat the Borrower Materials as not containing any material Non-public Information, and (iii) the Borrower Materials may be distributed to the Lenders and Agents through a portion of the Platform designated as “Public Side Information”.

10.03.No Waiver; Cumulative Remedies. No failure by an Agent or a Lender to exercise, and no delay by an Agent or a Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

10.04.Expenses; Indemnity; Damage Waiver.

(a)Costs and Expenses. The Borrower shall pay all reasonable and documented out-of-pocket expenses incurred by the Lenders, the Agents and their Affiliates (which, in the case of legal expenses, shall be limited to the reasonable and documented fees, charges and disbursements of a single counsel selected together by the Agents and the reasonable and documented fees, charges and disbursements of a single special counsel to the Lenders and the Agents in each relevant specialty (in each case, except allocated costs of in-house counsel)) in connection with (A) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents (provided that the Borrower’s obligation to pay such documented counsel fees, charges and disbursements under this clause (A) shall be capped at $[•] in the aggregate for the

Amendment No. 4 and the other Loan Documents related thereto), (B) the administration of this Agreement and the other Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (C) the enforcement or protection of the rights of the Lenders, the Agents and their Affiliates in connection with this Agreement and the other Loan Documents, including (I) the rights of the Lenders, the Agents and their Affiliates under this Section 10.04 or in connection with the Loans made hereunder and (II) all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loans; provided that solely in the case of any actual or potential conflict of interest as determined by an affected Agent or Lender, such expenses may include the fees, charges and disbursements of one additional counsel (and one special counsel) for each similarly situated group of Agents and/or Lenders.

(b)Indemnification by the Borrower. The Borrower shall indemnify each Lender, each Agent and each of their Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented out-of-pocket expenses (which, in the case of legal expenses, shall be limited to the reasonable and documented fees, charges and disbursements of a single counsel for all Indemnitees and the reasonable and documented fees, charges and disbursements of a single special counsel for all Indemnitees in each relevant specialty (in each case except allocated costs of in-house counsel) for any of the foregoing); provided that solely in the case of any actual or potential conflict of interest as determined by the affected Indemnitee, such expenses may include the fees, charges and disbursements of one additional counsel for the affected Indemnitees as a whole incurred by any Indemnitee or asserted against any Indemnitee by any Person arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the Loans or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, brought by any Person (including the Borrower and its Affiliates), and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available for (A) losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (I) the gross negligence or willful misconduct of such Indemnitee or (II) a material breach under this Agreement or any other Loan Document by such Indemnitee (other than a material breach by the Administrative Agent) or disputes between and among Indemnitees (other than disputes against the Administrative Agent or any other Agent in such capacity or which involves an act or omission by the Borrower or its Affiliates) and (B) any settlement entered into by such person without the Borrower’s written consent (such consent not to be unreasonably withheld or delayed) and (iv) any increased costs, compensation or net payments incurred by or owed to any Indemnitee to the extent addressed in Sections 3.03, 3.04 or 3.05, except to the extent set forth therein. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section 10.04 to be paid by it to any Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any sub-agent thereof) in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent) in connection with such capacity. The obligations of Lenders under this clause (c) are subject to the provisions of Section 2.11(g).

(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, each party hereto shall not assert, and hereby waives, any claim against any other party or an Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, the Loans or the use of the proceeds thereof. No party hereto or Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)Payments. All amounts due under this Section 10.04 shall be payable by the Borrower on demand therefor.

(f)Survival. The agreements in the first sentence of Section 2.10(a), in Article III, in the penultimate sentence of Section 10.02(d), in this Section 10.04 and in Section 10.05 shall survive the repayment of all Obligations under the Loan Documents.

10.05.Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to an Agent or the Lenders (or an Agent on behalf of the Lenders), or a Lender or an Agent exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Lender or Agent in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

10.06.Successors and Assigns.

(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and a Lender may not assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section 10.06, (ii) by way of participation in accordance with the provisions of subsection (c) of this Section 10.06 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (d) of this Section 10.06 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (c) of this Section 10.06 and, to the extent expressly contemplated hereby, the Indemnitees and Affiliates of the Lenders and the Agents) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Assignments by a Lender. A Lender may at any time assign to one or more Eligible Assignees, all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it or Commitments hereunder held by it at the time) pursuant to an Assignment and Assumption with the consent of the Administrative Agent (not to be unreasonably withheld or delayed); provided that unless an Event of Default exists and is continuing or such assignment is to Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the consent of the Borrower, such consent not to be unreasonably withheld or delayed (and which will be deemed given with respect to the Lenders previously identified as acceptable by the Borrower in writing (with a copy to the Administrative Agent)) and each such assignment pursuant to this Section 10.06(b) shall be either (i) in an aggregate amount of not less than $10,000,000 or (ii) an assignment of all of a Lender’s rights and obligations hereunder. From and after the effective date specified in the Assignment and Assumption, and subject to the recordation thereof in the Register pursuant to Section 2.10(a), such Eligible Assignee shall be a party to this Agreement and, to the extent of the interest assigned by such Lender, have the rights and obligations of such Lender under this Agreement; provided that such Eligible Assignee shall not be entitled to receive greater amounts pursuant to Section 3.01 than those to which such Eligible Assignee’s assignor would have been entitled, at the time of the assignment, had no such assignment been made, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the assignment was effected. Such Lender shall, to the extent of the interest so assigned, be released from its obligations under this Agreement (and, in the case of an assignment of all of such Lender’s rights and obligations under this Agreement, shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to such Lender and the assignee (with a copy to the Administrative Agent), and shall execute and deliver any other documents reasonably necessary or appropriate to give effect to such assignment and to provide for the administration of this Agreement after giving effect thereto. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection (b) shall be treated for purposes of this Agreement as sale by such Lender of a participation in such rights and obligations in accordance with subsection (c) of this Section 10.06. Upon any assignment pursuant to this Section 10.06(b), (I) the applicable Eligible Assignee shall execute and deliver to the Borrower, the Calculation Agent and the Administrative Agent a joinder to each of the Security Agreement and the Collateral Account Control Agreement (unless (x) such Eligible Assignee elects to be an Agented Lender in the Assignment and Assumption entered into by such Eligible Assignee or (y) such Eligible Assignee is an existing Lender and such joinders are not required as a result of the existing Security Agreement and Collateral Account Control Agreement) as set forth in the Security Agreement and the Collateral Account Control Agreement, respectively, and (II) the Borrower shall deliver to such assignee a Form U-1 or Form G-3 Purpose Statement or, if applicable, an amendment to a Form U-1 or Form G-3 Purpose Statement previously delivered to such assignee in its capacity as a Lender hereunder, duly executed by a Responsible Officer (in each case, unless such assignee has confirmed that it does not require either such form). Any Lender that assigns any or all of its Loans pursuant to this Section 10.06(b) shall (unless and for so long as the applicable Eligible Assignee elects to be an Agented Lender) cooperate in good faith with the Agents to effect transfers of Collateral to Collateral Accounts under the control of such Eligible Assignee, including, for the avoidance of doubt, by submitting written instructions to the Custodian to effect the relevant transfers, and the assigning Lender and such Eligible Assignee hereby consent to such transfers. The Borrower hereby agrees to execute any such documents that may be reasonably requested to effect such transfers.  The Administrative Agent shall acknowledge an assignment reasonably promptly upon receipt of an Assignment and Assumption that is executed by the Borrower (except where such assignment is not subject to the consent of the Borrower pursuant to this Section 10.06(b) and such Assignment and Assumption so specifies, which such specification may be relied upon by the Administrative Agent without further inquiry).

(b)Participations. A Lender may at any time, with the prior written consent of the Borrower (unless an Event of Default exists and is continuing or such participation is to Lender or an Affiliate or Approved Fund of a Lender), such consent not to be unreasonably withheld or delayed, sell participations to any Eligible Assignee (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the portion of any Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the Borrower, the other Lenders and the Administrative Agent for the performance of such obligations and (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would require the consent of all of the Lenders or such Lender. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.03 (subject to the limitations and requirements of those Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.06; provided that the Participant (A) shall not be entitled to the benefits of Section 3.01 to the extent of any Taxes imposed as a result of such Participant’s failure to provide the forms required under Section 3.01(g) if it were a Lender (it being understood that the Participant shall provide such forms to the participating Lender instead of the Borrower), (B) agrees to be subject to the provisions of Section 3.05 as if it were an assignee under paragraph (b) of this Section, and (C) shall not be entitled to receive any greater payment under Section 3.01 or 3.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the

Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.05(b) with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower (and, to the extent the Borrower is disregarded for U.S. federal income tax purposes, of the Borrower’s regarded owner for U.S. federal income tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in the Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that the Loans or such other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c)Certain Pledges. A Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under a Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank.

(d)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Ratable Share of the Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this subsection (e), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(e)Delegation of Duties. Any Lender may perform all of its duties and exercise its rights and powers (including any such duties, rights and powers as an Applicable Lender, if applicable) by or through its Related Parties, and such delegation shall not, by itself, constitute an assignment; provided that no such delegation shall release a Lender from any of its obligations hereunder.

10.07.Confidentiality. The Lenders and the Agents agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to any other Lender or Agent or their respective Affiliates and to their and their Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable Laws or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (and its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the Custodian in its capacity as such or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.07 or (y) becomes available to a Lender or Agent or any of their Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section 10.07, “Information” means all information received from or on behalf of the Borrower or the Parent relating to the Borrower or the Parent, other than any such information that is available to a Lender or Agent on a nonconfidential basis prior to disclosure by the Borrower or the Parent or which is public information. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.08.Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any of its Affiliates to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or its Affiliates shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or any such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.13(b) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of a Lender and its Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09.Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If a Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of such Lender’s portion of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by a Lender exceeds the Maximum Rate, such Lender may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude Voluntary Prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

10.10.Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent, and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto (including, without limitation, each Person that is a Lender on the Closing Date, the Calculation Agent and the Borrower). Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document, or any certificate delivered hereunder or thereunder, via telecopy or email (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or certificate; provided that, without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

10.11.Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document required to be delivered pursuant hereto or thereto or required to be delivered in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lenders and the Agents, regardless of any investigation made by any Lender or Agent or on its behalf and notwithstanding that any Lender or Agent may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied.

10.12.Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13.Governing Law; Jurisdiction; Etc.

(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, RELATING TO, OR INCIDENTAL TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SUBSECTION (b) OF THIS SECTION 10.13. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN

SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.14.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

10.15.USA PATRIOT Act Notice. Each Lender and Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into Law October 26, 2001)) (the “USA PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or Agent to identify the Borrower in accordance with the USA PATRIOT Act. The Borrower agrees to provide such information and take such actions as are reasonably requested by such Lender or Agent in order to assist such Lender or Agent in maintaining compliance with its procedures, the USA PATRIOT Act and any other applicable Laws.

10.16.Bankruptcy Code. The parties hereto agree that, to the fullest extent permitted by applicable Law, this Agreement is a “securities contract” as such term is defined in Section 741(7) of the Bankruptcy Code, qualifying for protection under Section 555 of the Bankruptcy Code; all deliveries and transfers of cash, securities or other property and all payments and grants of security interests made or required to be made under or in connection with this Agreement and the other Loan Documents or contemplated hereby or thereby are “transfers” made and “margin payments” or “settlement payments” made “by or to (or for the benefit of)” a “financial institution” (each as defined in the Bankruptcy Code) within the meaning of Sections 362(b)(6) and/or (27) and Sections 546(e) and/or 546(j) of the Bankruptcy Code; and all obligations under or in connection with this Agreement and the other Loan Documents represent obligations in respect of “termination values”, “payment amounts” or “other transfer obligations” within the meaning of Sections 362 and 561 of the Bankruptcy Code.

10.17.No Recourse to Affiliates of Borrower. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THE AGENTS AND THE LENDERS AGREE AND UNDERSTAND THAT ANY AMOUNTS OWED, OR CLAIMS OR LIABILITIES INCURRED BY, THE BORROWER UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE SATISFIED FROM THE ASSETS OF THE BORROWER, AND NO RECOURSE WHETHER BY SETOFF OR OTHERWISE, SHALL BE HAD TO THE ASSETS OF ANY DIRECTOR, OFFICER, EMPLOYEE, SHAREHOLDER, INVESTMENT MANAGER, MEMBER, INDEPENDENT MANAGER OR LIMITED OR GENERAL PARTNER OF THE BORROWER, OR OF ANY OF THEIR RESPECTIVE AFFILIATES. THE LOANS ARE MADE WITH FULL RECOURSE TO

THE BORROWER AND CONSTITUTE DIRECT, GENERAL, UNCONDITIONAL AND UNSUBORDINATED INDEBTEDNESS OF THE BORROWER.

10.18.Conflicts. The parties acknowledge that (a) there is no hedging arrangement relating to any Loan between any Lender or any of its Affiliates on one hand and the Borrower or any of its Affiliates on the other hand, (b) there is no understanding between any Lender or any of its Affiliates on one hand and the Borrower or any of its Affiliates on the other hand regarding any hedging related to any Loan by any Lender or its Affiliates and (c) there is no arrangement or understanding for any Lender or its Affiliates to provide, and each Lender agrees not to provide and will use its reasonable best efforts to cause its Affiliates not to provide, the Borrower with any information regarding how, when or whether such Lender or its Affiliates hedges, or will hedge, any Loan; provided that neither the Borrower nor any Affiliate of the Borrower will request such information from the Lender or any Affiliate of the Lender. The Borrower will not seek to control or influence how, when or whether Lender will make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3) under the Exchange Act) under any Loan entered into under this Agreement, including any Lender’s decision to enter into any hedging transactions or to conduct foreclosure sales of any shares of Pledged Shares made in accordance with the terms of the Loan Documents. The Borrower acknowledges that: (i) during the term of the Loans, any Lender and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to its portion of the Loans; (ii) any Lender and its affiliates may also be active in the market for the Shares other than in connection with any hedging activities in relation to its portion of the Loans; (iii) any Lender shall make its own determination as to whether, when or in what manner any hedging or market activities in Shares or other securities shall be conducted and shall do so in a manner that it deems appropriate; and (iv) any market activities of any Lender and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the LTV Ratio, each in a manner that may be adverse to the Borrower.

10.19.Electronic Execution of Assignments and Certain Other Documents. The words “execute”, “execution”, “signed”, “signature” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, any Assignment and Assumption, amendment or other modification, Borrowing Request, waiver or consent) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

10.20.No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (a)(i) the services regarding this Agreement provided by the Administrative Agent, the Calculation Agent and the Lenders are arm’s-length commercial transactions between the Borrower, on the one hand, and the Administrative Agent, the Calculation Agent and the Lenders, on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) each of the Administrative Agent, the Calculation Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person, and (ii) none of the Administrative Agent, the Calculation Agent or any of the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) each of the Administrative Agent, the Calculation Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, the Calculation Agent nor any of the Lenders has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Calculation Agent, each of the Lenders or their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.21.Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

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SCHEDULE 10.02 TO
MARGIN LOAN AGREEMENT

ADDRESSES FOR NOTICES

BORROWER:

LBC Cheetah 6, LLC, as the Borrower

12300 Liberty Boulevard

Englewood, Colorado 80112

Attention: [Separately provided]

Telephone No.: [Separately provided]

Facsimile No.: [Separately provided]

Email: [Separately provided]

with a copy to:

LBC Cheetah 6, LLC, as the Borrower

12300 Liberty Boulevard

Englewood, Colorado 80112

Attention: [Separately provided]

Telephone No.: [Separately provided]

Facsimile No.: [Separately provided]

Email: [Separately provided]

Authorized persons for telephonic notices: [Separately provided]

ADMINISTRATIVE AGENT:

BNP Paribas, New York Branch, as Administrative Agent

BNP Paribas

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Email: [Separately provided]

with a copy to:

[Separately provided]

Strategic Equity Solutions

BNP Paribas

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Email: [Separately provided]

CALCULATION AGENT:

[Separately provided]

Strategic Equity Solutions

BNP Paribas

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Email: [Separately provided]

LENDERS:

BNP Paribas

[Separately provided]

Strategic Equity Solutions

BNP Paribas

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Email: [Separately provided]

Credit Agricole Corporate and Investment Bank

Credit Agricole Corporate and Investment Bank

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Email: [Separately provided]

Mizuho Bank, Ltd.

Mizuho Bank, Ltd.

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Email: [Separately provided]

With copies to:

Mizuho Securities USA LLC

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Email: [Separately provided]

Mizuho Securities USA LLC

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Email: [Separately provided]

SCHEDULE 10.02 - 2

Royal Bank of Canada

Royal Bank of Canada

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Email: [Separately provided]

with copies to:

Royal Bank of Canada

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Email: [Separately provided]

JPMorgan Chase Bank, N.A., London Branch

JPMorgan Chase Bank, N.A., London Branch

SEF Trading

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Email: [Separately provided]

with a copy to:

JPMorgan Chase Bank, N.A., London Branch

Structured Equity Financing

[Separately provided]

Attention: [Separately provided]

Email: [Separately provided]

MUFG Bank, Ltd.

MUFG Bank, Ltd.

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Email: [Separately provided]

Bank of America, N.A.

Bank of America, N.A.

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Email: [Separately provided]

SCHEDULE 10.02 - 3

with a copy to:

Bank of America, N.A.

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Email: [Separately provided]

Canadian Imperial Bank of Commerce

Canadian Imperial Bank of Commerce

[Separately provided]

[Separately provided]

Telephone No.: [Separately provided]

Email: [Separately provided]

with copies to:

Canadian Imperial Bank of Commerce

[Separately provided]

Attention: [Separately provided]

Email: [Separately provided]

[Separately provided]

Attention: [Separately provided]

Email: [Separately provided]

Citibank, N.A.

Citibank, N.A.

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Email: [Separately provided]

Deutsche Bank AG, London Branch

Deutsche Bank AG, London Branch

[Separately provided]

Attention: [Separately provided]

Email: [Separately provided]

With a copy to: [Separately provided]

Morgan Stanley Bank, N.A.

Morgan Stanley Bank, N.A.

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Email: [Separately provided]

SCHEDULE 10.02 - 4

with copies to:

[Separately provided]

Attention: [Separately provided]

Email: [Separately provided]

In each case, with copies to the following:

[Separately provided]

Société Générale

Société Générale

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Email: [Separately provided]

with a copy to the following email addresses:

[Separately provided]

SCHEDULE 10.02 - 5